UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC 20549

                                SCHEDULE 14A

                               (RULE 14a-101)
                         SCHEDULE 14A INFORMATION

                 Proxy Statement Pursuant to Section 14(a)
                  of the Securities Exchange Act of 1934

Filed by the Registrant [x]

Filed by a Party other than the Registrant

Check the appropriate box:

 [x]  Preliminary Proxy Statement.

      Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)).

      Definitive Proxy Statement.

      Definitive Additional Materials.

      Soliciting Material Pursuant to Section 240.14a-12.


                            MITY ENTERPRISES, INC.

              (Name of Registrant as Specified in its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee  (Check the appropriate box):

  No fee required.

 [x] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

 (1)  Title of each class of securities to which transaction applies:

          common stock, par value $.01 per share, of MITY Enterprises, Inc.

 (2)  Aggregate number of securities to which transaction applies:

          3,335,698 shares of common stock issued and outstanding and 442,589 shares of common stock subject to outstanding options

 (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         The proposed maximum aggregate value of the transaction is determined and based upon the sum of (a) the product of 3,335,698 shares of MITY Common Stock and $21.50 per share (equal to $71,717,507) and (b) the product of options to purchase 442,589 shares of MITY Common Stock with exercise prices less than $21.50 per share and $8.28 (which is the difference between $21.50 and the weighted average exercise price of $13.22 per share) (equal to $3,664,637), which is $75,382,144.
         The payment of the filing fee, calculated in accordance with Exchange Act Rule 0-11(c)(1) was calculated by multiplying the proposed maximum aggregate value of the transaction by 0.0000307.

 (4)  Proposed maximum aggregate value of transaction:

         $75,382,144

 (5)  Total fee paid:

         $2,314.23

      Fee paid previously with preliminary materials.

      Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)     Amount Previously Paid:
     (2)     Form, Schedule or Registration Statement No.:
     (3)     Filing Party:
     (4)     Date Filed:


                      [MITY ENTERPRISES LOGO OMITTED]


                          MITY ENTERPRISES, INC.
                           1301 WEST 400 NORTH
                            OREM, UTAH 84057


DEAR SHAREHOLDER:

You are cordially invited to attend the special meeting of shareholders of MITY Enterprises, Inc., to be held on [ ], 2007, at [__:00 __.m.] (Mountain
Time), at our corporate headquarters located at 1301 West 400 North, Orem, Utah 84057. At the special meeting you will be asked to consider and vote upon a proposal to approve an Agreement and Plan of Merger, dated as of May 2, 2007, pursuant to which FP Merger Sub, Inc. will be merged with and into MITY, with MITY surviving as a wholly owned subsidiary of MLE Holdings, Inc.

If the merger agreement is approved, each outstanding share of MITY common stock will be converted into the right to receive $21.50 in cash, without interest.

MITY'S BOARD OF DIRECTORS HAS UNANIMOUSLY DETERMINED THAT THE MERGER IS ADVISABLE AND IN THE BEST INTERESTS OF MITY AND ITS SHAREHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT.

Approval of the merger agreement requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of MITY common stock. Each share of MITY common stock is entitled to one vote on all matters to come before the special meeting.

Certain shareholders of MITY, including the executive officers and directors of MITY, listed below under "The Voting Agreements" have executed voting agreements with MLE Holdings to vote their MITY common stock in favor of approval of the merger agreement and against any other acquisition proposal and have provided MLE Holdings with an irrevocable proxy to vote their stock. As of the date of the merger agreement, these shareholders owned approximately 29% of the voting power of the common stock of MITY entitled to vote at the special meeting.

MITY's board of directors has fixed the close of business on [ ], 2007, as the record date for the purpose of determining shareholders entitled to receive notice of and to vote at the special meeting or any adjournment or postponement thereof.

The accompanying Notice of Special Meeting and Proxy Statement provides you with detailed information about the special meeting and the proposed merger. PLEASE GIVE THIS MATERIAL YOUR CAREFUL ATTENTION AND CONSIDERATION.

YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES OF MITY COMMON STOCK YOU OWN. A failure to vote will count as a vote against approval of the merger agreement. Accordingly, you are requested promptly to complete, sign and date the enclosed proxy card and return it in the envelope provided, whether or not you plan to attend the special meeting.

IF YOUR SHARES ARE HELD IN "STREET NAME" BY YOUR BROKER, YOUR BROKER WILL BE UNABLE TO VOTE YOUR SHARES WITHOUT INSTRUCTION FROM YOU. YOU SHOULD INSTRUCT YOUR BROKER TO VOTE YOUR SHARES, FOLLOWING THE PROCEDURES PROVIDED BY YOUR BROKER. FAILURE TO INSTRUCT YOUR BROKER TO VOTE YOUR SHARES WILL HAVE EXACTLY THE SAME EFFECT AS VOTING AGAINST THE APPROVAL OF THE MERGER PROPOSAL.

Thank you for your cooperation.

                                        Sincerely,


                                        Bradley T Nielson
                                        President and Chief Executive Officer


          The accompanying proxy statement is dated [ ], 2007, and is first being mailed to shareholders of MITY on or about [ ], 2007.


                         [MITY ENTERPRISES LOGO OMITTED]


                             MITY Enterprises, Inc.
                              1301 West 400 North
                               Orem, Utah 84057

                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON [ ], 2007

TO THE SHAREHOLDERS OF MITY ENTERPRISES, INC.:

NOTICE IS HEREBY GIVEN that a special meeting of shareholders of MITY Enterprises, Inc., a Utah corporation, will be held on [ ], 2007, at [__:00 __.m.] (Mountain Time) at our corporate headquarters located at 1301 West 400 North, Orem, Utah 84057, for the following purposes:

1. To consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of May 2, 2007, by and among MLE Holdings, Inc., FP Merger Sub, Inc. and MITY, pursuant to which FP Merger Sub will merge with and into MITY, with MITY surviving as a wholly owned subsidiary of MLE Holdings. Upon completion of the merger, each outstanding share of MITY common stock will be converted into the right to receive $21.50 in cash, without interest. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement.

2. To approve the adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies in support of Item 1 if there are insufficient votes at the time of the meeting to adopt the merger agreement.

3. To transact such other business as is properly presented at the special meeting or any adjournment or postponement of the special meeting.

Under Utah law, the affirmative vote of holders of a majority of the shares of MITY's common stock outstanding and entitled to vote at the special meeting is necessary to approve the merger proposal.

Only shareholders of record at the close of business on [ ], 2007 are entitled to notice of and to vote at the special meeting and at any adjournment or postponement of the special meeting. All shareholders are cordially invited to attend the special meeting in person. However, to assure your representation at the special meeting in case you cannot attend, you are requested promptly to complete, sign and date the enclosed proxy card and return it in the envelope provided, whether or not you plan to attend.

MITY shareholders have the right to dissent from the merger and obtain payment in cash of the fair value of their shares of MITY common stock under applicable provisions of Utah law. This amount could be more, the same as or less than the amount a shareholder would be entitled to receive under the terms of the merger agreement. A copy of the applicable Utah statutory provision is included as Annex D to the accompanying proxy statement, and a summary of these provisions can be found under "Dissenters' Rights" in the accompanying proxy statement.

                                   By Order of the Board of Directors,


                                   Gregory D. Dye
                                   Corporate Secretary

Orem, Utah
[ ], 2007

    PLEASE DO NOT SEND IN YOUR STOCK CERTIFICATES AT THIS TIME. IF THE MERGER AGREEMENT IS APPROVED, YOU WILL BE SENT INSTRUCTIONS REGARDING
                 THE SURRENDER OF YOUR STOCK CERTIFICATES.


                       [MITY ENTERPRISES LOGO OMITTED]

                            MITY ENTERPRISES, INC.
                             1301 WEST 400 NORTH
                              OREM, UTAH 84057

                               PROXY STATEMENT

                     FOR SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD ON [ ], 2007



                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER

SUMMARY

 The Parties to the Merger
 Proposed Acquisition
 Unanimous Board Recommendation
 Reasons for the Merger
 Opinion of MITY's Financial Advisor
 The Special Meeting of Shareholders
 Voting Agreements
 Dissenters' Rights
 Material United States Federal Income Tax Consequences
 When the Merger Will Be Completed
 Conditions to Completion of the Merger
 Required Regulatory Approvals
 Interests of Certain Persons in the Merger
 Procedure for Receiving Merger Consideration
 No Solicitation
 Termination of the Merger Agreement
 Termination Fee; Expenses

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

THE PARTIES TO THE MERGER

 MITY Enterprises, Inc.
 MLE Holdings, Inc.
 FP Merger Sub, Inc.

THE SPECIAL MEETING OF MITY SHAREHOLDERS

 Place, Date, Time and Purpose of the Special Meeting
 Who Can Vote at the Special Meeting
 Quorum; Vote Required
 How You Can Vote
 How You May Revoke or Change Your Vote
 Proxy Solicitation

THE MERGER

 Background of the Merger
 Unanimous Board Recommendation
 MITY's Reasons for the Merger
 Opinion of MITY's Financial Advisor
 Interests of Certain Persons in the Merger
 Material United States Federal Income Tax Consequences
 Required Regulatory Approvals

THE MERGER AGREEMENT

 The Merger
 Completion and Effectiveness of the Merger
 Treatment of Options
 Exchange of MITY Stock Certificates for the Merger Consideration
 Representations and Warranties
 Conduct of MITY'S Business Before Completion of the Merger
 Limitation on MITY'S Ability to Consider Other Acquisition Proposals Financing of the Merger
 Conditions to Completion of the Merger
 Termination of the Merger Agreement
 Termination Fee; Expenses
 Modification or Amendment

THE VOTING AGREEMENTS

MARKET PRICE FOR MITY COMMON STOCK

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

DISSENTERS' RIGHTS

OTHER MATTERS

WHERE YOU CAN FIND MORE INFORMATION



                   QUESTIONS AND ANSWERS ABOUT THE MERGER

1.     WHY DID YOU SEND ME THIS PROXY STATEMENT?

You are being asked to vote on the approval of the Agreement and Plan of Merger, dated as of May 2, 2007, entered into by and among MLE Holdings, Inc., a Delaware corporation, FP Merger Sub, Inc., a Utah corporation and MITY Enterprises, Inc., pursuant to which Merger Sub will merge with and into MITY, with MITY surviving as a wholly owned subsidiary of Parent.

2.     WHEN AND WHERE WILL THE SPECIAL MEETING BE HELD?

The special meeting will be held on [ ], 2007 at [__:00 __.m.] (Mountain
Time), at our corporate headquarters located at 1301 West 400 North, Orem, Utah 84057.

3.     MAY I ATTEND THE SPECIAL MEETING?

Yes. All shareholders of record as of the close of business on [ ], 2007, the record date for the special meeting, may attend the special meeting. In order to be admitted to the special meeting, you will be required to show a form of personal identification.

4.     WHO CAN VOTE AT THE SPECIAL MEETING?

You can vote at the special meeting if you owned shares of MITY common stock at the close of business on [ ], 2007, the record date for shareholders entitled to vote at the special meeting. As of the close of business on the record date, there were [ ] shares of MITY common stock outstanding.

5.     WHAT WILL I RECEIVE FOR MY MITY COMMON STOCK IN THE MERGER?

If the merger agreement is approved, each outstanding share of MITY common stock will be converted into the right to receive $21.50 in cash, without interest. The cash you receive in the merger in exchange for your shares of MITY common stock, to the extent it exceeds your tax basis in the shares exchanged, generally will be subject to United States federal income tax and also may be taxed under applicable state, local and foreign tax laws.

6.     WHAT VOTE IS REQUIRED FOR MITY SHAREHOLDERS TO APPROVE THE MERGER
       AGREEMENT?

The affirmative vote of holders of a majority of the shares of MITY common stock outstanding at the close of business on [ ], 2007, the record date for the special meeting, is necessary to approve the merger proposal. At the close of business on the record date, there were [ ] shares of MITY common stock outstanding and entitled to vote.

Certain shareholders of MITY, including the executive officers and directors of MITY, listed below under "The Voting Agreements" have executed voting agreements with MLE Holdings to vote their MITY common stock in favor of approval of the merger agreement and against any other acquisition proposal and have provided MLE Holdings with an irrevocable proxy to vote their stock.

As of the date of the merger agreement, these shareholders owned approximately 29% of the voting power of the common stock of MITY entitled to vote at the special meeting. See "The Voting Agreements" for more information on the voting agreements with these shareholders.

7.     WHAT HAPPENS IF I DO NOT VOTE?

If you fail to vote, your shares will not be counted for purposes of determining whether a quorum is present at the special meeting. In addition, the failure to vote will have the same effect as a vote "AGAINST" approval of the merger agreement. Proxies returned to MITY but not marked to indicate your voting preference will be counted as votes "FOR" approval of the merger agreement.

8.     WHAT CONSTITUTES A QUORUM AT THE MEETING?

The presence at the meeting, in person or represented by proxy, of the holders of a majority of our common stock outstanding on the record date will constitute a quorum for purposes of the meeting. For purposes of determining whether a quorum exists, proxies received but marked "withhold" or "abstain" and so-called "broker non-votes" (i.e., shares held by a broker nominee which are represented at the meeting, but with respect to which such broker or nominee is not empowered to vote on a particular proposal) will be counted as present.

9. IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY SHARES FOR ME?

Your broker can vote your shares only if you provide instructions on how to vote. You should instruct your broker on how to vote your shares using the instructions provided by your broker. If you do not instruct your broker to vote your shares, it has the same effect as a vote "AGAINST" approval of the merger agreement.

10.     HOW DO I VOTE MY 401(K) SHARES?

If you participate in our 401(k) plan and hold our common shares within that account, you will receive a proxy card that covers MITY shares allocated to your account. Properly completed and signed proxy cards will instruct the plan trustees on how to vote any shares allocated to your account. If you do not return your proxy card, the plan trustees will vote the shares allocated to your account in their discretion. The cash received in the merger by the 401(k) plan for the shares will be allocated to your account in the plan and will not result in a taxable event. You will then be able to invest the cash among the other investment offerings under the plan.

11.     HOW IS THE COMPANY SOLICITING PROXIES?

MITY will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, by telephone, or by facsimile, and we may reimburse brokerage firms and other persons holding shares of our common stock in their names or those of their nominees for their reasonable expenses in forwarding soliciting materials to the beneficial owners.

12.     HOW MANY VOTES DO I HAVE?

You have one vote for each share of common stock you own as of the record date.

13.     HOW ARE VOTES COUNTED?

Votes will be counted by the inspector of election appointed for the special meeting, who will separately count "FOR" and "AGAINST" votes, abstentions and broker non-votes. A "broker non-vote" occurs when a nominee holding shares for a beneficial owner does not receive instructions with respect to the merger proposal from the beneficial owner. Because under Utah law approval of the merger agreement requires the affirmative vote of holders of a majority of the shares of MITY common stock, the failure to vote, broker non-votes and abstentions will have exactly the same effect as voting "AGAINST" the merger proposal.

14.     WHO WILL SERVE AS INSPECTOR OF ELECTIONS?

MITY's Corporate Secretary will count the votes and act as inspector of election. He may be assisted by others as directed by the board of directors.

15.     CAN I CHANGE MY VOTE AFTER I HAVE MAILED MY PROXY CARD?

Yes. You can change your vote at any time before your proxy is voted at the special meeting. You may revoke your proxy by notifying the Corporate Secretary of MITY in writing or by submitting a new proxy dated after the date of the proxy being revoked. In addition, your proxy will be revoked by you if you attend the special meeting and vote in person. However, simply attending the special meeting without voting will not revoke a proxy you submitted prior to the special meeting. If you have instructed a broker to vote your shares, you must follow the instructions received from that broker to change your vote.

16.     DO I NEED TO ATTEND THE MITY SPECIAL MEETING IN PERSON?

No. It is not necessary for you to attend the special meeting to vote your shares if MITY has previously received your proxy, although you are welcome to attend.

17.     WHEN WILL HOLDERS OF MITY COMMON STOCK RECEIVE THE MERGER
        CONSIDERATION?

MITY and Parent are working to complete the merger as soon as possible. Although we expect to complete the merger by August 2, 2007, the merger is subject to receipt of shareholder and regulatory approvals and other conditions, and MITY cannot predict the exact time of the merger's completion. Following closing of the merger, you will receive instructions on how to receive your cash payment in exchange for your shares of MITY common stock.

18.     SHOULD I SEND IN MY MITY COMMON STOCK CERTIFICATES NOW?

No. After the merger is completed, [ ], the paying agent appointed by Merger Sub, will send written instructions for surrendering your MITY common stock certificates.

19.     WHO WILL OWN MITY AFTER THE MERGER?

After the merger, MITY will be a wholly owned subsidiary of MLE Holdings. Upon completion of the merger, shareholders of MITY will no longer have any equity or ownership interest in MITY.

20. WHAT ARE THE CONSEQUENCES OF THE MERGER TO MEMBERS OF MITY'S MANAGEMENT AND BOARD OF DIRECTORS?

The merger agreement requires that, upon completion of the merger, each MITY director shall resign from his or her position as a director. It is anticipated that the members of the management team will continue in their current positions.

21.     WILL I OWE TAXES AS A RESULT OF THE MERGER?

The merger will be a taxable transaction to you for United States federal income tax purposes and may also be taxable under applicable state, local and foreign tax laws. The receipt of cash as a result of exercising your dissenter's rights will also be a taxable transaction. In general, for United States federal income tax purposes, you will recognize a gain or loss equal to the difference, if any, between the amount of cash you receive and your adjusted tax basis in your shares of MITY common stock surrendered. We recommend that you read the section titled "Material United States Federal Income Tax Considerations" in this proxy statement for a more detailed explanation of the tax consequences of the merger. You should consult your own tax advisor regarding the specific tax consequences of the merger applicable to you in light of your particular circumstances.

22.     WHAT DO I NEED TO DO NOW?

After carefully reading and considering the information contained in this proxy statement, please vote your shares as soon as possible by signing, dating and returning the enclosed proxy card.

23.     WHO CAN HELP ANSWER MY QUESTIONS?

If you have additional questions about the merger or other matters discussed in this proxy statement after reading this proxy statement, you should contact:

     MITY Enterprises, Inc.
     Attention:  Bradley T Nielson
     1301 West 400 North
     Orem, Utah 84057
     Phone: (800) 327-1692


                                     SUMMARY

This summary does not contain all of the information that is important to you. We urge you to read the entire proxy statement carefully to fully understand the merger. We also encourage you to read the merger agreement attached as ANNEX A to this proxy statement, as it is the legal document that governs the merger.

THE PARTIES TO THE MERGER (SEE PAGE 5)

MITY Enterprises, Inc.

MITY Enterprises, Inc. is a Utah corporation that is referred to in this proxy statement, along with its subsidiaries, as "MITY," "we," "us," and "our." Our principal executive offices are located at 1301 West 400 North, Orem, Utah 84057, and our telephone number is (801) 224-0589. Our common stock is traded on The Nasdaq Stock Market under the symbol "MITY." MITY, together with its subsidiaries, designs, manufactures and markets premium quality, innovative institutional furniture created to meet the efficiency needs of our customers.

MLE Holdings, Inc.

MLE Holdings, Inc. is a Delaware corporation, referred to in this proxy statement as Parent. Parent's principal executive offices are located at 3098
W. Executive Parkway, Suite 200, Lehi, Utah 84043. The telephone number of the principal executive offices is (801) 407-8400. Parent is an affiliate of Sorenson Capital Partners, L.P. and Peterson Partners LP.

FP Merger Sub, Inc.

FP Merger Sub, Inc. is a Utah corporation, referred to in this proxy statement as Merger Sub. Merger Sub's principal executive offices located at 3098 W. Executive Parkway, Suite 200, Lehi, Utah 84043. Merger Sub is a wholly owned subsidiary of Parent formed solely for the purpose of engaging in the merger. Merger Sub has not engaged in any prior activities other than in connection with and as contemplated by the merger agreement.

PROPOSED ACQUISITION (SEE PAGE 35)

 - Shareholder Vote. You are being asked to vote to approve a merger agreement whereby MITY will be acquired by Parent through the merger of Merger Sub with and into MITY. MITY will be the surviving entity in the merger and will become a wholly owned subsidiary of Parent.

 - Consideration for Your Stock. If the merger agreement is approved and the merger is subsequently completed, each outstanding share of MITY common stock will be cancelled and converted automatically into the right to receive $21.50 in cash.

 -  Stock Options and Other Equity-Based Awards.

None of the outstanding options to purchase shares of MITY common stock granted under any stock option plan or otherwise will be assumed by Parent. Accordingly, immediately prior to the effectiveness of the merger, each outstanding option that has a per-share exercise price less than the merger consideration shall become immediately vested and exercisable in full. Shares of MITY common stock issued pursuant to the exercise of MITY stock options prior to the effectiveness of the merger will also be converted into the right to $21.50 in cash, without interest. At the time of the effectiveness of the merger, all outstanding options shall be cancelled pursuant to the terms of the plan under which such options were granted. In consideration of such cancellation, each holder of a vested option shall be entitled to a cash payment as described below under "The Merger Agreement-Treatment of Options." The vesting schedule of all options shall be accelerated as required under the terms of the options and option plans as in effect on the date hereof.

UNANIMOUS BOARD RECOMMENDATION (SEE PAGE 22)

After careful consideration, the MITY board of directors has unanimously determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of MITY and its shareholders. Accordingly, the MITY board of directors has unanimously approved the merger agreement and unanimously recommends that MITY shareholders vote "FOR" approval of the merger agreement.

REASONS FOR THE MERGER (SEE PAGE 22)

The board of directors of MITY has unanimously determined that the merger is fair to, and in the best interests of, MITY and its shareholders. In arriving at its determination, the board of directors of MITY considered a number of factors, including the material factors described below under "The Merger-MITY's Reasons for the Merger."

OPINION OF MITY'S FINANCIAL ADVISOR (SEE PAGE 24)

D.A. Davidson & Co. ("D.A. Davidson") delivered its opinion to the MITY board of directors that, as of May 2, 2007 and based upon and subject to the factors and assumptions set forth in the opinion, the merger consideration to be received by the holders of MITY common stock pursuant to the merger agreement was fair, from a financial point of view, to such holders.

The full text of the written opinion of D.A. Davidson, dated May 2, 2007, which sets forth assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this proxy statement. D.A. Davidson provided its opinion for the information of the MITY board of directors in connection with its consideration of the merger and is not intended to be and does not constitute a recommendation of the merger to the Company or its shareholders, nor does it constitute a recommendation to any shareholder of MITY as to how such shareholder should vote on any matter relating to the merger. Pursuant to an engagement letter between MITY and D.A. Davidson, MITY has agreed to pay D.A. Davidson a transaction fee, the principal portion of which is payable upon consummation of the transaction.

THE SPECIAL MEETING OF MITY SHAREHOLDERS (SEE PAGE 14)

Place, Date and Time. The special meeting will be held at our corporate headquarters located at 1301 West 400 North, Orem, Utah 84057 at [__:00 __.m.] (Mountain Time) on [ ], 2007.

Who Can Vote at the Meeting. You can vote at the special meeting all of the shares of MITY common stock you own of record as of [ ], 2007, which is the record date for the special meeting. If you own shares that are registered in someone else's name, for example, a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. As of the close of business on [ ], 2007, there were [ ] shares of MITY common stock outstanding held by approximately [ ] shareholders.

What Vote is Required for Approval of the Merger Agreement. The approval of the merger agreement requires the affirmative vote of a majority of the voting power of the outstanding shares of MITY common stock. The failure to vote has the same effect as a vote against approval of the merger agreement.

Procedure for Voting. You can vote your shares by: (1) signing and dating the enclosed proxy card and mailing it or (2) attending the special meeting and voting in person. You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise the Secretary of MITY in writing, or deliver a new proxy, dated after the date of the proxy being revoked, before your common stock has been voted at the special meeting, or you must attend the special meeting and vote your shares in person. Merely attending the special meeting without voting will not constitute revocation of a proxy submitted prior to the special meeting.

VOTING AGREEMENTS (SEE PAGE 49)

Certain shareholders of MITY, including the executive officers and directors of MITY, listed below under "The Voting Agreements" (the "Voting Agreement Shareholders") have executed voting agreements to vote their MITY common stock in favor of approval of the merger agreement and against any other acquisition proposal and have provided MLE Holdings with an irrevocable proxy to vote their stock.

As of May [ ], 2007, these Voting Agreement Shareholders owned approximately [29%] of the voting power of the common stock of MITY entitled to vote at the special meeting. See "The Voting Agreements" for more information on the voting agreements with the Voting Agreement Shareholders. A copy of the form of voting agreement is attached as Annex B to this proxy statement.

DISSENTERS' RIGHTS (SEE PAGE 54)

Utah law provides you with dissenters' rights in connection with the merger. This means that if you are not satisfied with the amount of cash you will receive in the merger, you are entitled demand payment of the fair value of your shares, as may be determined by judicial appraisal. The "fair value" of MITY common stock may be more than, less than or equal to the $21.50 merger consideration you would have received for each of your shares in the merger if you had not exercised your dissenters' rights. In order to properly perfect and exercise your dissenters' rights, you must give written demand for payment for your shares before the taking of the vote on the merger at the special meeting, you must not vote in favor of approval of the merger agreement, and you must comply with other applicable provisions of Utah law. Your failure to follow exactly the procedures specified under Utah law will result in the loss of your dissenters' rights. A copy of the applicable Utah statutory provision is included as Annex D to this proxy statement.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE 33)

In general, for United States federal income tax purposes, you will recognize a gain or loss as a result of the merger equal to the difference, if any, between the cash you receive in the merger and your adjusted tax basis in your shares of MITY common stock. You should consult your own tax advisor regarding the specific tax consequences of the merger applicable to you in light of your particular circumstances.

WHEN THE MERGER WILL BE COMPLETED (SEE PAGE 36)

We are working to complete the merger as soon as possible. Although we expect to complete the merger by August 2, 2007, the merger is subject to receipt of shareholder and regulatory approvals and satisfaction of other conditions, including the conditions described immediately below. We cannot predict the exact time of the merger's completion.

CONDITIONS TO COMPLETION OF THE MERGER (SEE PAGE 44)

The completion of the merger depends on a number of conditions being satisfied, including the following:

 - MITY shall have obtained the approval of the holders of a majority of the outstanding shares of MITY common stock;

 - no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent, that is then in effect and has the effect of preventing or prohibiting consummation of the merger or otherwise imposing material limitations on the ability of Merger Sub and Parent effectively to acquire or hold MITY's business and the business of its subsidiaries;

 - all material consents, approvals, permits of, authorizations from, notifications to and filings with any governmental authorities required to be made or obtained prior to the consummation of the merger shall have been made or obtained;

 - any waiting period (and any extension thereof) under the Hart-Scott-Rodino Act or merger control or competition laws or regulations applicable to the consummation of the merger shall have expired or terminated;

 - the truth and correctness of the representations and warranties of MITY, Parent and Merger Sub in the merger agreement, subject to the materiality and material adverse effect standards provided in the merger agreement;

 - the performance by MITY, Parent and Merger Sub in all material respects of its obligations under the merger agreement;

 - the receipt by MITY of certain specified third-party consents and approvals;

 - the holders of not more than 10% of the outstanding MITY common shares shall have exercised dissenters' rights for their common shares;

 -  no material adverse effect as to MITY shall have occurred;

 - there shall not be pending any suit, action or proceeding that has a reasonable likelihood of resulting in an adverse judgment against MITY, Parent or Merger Sub, that challenges or seeks to restrain or prohibit the consummation of the merger, that seeks to prohibit or limit the ownership or operation by MITY of any material portion of its business or assets or that seeks to impose limitations on the ability of Parent or Merger Sub to acquire or hold, or exercise full rights of ownership of, any of the MITY's commons shares;

 - MITY has satisfied the minimum EBITDA requirement set forth as a condition precedent in the terms of the debt commitment letter; and

 -  MITY and its subsidiaries have net debt of less than $7,185,000.

REQUIRED REGULATORY APPROVALS (SEE PAGE 35)

The merger is subject to review under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, which we refer to as the "Hart-Scott-Rodino Act." The parties filed their respective notification and report forms with the Federal Trade Commission, which we refer to as the "FTC", and the Antitrust Division of the U.S. Department of Justice, which we refer to as the "DOJ", under the Hart-Scott-Rodino Act on May 11, 2007.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE 32)

Some of MITY's directors and executive officers have interests in the merger that are different from, or are in addition to, those of MITY shareholders generally. These interests include the vesting of options and cash payouts of vested amounts under MITY's 1997 Stock Incentive Plan and 2006 Stock Incentive Plan and rights to continued indemnification and insurance coverage. Further, it is anticipated that most of the Company's current management will remain in their respective positions with the Company following the completion of the merger and, though no agreements with Parent have been reached, may receive equity compensation in connection with such employment.

PROCEDURE FOR RECEIVING MERGER CONSIDERATION (SEE PAGE 37)

Merger Sub has appointed [ ] as paying agent to coordinate the payment of the cash merger consideration to holders of shares of MITY common stock that are not dissenting shares following the merger. The paying agent will send written instructions for surrendering your MITY common stock certificates and obtaining the cash merger consideration after we have completed the merger.

NO SOLICITATION (SEE PAGE 41)

In the merger agreement, MITY has agreed, subject to limited exceptions, that it will not, nor will it permit any of its officers and directors or its subsidiaries to, and that it will use its best efforts to cause its and its subsidiaries' employees, agents and representatives not to, directly or indirectly, take certain actions with respect to any "Acquisition Proposal," as that term is defined in the merger agreement.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE 46)

MITY, Parent and Merger Sub can mutually agree at any time to terminate the merger agreement without completing the merger, even if the shareholders of MITY have approved it. Also, under certain circumstances, either MITY, on the one hand, or Parent or Merger Sub, on the other hand, can decide, without the consent of the other, to terminate the agreement prior to the closing of the merger, even if the shareholders of MITY have approved the merger agreement.

TERMINATION FEE; EXPENSES (SEE PAGE 47)

MITY is required to reimburse Parent and Merger Sub for their reasonable documented out-of-pocket expenses up to $700,000 if:

 - Any party terminates the merger agreement because the shareholders fail to approve the merger agreement regardless whether an alternative proposal regarding the acquisition of MITY has been made and publicly disclosed to shareholders and not subsequently withdrawn in advance of the shareholders' meeting; or

 - Parent or Merger Sub terminates the merger agreement because MITY has failed to cure a material breach of its representations and warranties or covenants contained in the merger agreement within 30 days' advance notice, other than its obligations concerning nonsolicitation of other bidders, in which case a termination fee would be payable as described below.

MITY is required to pay a termination fee of $1,450,000 to Parent if:

 - Parent or Merger Sub terminates the merger agreement because the MITY board of directors (i) publicly withdraws or changes its favorable recommendation of the merger agreement, (ii) fails to publicly confirm such favorable recommendation within ten business days after a written request by Merger Sub and parent, (iii) fails to take any action with respect to or to publicly recommend against any alternative proposal within ten business days of public disclosure of such acquisition proposal, (iv) approves or recommends to the shareholders any alternative proposal, or (v) fails to call a shareholders' meeting to approve the merger agreement within 35 days of mailing the definitive proxy statement or fails to mail the definitive proxy statement within ten days of being cleared by SEC or fails to include in the proxy statement its favorable recommendation of the merger agreement;

 - Parent or Merger Sub terminates the merger agreement because MITY has materially breached its nonsolicitation of other bidders obligations under the merger agreement (see "The Merger Agreement-Limitation on MITY's Ability to Consider Other Acquisition Proposals");

 - MITY terminates the merger agreement in order to pursue an alternative proposal that, in accordance with the terms of the merger agreement, the MITY board of directors has determined to be superior to the merger;

 - Any party terminates the merger agreement after October 2, 2007, the expiration date of the merger agreement, and prior to the shareholders' meeting an alternative proposal has been made and MITY enters into a definitive agreement or completes a transaction for such alternative proposal within 12 months of the termination of the merger agreement; or

 - Any party terminates the merger agreement because the shareholders fail to approve the merger agreement and prior to the shareholders' meeting an alternative proposal has been made and publicly disclosed to shareholders and not subsequently withdrawn and MITY enters into a definitive agreement or completes a transaction for such alternative proposal within 12 months of the termination of the merger agreement, provided that the amount payable to Parent in such case will be $1,450,000 less any expenses of Parent and Merger Sub previously reimbursed by MITY as described above.

Parent is required to pay an $815,000 fee to MITY if:

 - MITY terminates the merger agreement if Parent or Merger Sub has failed to cure a material breach of its representations and warranties or covenants contained in the merger agreement within 30 days' advance notice; or

 - the conditions to closing contained in the merger agreement have been satisfied, or will be satisfied at closing, and Parent and Merger Sub fail to close because they have failed to obtain financing to complete the merger.



          CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION

This proxy statement contains forward-looking statements related to, among other things, the completion of the merger and the other transactions contemplated by the merger agreement. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). You should consider carefully the following cautionary statements as you consider whether to approve the merger agreement.

Investors are cautioned that forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from those contemplated in the forward-looking statements. Such risks include, but are not limited to, the ability of the parties to the merger agreement to satisfy the conditions to closing specified in the merger agreement and other risks and uncertainties outlined in the Company's documents filed with the Securities and Exchange Commission (SEC), including the Company's most recent annual report on Form 10-K for the fiscal year ended March 31, 2006, and its subsequent quarterly reports on Form 10-Q and current reports on Form 8-K as filed with the SEC.

All forward-looking statements and other information in this proxy statement are based upon information available as of the date of this proxy statement. Such information may change or become invalid after the date of this proxy statement, and, by making these forward-looking statements, the Company undertakes no obligation to update these statements after the date of this proxy statement.



INTRODUCTION

This proxy statement and the accompanying form of proxy are being furnished to the holders of shares of MITY common stock, $0.01 par value, in connection with the solicitation of proxies by the board of directors for use at the special meeting of the shareholders of MITY to be held at 1301 West 400 North, Orem, Utah 84057, on [ ], 2007, at [____ _.m.] (Mountain Time).

We are asking our shareholders to vote on the approval of the Agreement and Plan of Merger, dated as of May 2, 2007, by and among Parent, Merger Sub and MITY, pursuant to which Merger Sub will merge with and into MITY, with MITY surviving as a wholly owned subsidiary of Parent. Upon completion of the merger, each outstanding share of MITY common stock will be converted into the right to receive $21.50 in cash, without interest.


                           THE PARTIES TO THE MERGER

MITY Enterprises, Inc.

We design, manufacture and market premium quality, innovative institutional furniture created to meet the efficiency needs of our customers. Our product lines include multipurpose room furniture and healthcare seating. Our line of multipurpose room furniture is sold both domestically and internationally in educational, recreational, hotel and hospitality, government, office, healthcare, church and other public assembly markets. Our healthcare seating is sold mainly in Canada and the United States in the long-term health care market. We also design, manufacture and market a line of rotomolded fence panel products to be used in commercial and residential fencing applications.

Our common stock is traded on The Nasdaq Stock Market under the symbol "MITY." Our wholly owned subsidiaries are Broda Enterprises Inc., a Canadian corporation; Broda Enterprises USA, Inc., a Utah corporation; DO Group Holding, Inc., a Utah corporation; MITY Fence Systems, Inc., a Utah corporation; and Mity-Lite, Inc., a Utah corporation.

Our corporate headquarters is located at 1301 West 400 North, Orem, Utah 84057, and our telephone number is (801) 224-0589. Our website is www.mityenterprises.com.

MLE HOLDINGS, INC.

MLE Holdings, Inc. is a Delaware corporation, referred to in this proxy statement as Parent. Parent's principal executive offices are located at 3098
W. Executive Parkway, Suite 200, Lehi, Utah 84043. The telephone number of the principal executive offices is (801) 407-8400. Parent is an affiliate of Sorenson Capital Partners, L.P. and Peterson Partners LP.

FP MERGER SUB, INC.

FP Merger Sub, Inc. is a Utah corporation, referred to in this proxy statement as Merger Sub. Merger Sub's principal executive offices are located at 3098
W. Executive Parkway, Suite 200, Lehi, Utah 84043. Merger Sub is a wholly owned subsidiary of Parent formed solely for the purpose of engaging in the merger. Merger Sub has not engaged in any prior activities other than in connection with and as contemplated by the merger agreement. If the merger is completed, Merger Sub will cease to exist following its merger with and into MITY.

                    THE SPECIAL MEETING OF MITY SHAREHOLDERS

PLACE, DATE, TIME AND PURPOSE OF THE SPECIAL MEETING

The special meeting will be held at our corporate headquarters located at 1301 West 400 North, Orem, Utah 84057 on [ ], 2007 at [__:00 __.m.] (Mountain
Time). The purpose of the special meeting is to consider and vote on the proposal to approve the merger agreement.

The board of directors of MITY has unanimously determined that the merger is in the best interests of MITY and its shareholders, has unanimously approved the merger agreement and unanimously recommends that MITY shareholders vote "FOR" approval of the merger agreement.

WHO CAN VOTE AT THE SPECIAL MEETING

The holders of record of MITY common stock as of the close of business on [ ], 2007, which is the record date for the special meeting, are entitled to receive notice of and to vote at the special meeting. If you own shares that are registered in someone else's name, for example, a broker, you need to direct that person to vote those shares or obtain an authorization from them and vote the shares yourself at the meeting. On the record date, there were [ ] shares of MITY common stock outstanding held of record by approximately [ ] shareholders.

QUORUM; VOTE REQUIRED

The holders of a majority of the outstanding shares of MITY common stock on the record date represented in person or by proxy, will constitute a quorum for purposes of the special meeting. A quorum is necessary to hold the special meeting. In the event that a quorum is not present at the special meeting, it is expected that the meeting will be adjourned or postponed to solicit additional proxies. Abstentions and properly executed broker non-votes will be counted as shares present and entitled to vote for purposes of determining a quorum. "Broker non-votes" result when brokers are precluded from exercising their voting discretion with respect to the approval of non-routine matters such as the merger proposal, and, thus, absent specific instructions from the beneficial owner of those shares, brokers are not empowered to vote the shares with respect to the approval of those proposals.

Approval of the merger agreement requires the affirmative vote of holders representing at least a majority of the shares of MITY common stock outstanding on [ ], 2007, the record date for the special meeting. Each share of common stock is entitled to one vote. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote "AGAINST" approval of the merger agreement.

Under Utah law, holders of shares of MITY common stock are entitled to dissenters' rights in connection with the merger. In order to exercise dissenters' rights, you must comply with all of the requirements of Utah law. See "Dissenters' Rights" beginning on page 54 and Annex D for information on the requirements of Utah law regarding dissenters' rights.

HOW YOU CAN VOTE

Each share of MITY common stock outstanding on [ ], 2007, the record date for shareholders entitled to vote at the special meeting, is entitled to vote at the special meeting. Approval of the merger agreement and approval of the merger requires the affirmative vote of holders representing at least a majority of the outstanding shares of MITY common stock as of the record date. BECAUSE APPROVAL OF THE MERGER REQUIRES THE APPROVAL OF HOLDERS REPRESENTING A MAJORITY OF THE OUTSTANDING SHARES OF MITY COMMON STOCK, FAILURE TO VOTE YOUR SHARES OF MITY STOCK (INCLUDING IF YOU HOLD THROUGH A BROKER OR OTHER NOMINEE) WILL HAVE THE SAME EFFECT AS A VOTE "AGAINST" THE MERGER AGREEMENT.

You may vote your shares as follows:

 - Voting by Mail. If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

 - Voting in Person. You can also vote by appearing and voting in person at the special meeting.

If you vote your shares of MITY common stock by submitting a proxy, your shares will be voted at the special meeting as you indicated on your proxy card. If no instructions are indicated on your signed proxy card, all of your shares of MITY common stock will be voted "FOR" the approval of the merger agreement. You should return a proxy by mail even if you plan to attend the special meeting in person. The MITY board of directors unanimously recommends a vote "FOR" approval of the merger agreement.

The persons named in the proxy card will use their own judgment to determine how to vote regarding any matters not described in this proxy statement that are properly presented at the special meeting. MITY does not know of any matter to be presented at the special meeting other than the proposal to approve the merger agreement.

If your MITY common stock is held in street name, you will receive instructions from your broker, bank or other nominee that you must follow to have your shares voted. Your broker or bank may allow you to deliver your voting instructions via telephone or the Internet. Please see the instruction form that accompanies this proxy statement.

If you participate in our 401(k) plan and hold our common shares within that account, you will receive a proxy card that covers MITY shares allocated to your account. Properly completed and signed proxy cards will instruct the plan trustees on how to vote any shares allocated to your account. If you do not return your proxy card, the plan trustees will vote the shares allocated to your account in their discretion.

HOW YOU MAY REVOKE OR CHANGE YOUR VOTE

You may revoke your proxy at any time before the vote is taken at the special meeting. To revoke your proxy, you must either advise the Secretary of MITY in writing, deliver a proxy dated after the date of the proxy you wish to revoke or attend the special meeting and vote your shares in person. Merely attending the special meeting without voting will not constitute revocation of your proxy.

PROXY SOLICITATION

MITY will bear the cost of solicitation of proxies. In addition to the use of the mail, proxies may be solicited personally, by telephone, or by facsimile, and we may reimburse brokerage firms and other persons holding shares of our common stock in their names or those of their nominees for their reasonable expenses in forwarding soliciting materials to the beneficial owners.

                                THE MERGER

The discussion of the merger in this proxy statement is qualified by reference to the merger agreement, which is attached to this proxy statement as ANNEX A. You should read the entire merger agreement carefully, as it is the legal document that governs the merger.

BACKGROUND OF THE MERGER

Over the past several years, MITY has explored a range of strategies to enhance shareholder value. These strategies have included initiatives to grow the value of the Company through new product development, acquisitions, market expansion, stock repurchases and potential business combinations. The board of directors of MITY has met regularly through the years to consider MITY's strategic alternatives and the best strategies for increasing shareholder value. As part of the board's ongoing review of its potential strategic alternatives, MITY also considered ways by which it could increase the understanding and following of MITY by public company equity investors and other market participants, and thereby possibly improve the valuation and/or trading liquidity of shares of MITY common stock in the public equity markets.

From time to time, the board of directors of MITY has considered potential business combinations as a strategy for increasing shareholder value. In 2001, MITY engaged an investment bank as its financial advisor and instructed this investment bank to initiate a process of marketing MITY to potential purchasers. In the course of that process, MITY received a number of indications of interest or offers to purchase the Company. After extensive deliberations and analysis, the board of directors of MITY concluded the offers were financially inadequate and withdrew from this marketing effort.

In 2004, MITY engaged another investment bank to approach two potential strategic acquirers about a possible business combination with these potential acquirers. Following discussions with these acquirers, the board of directors of MITY decided not to proceed with a possible business combination transaction because the board of directors believed the price per share offered was too low.

In July of 2005, the board of directors engaged D. A. Davidson, as its exclusive financial advisor and instructed D.A. Davidson to initiate a process of marketing MITY to potential purchasers. During this process D.A. Davidson approached 21 potential strategic buyers and 96 potential financial buyers and received indications of interest from seven potential buyers, including Sorenson Capital Partners, L.P. ("Sorenson Capital"). After consideration of the potential offers, the market conditions for selling the Company and other factors, the board of directors of MITY determined not to proceed with negotiations for a sale of the Company at that time. Among these considerations was the board's view that the valuations offered by potential purchasers were too low. MITY subsequently ended the marketing process initiated by D.A. Davidson.

In early February 2006, Gregory L. Wilson, Chairman of the Board of Directors of MITY was contacted by the Chairman/CEO of a large institutional furniture company. They met and discussed the possibility of MITY being acquired by this company. Discussions about a potential acquisition continued through the middle of June 2006 when internal challenges caused this potential buyer to put further acquisition discussions on hold.

During 2006, Sorenson Capital had maintained contact with Bradley T Nielson, CEO of MITY. In October 2006, Mr. Nielson facilitated a meeting between Fraser Bullock, Managing Director of Sorenson Capital, and Gregory Wilson. During this meeting a potential acquisition transaction was discussed.

On October 23, 2006, the board of directors of MITY met in a regular meeting to discuss and consider the expression of interest from Sorenson Capital and the meeting between Messrs. Wilson and Bullock. Following their discussion, the board of directors formed a special committee to evaluate and negotiate any change of control transaction the Company may enter into including any transaction with Sorenson Capital. The special committee (the "Committee") consisted of Greg Wilson, Chairman of the Committee, Hal Heaton, Peter Najar, and Lewis Wilson. Ralph Crump, the only director not included on the Committee was excluded only because he lived in Connecticut and likely could not be readily available for all Committee meetings. Mr. Crump was invited to all Committee meetings he could attend.

On October 31, 2006, all of the members of the Committee and Mr. Crump met to further consider the inquiry from Sorenson Capital. A representative of Dorsey & Whitney LLP ("Dorsey"), MITY's legal counsel, also joined the meeting. The representative from Dorsey reviewed the directors' fiduciary duties and the matters related to the work of the Committee. The directors considered the terms of Sorenson Capital's indication of interest and discussed the process of engaging in discussions with Sorenson Capital or any other potential buyer, how to maximize value for shareholders and various other related issues.

The members of the Committee also discussed the need to engage a financial advisor to advise the board of directors with respect to any transaction with Sorenson Capital or any other potential acquirer. Following deliberations on this point, the Committee selected D.A. Davidson as its exclusive financial advisor to provide the Committee with strategic and financial advice in connection with reviewing MITY's strategic alternatives and assisting the Committee with any transaction involving MITY. The Committee also retained Dorsey as its legal counsel.

Between October 31, 2006 and November 2, 2006, discussions continued between and among members of the Committee and representatives of Dorsey. A representative of Dorsey and a member of the Committee also instructed management of MITY on its limited role in the process MITY was undertaking and management's obligations during this process and that the Committee would control and direct all negotiations relating to any transaction entered into by MITY.

On November 13, 2006, the Committee entered into an engagement agreement with D.A. Davidson.

During November 2006, the Committee deliberated and considered whether to proceed with discussions exclusively with Sorenson Capital or pursue a process parallel with such discussions to determine the existence of other potential bidders for the Company. The Committee deliberated and received input on this point from D.A. Davidson and Dorsey. The Committee instructed D.A. Davidson to contact the interested parties identified in the Company's marketing process in 2005 to determine the level of interest of such parties in reengaging in discussions with the Company. D.A. Davidson contacted all six of the other bidders from 2005 as well as the strategic buyer that had previously expressed interest in purchasing the Company in 2006. Four of the parties expressed renewed interest in entering into discussions with the Company and such discussions commenced. All four of these parties also made due diligence visits to the Company in December 2006.

On November 22, 2006, Mr. Bullock contacted Mr. Wilson and requested a meeting with the Committee on November 28, 2006.

On November 28, 2006, prior to the meeting with Sorenson Capital, a representative of Dorsey again reviewed with members of the Committee their fiduciary duties in the context of a potential sale of the Company.

On November 28, 2006, at the request of representatives of Sorenson Capital, all members of the Committee and representatives from D.A. Davidson and Dorsey met with representatives of Sorenson Capital and Sorenson Capital's legal counsel from Kirkland & Ellis LLP. The representatives of Sorenson Capital confirmed Sorenson Capital's interest in purchasing the Company and verbally made an offer to purchase the Company for $20.00 per share under the condition that MITY enter into an exclusivity agreement to cease discussions with other potential buyers regarding a possible transaction. Representatives of Sorenson Capital also provided context for its offer and responded to questions from the Committee. The Committee questioned Sorenson Capital regarding its proposed structure for a potential transaction. The Committee asked representatives of Sorenson Capital to provide MITY with a letter of intent setting forth the valuation and other terms offered by Sorenson Capital. Sorenson Capital agreed to submit to the Committee a letter of intent.

Following the meeting with Sorenson Capital on November 28, 2006, the Committee met to discuss the meeting with Sorenson Capital and Sorenson Capital's verbal offer. The Committee discussed the offer and Sorenson Capital's condition that MITY enter into an exclusivity agreement. The Committee considered the advantages and disadvantages of the Sorenson Capital offer and sought input from Dorsey and D.A. Davidson. Following deliberations, the Committee decided not to enter into an exclusivity agreement with Sorenson Capital but to proceed with the process of assessing additional market interest in the Company. The Committee agreed, however, to meet to consider Sorenson Capital's written offer once it was received.

On November 29, 2006, the Committee received a letter of intent from Sorenson Capital. On November 30, 2006, the members of the Committee met again to discuss the letter of intent. Mr. Crump joined the meeting as did representatives of D.A. Davidson and Dorsey. The terms of the offer were discussed at length, and the representatives of D.A. Davidson and Dorsey provided input. Representatives of D.A. Davidson reported on their contacts with other potential bidders. They reported that a number of the identified parties remained interested in meeting with the Company and that due diligence site visits were being arranged for several of these parties. Following deliberations, the Committee determined to proceed with efforts to develop and evaluate market interest in the Company and not enter into the letter of intent offered by Sorenson Capital. Following this meeting, Mr. Wilson communicated the Committee's decision to Mr. Bullock. Mr. Bullock indicated that Sorenson Capital would extend its $20.00 per share offer until December 31, 2006.

On December 5, 2006, a potential strategic buyer visited the Company for due diligence.

On December 6, 2006, the Committee met to hear a report on the visit of the strategic buyer that visited the Company the previous day. All members of the Committee were present, as was Mr. Crump. Representatives of D.A. Davidson and Dorsey also joined the meeting. Mr. Wilson reviewed the substance of the visit and confirmed the party was interested in making an offer for the Company. The representative of Dorsey again advised the Committee on its legal duties with respect to the process the Committee was engaging in with potential bidders. The Committee discussed the proper scope of the marketing process and debated the advantages and disadvantages of the alternatives available to the Company. The Committee determined to proceed during December 2006 with the process of developing and evaluating market interest in the Company.

During the remainder of December 2006, MITY and D.A. Davidson met with four additional potential buyers and conducted due diligence visits at the Company's facilities. Indications of interest and offers were received from five interested parties. During this time, Sorenson Capital increased its offer from $20.00 per share to $21.50 per share by delivering to the Company a revised letter of intent.

On January 4, 2007, all of the members of the Committee and Mr. Crump met to consider the five offers that had been received by the Committee. Also present were representatives of D.A. Davidson and Dorsey. Mr. Wilson reviewed the discussions that had taken place in December with potential buyers. He also reviewed the Company's revised forecasts and indicated that these revised forecasts had been disclosed to potential buyers. The board of directors deliberated regarding each of the bids received by the Company and received the input of D.A. Davidson and Dorsey.

Representatives of D.A. Davidson then reviewed in detail with members of the Committee the terms of each of the five proposals received from interested parties. The highest offer received was from a private equity buyer ("Buyer A") at $23.00 per share.

After reviewing the terms outlined in all of the indications of interest and receiving input from D.A. Davidson, the Committee decided that the indication of interest received from Buyer A at $23.00 per share was the most attractive proposal for the Company's shareholders. The board of directors determined after deliberation that the proposal from Buyer A was the best value to shareholders, and had a high probability of closing because it contained no financing condition. The Committee instructed Mr. Wilson and the Committee's advisors to negotiate a letter of intent with Buyer A.

From January 7 to January 19, 2007, Mr. Wilson and D.A. Davidson with assistance from Dorsey negotiated a non-binding letter of intent with Buyer A. Mr. Wilson kept members of the Committee informed of progress in negotiations during this period.

On January 20, 2007, the members of the Committee met to consider the terms of the proposed letter of intent with Buyer A. Representatives of D.A. Davidson and Dorsey were also present and provided input on the terms of the proposed letter of intent. After deliberations, the terms of the letter of intent were approved and Mr. Wilson signed the letter of intent with Buyer A on January 20, 2007.

From January 22, 2007 until February 1, 2007, Buyer A conducted due diligence at the Company facilities in Utah and Canada. On February 2, 2007, Buyer A notified D.A. Davidson that Buyer A desired to terminate the letter of intent because of perceived problems in the Company's operations and perceived negative trends in the Company's business.

On February 2, 2007, the Committee met to consider the termination by Buyer A of its letter of intent and the reasons Buyer A was terminating discussions. Following these deliberations, the Committee decided to terminate discussions with Buyer A and entered into a termination agreement.

During this meeting, D.A. Davidson reported Sorenson Capital remained interested in the Company and had reconfirmed its offer of $21.50 per share, the next highest indication of interest to Buyer A.

On February 7, 2007, the Committee met to consider the terms of a letter of intent submitted to the Committee by Sorenson Capital. Representatives of D.A. Davidson and Dorsey were also present. Mr. Wilson and the representatives of D.A. Davidson and Dorsey reviewed the terms of the letter of intent with the Committee noting that Sorenson Capital had raised its offer to $21.50 per share from its original offer of $20.00 per share. The Committee noted that Sorenson Capital's offer was the next highest offer received after the offer received from Buyer A. The Committee discussed the likelihood that Sorenson Capital would be able to finance and close the transaction and the likely conditions to a closing. The Committee also discussed the need for a reverse break-up fee and provided direction to Mr. Wilson with respect to the negotiations with Sorenson Capital.

On February 12, 2007, the Company entered into a letter of intent with Sorenson Capital, and Sorenson Capital commenced its due diligence investigation.

In February and March 2007, Sorenson conducted a due diligence investigation and worked to arrange debt financing for the proposed transaction. During this period, several lenders visited the Company's facilities and conducted due diligence in cooperation with the Company.

On March 6, 2007, Sorenson Capital's legal counsel provided Dorsey with a draft merger agreement and draft voting agreements.

On March 14, 2007, the Committee met and received an update on the merger negotiations and Sorenson Capital's due diligence investigation from Mr. Wilson and the representatives of D.A. Davidson and Dorsey. Mr. Wilson reported on the lender visits and the due diligence investigations of the lenders and Sorenson Capital. The representatives of Dorsey reviewed the draft merger agreement in detail and responded to questions for the Committee. The Committee provided direction and input for the negotiations.

From March 14, 2007, until March 30, 2007, negotiation of the merger agreement continued. Sorenson Capital and its lenders continued their respective due diligence investigations.

On March 30, 2007, the Committee met and received an update on the merger agreement negotiations and the ongoing due diligence process. The representatives of Dorsey led the Committee through the current draft of the merger agreement and noted the points of disagreement between the Company and Sorenson Capital. Outstanding issues were also discussed as were the debt commitment letters to be provided by lenders to Sorenson Capital and the fairness opinion to be provided by D.A. Davidson. The Committee provided direction to Mr. Wilson and the Committee's advisors with respect to the negotiation of the merger agreement.

From March 30, 2007 until April 11, 2007, the negotiation of the merger agreement continued with Mr. Wilson directing the negotiations with the Committee's advisors. Work continued on resolving outstanding issues and points of disagreement between the parties. Work also continued on resolving issues raised by Sorenson Capital's lenders.

On April 11, 2007, the Committee met and reviewed the current draft of the merger agreement and received an update on negotiations and outstanding issues. The representatives of Dorsey reviewed the draft merger agreement in detail and responded to questions. Mr. Wilson updated the Committee on the status of unresolved issues and received direction from the Committee.

From April 11, 2007 until April 29, 2007, the parties continued negotiation of the merger agreement and their work on points of disagreement and outstanding issues.

On April 19, 2007, the Committee met and received another briefing on the status of the draft merger agreement from Mr. Wilson and the representatives of Dorsey. Terms of the merger agreement were discussed and drafts of the lender commitment letters were also reviewed. D.A. Davidson also reviewed in detail its draft fairness opinion analysis. The Committee deliberated, asked questions and provided direction to Mr. Wilson and the Committee's advisors with respect to the negotiation of the merger agreement.

From April 19, 2007 until May 2, 2007, the parties continued to work to resolve points of disagreement with respect to the merger agreement and resolve outstanding issues and issues with respect to the Sorenson Capital debt financing.

On May 2, 2007, the Committee met and received a presentation by Mr. Wilson and the representatives of Dorsey regarding the final merger agreement. The merger agreement was reviewed in detail and the final resolution of outstanding issues was discussed. The final debt commitment letters from Sorenson Capital's lenders were also reviewed and discussed. D.A. Davidson also provided an update to its fairness opinion analysis and formally presented its opinion that the merger consideration was fair from a financial point of view to the shareholders of the Company. The Committee deliberated and then approved the merger and the merger agreement and authorized Mr. Wilson to sign and deliver the merger agreement. Sorenson Capital's lenders then issued their final debt commitment letters, Sorenson Capital delivered its final equity commitment letter and Parent and Merger Sub signed the merger agreement. The Company then issued a press release announcing the execution of the merger agreement.

UNANIMOUS BOARD RECOMMENDATION

After careful consideration, the MITY board of directors has unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of MITY and its shareholders. Accordingly, the MITY board of directors has unanimously approved the merger agreement and unanimously recommends that MITY shareholders vote "FOR" approval of the merger agreement.

MITY'S REASONS FOR THE MERGER

In evaluating the merger, the MITY board of directors consulted with MITY management and MITY's legal and financial advisors. In unanimously arriving at its determination that the merger is fair to, and in the best interests of, MITY and its shareholders, the MITY board of directors also considered a number of factors, including the following material factors:

 - Its understanding of MITY's business, operations, management, financial condition, earnings and prospects.

 - The alternatives to the merger (including the possibility of continuing to operate as an independent entity), the perceived risks of each of the alternatives, the perceived risks of the merger, the range of possible benefits to our shareholders of such alternatives and the timing and likelihood of accomplishing the goal of these alternatives, and our board's assessment that the merger presented a superior opportunity to such alternatives.

 -  Prospects for, and trends within, our industry generally.

 - The historical low trading volume for shares of MITY common stock, which has resulted in a largely illiquid market for the shareholders, and the likelihood that such illiquidity would continue.

 - The fact that the merger consideration is all cash so that the transaction allows MITY's shareholders to immediately realize a fair value, in cash, for their investment and provides such shareholders certainty of value for their shares.

 - The fact that the merger agreement is not subject to a financing condition and that MITY may receive a break-up fee of $815,000 from Parent if the conditions to the merger are otherwise satisfied and Parent fails to obtain financing for the merger.

 - Its knowledge of the current and prospective business environment, including: national economic conditions and the competitive environment, in which MITY operates.

 - The potential impact of the transaction on MITY employees and other key constituencies.

 - The financial and other terms of the merger, including the fact that the $21.50 merger consideration per share is higher than MITY's shares have ever traded.

 - The financial presentation of D.A. Davidson and D.A. Davidson's opinion, dated May 2, 2007, to the MITY board of directors as to the fairness, from a financial point of view and as of the date of the opinion and subject to factors and assumptions set forth in the opinion, of the merger consideration to be received by holders of MITY common stock pursuant to the merger agreement. See "The Merger-Opinion of MITY's Financial Advisor."

 -  The anticipated timeframe to complete the merger.

 - The conditions to closing and the likelihood that the merger would be completed pursuant to the terms of the merger agreement.

 - The required regulatory and other consents needed for the completion of the merger, and the likelihood that such required regulatory and other consents would be received.

 - The terms relating to the restrictions on MITY's ability to take certain actions with respect to potential acquisitions of MITY and to the potential payment of a $1,450,000 termination fee and the potential reimbursement of up to $700,000 in documented out-of-pocket expenses under certain circumstances, and the possibility that these provisions could have the effect of discouraging other parties potentially interested in a transaction with MITY from proposing a transaction.

 - The fact that the Voting Agreement Shareholders, holding approximately 29% of the outstanding shares of common stock of the Company as of the date of the merger agreement, had been requested by Parent to grant Parent an irrevocable proxy to vote in favor of the merger, and had agreed to grant the irrevocable proxy to Parent, and the effect that the granting of the irrevocable proxy by such executive officers and directors might have on the likelihood of completion of the merger.

 - The fact that some of MITY's directors and executive officers have interests in the merger that are different from, or are in addition to, those of MITY shareholders generally, including the vesting of options and cash payouts of vested amounts under MITY's 1997 Stock Incentive Plan and 2006 Stock Incentive Plan, rights to continued indemnification and insurance coverage and the anticipation that most of the Company's current management will remain in their respective positions with the Company following the completion of the merger and may receive equity compensation in connection with such employment.

The foregoing discussion of the information and factors considered by the MITY board of directors is not exhaustive, but includes material factors considered by the MITY board of directors. In the view of the wide variety of factors considered by the MITY board of directors in connection with its evaluation of the merger and the complexity of those matters, the MITY board of directors did not consider it practical, nor did it attempt, to quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the MITY board of directors may have given different weights to different factors.

OPINION OF MITY'S FINANCIAL ADVISOR

D.A. Davidson was retained by the Committee as the financial adviser to the Committee and the board of directors of MITY to render certain investment banking services in connection with a potential business combination. As part of its engagement, the board of directors of MITY and the Committee requested D.A. Davidson to render an opinion as to whether the $21.50 per share merger consideration to be received by the holders of the outstanding shares of common stock of MITY was fair to such holders from a financial point of view. On May 2, 2007, D.A. Davidson delivered its oral opinion to the Committee and the board of directors of MITY, and subsequently confirmed in writing on May 2, 2007 that, as of that date and based upon and subject to the assumptions, conditions, limitations and qualifications stated in its opinion, the consideration of $21.50 in cash per share of common stock of MITY was fair, from a financial point of view, to those common share holders.

The MITY board of directors selected D.A. Davidson based on D.A. Davidson's experience, expertise and familiarity with MITY. D.A. Davidson, as part of its investment banking business, is engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive bidding transactions, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes.

Although D.A. Davidson evaluated the fairness of the merger consideration from a financial point of view, the Committee determined the merger consideration itself through arm's-length negotiations. The Committee did not provide specific instructions to D.A. Davidson, or place any limitation on D.A. Davidson with respect to the procedures to be followed or factors to be considered by D.A. Davidson, in performing its analyses or providing its opinion.

The opinion does not address any other aspect of the proposed merger or any related transaction and does not constitute a recommendation to any shareholder as to any matter relating to the merger. The full text of the written opinion of D.A. Davidson, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is included as Annex C to this proxy statement/prospectus. The summary of D.A. Davidson's opinion set forth in this proxy statement is qualified in its entirety by reference to the full text of the opinion. You are urged to read the opinion carefully and in its entirety.

In arriving at its opinion, D.A. Davidson reviewed:

 - the letter of intent dated February 12, 2007 from Sorenson Capital to the Company;

 -  the draft of the merger agreement dated May 2, 2007 and exhibits thereto;

 - financial statements and other historical financial and business information about the Company made available to D.A. Davidson from published sources and/or from the internal records of the Company;

 - internal financial analyses and forecasts of the Company prepared by and/or reviewed with management of the Company regarding the Company's business, financial condition, results of operations and prospects;

 - the publicly reported historical prices and trading activity for the Company's common stock, including a comparison of certain financial and stock market information for the Company with similar publicly available information for certain other companies, the securities of which are publicly traded;

 - the financial terms of certain other similar transactions recently effected, to the extent publicly available;

 - the current market environment generally and the environment for institutional multipurpose furniture and healthcare seating markets in particular;

 -  the marketing process completed by the Company and D.A. Davidson;

 -  interviews with Company management; and

 - such other information, financial studies, analyses and investigations and financial, economic and market criteria as D.A. Davidson considered relevant.

In addition, D.A. Davidson had discussions with the management and other representatives of MITY concerning the business, financial condition, results of operations and prospects of MITY.

In arriving at its opinion, D.A. Davidson assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by it, or publicly available, and D.A. Davidson did not assume responsibility for independently verifying such information or undertaking an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of MITY nor was D.A. Davidson furnished with any such evaluation or appraisal.

With respect to financial projections, D.A. Davidson assumed that they had been reasonably prepared and reflected the best currently available estimates and judgments of management of MITY as to the future financial performance of MITY and, for purposes of its opinion, D.A. Davidson assumed that the results contemplated in the projections will be realized.

D.A. Davidson assumed in all respects material to its analysis that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, and that the conditions precedent in the merger agreement are not waived. In addition, D.A. Davidson assumed that in the course of obtaining necessary regulatory or other consents or approvals for the merger, no restrictions or amendment or modifications, will be imposed that will have a material adverse effect on the contemplated benefits of the merger. D.A. Davidson expresses no view as to, and its opinion does not address, the relative merits of the merger as compared to any alternative business strategies that might exist for MITY or the effect of any other transaction in which MITY might engage. D.A. Davidson's opinion is based upon information available to it and economic, market, financial and other conditions as they exist and can be evaluated on the date of its opinion.

D.A. Davidson's opinion is based on a variety of financial and comparative analyses, as described in the sub-sections below. The information provided in these sections is not a complete description of the analyses that D.A. Davidson used in reaching its opinion, but rather a summary of such analyses. Certain of the analyses include information presented in tabular format. IN ORDER TO FULLY UNDERSTAND THE FINANCIAL ANALYSES USED BY D.A. DAVIDSON, THE TABLES MUST BE READ TOGETHER WITH THE TEXT OF EACH SUMMARY. THE TABLES ALONE DO NOT CONSTITUTE A COMPLETE DESCRIPTION OF THE FINANCIAL ANALYSES.

Summary of Financial Analyses

D.A. Davidson performed the following analyses to determine the fairness of the merger consideration, from a financial point of view, to MITY shareholders:

 -  premiums paid analysis;

 -  comparable public company analysis;

 -  precedent transaction analysis;

 -  discounted cash flow analysis;

 -  leveraged acquisition analysis; and

 -  other analyses.

Premiums Paid Analysis

D.A. Davidson reviewed data from 64 acquisitions of publicly traded domestic companies, in which 100% of the target was acquired, occurring from April 5, 2004 through April 5, 2007. Specifically, D.A. Davidson analyzed the acquisition price per share as a premium to the closing share price one week, one month, and three months prior to the announcement of the transaction, for all 64 transactions. The premiums calculated were across all industries, excluding transactions in the financial, technology and telecommunication sectors.

D.A. Davidson compared the range of resulting per share stock price premiums for the reviewed transactions to the premiums implied by the merger based on MITY's stock prices, one week, one month, and three months prior to May 1, 2007, the last full day of trading prior to the delivery of D.A. Davidson's oral opinion to the Committee. D.A. Davidson applied the range of implied premiums to the appropriate MITY stock price prior to announcement in order to arrive at a range of equity values per share. The analysis resulted in a range of equity value per share of $23.34 to $24.30, summarized in the table below:

                                             MITY
                                             STOCK   PREMIUM     EQUITY VALUE
PREMIUMS PAID ANALYSIS                       PRICE   RANGE       PER SHARE
-----------------------------------------   -------  ---------  -------------
Premium Paid to 1-Week Prior Stock Price     $19.50   19%-23%   $23.22-$24.05
Premium Paid to 1-Month Prior Stock Price    $19.00   22%-27%   $23.15-$24.08
Premium Paid to 3-Month Prior Stock Price    $18.59   27%-33%   $23.66-$24.79
Average                                                         $23.34-$24.30


Comparable Public Company Analysis

D.A. Davidson reviewed and compared certain financial information relating to MITY to corresponding financial information, ratios and public market multiples for certain publicly traded companies that D.A. Davidson deemed relevant with operations in the commercial furniture and healthcare seating industries. The companies selected by D.A. Davidson were:

 -  Chromcraft Revington Inc. (CRC);

 -  Flexsteel Industries Inc. (FLXS);

 -  Hillenbrand Industries Inc. (HB);

 -  Herman Miller Inc. (MLHR);

 -  HNI Corp. (HNI);

 -  Invacare Corp. (IVC);

 -  Knoll Inc. (KNL);

 -  Steelcase Inc. (SCS); and

 -  Virco Manufacturing Corp. (VIR).

Financial information and valuation measurements reviewed by D.A. Davidson included, among other things:

 -  common equity market value as of May 1, 2007;

 - enterprise value calculated as equity market value plus net debt as of May 1, 2007;

 -  operating performance;

 - ratios of enterprise value to last twelve months ("LTM") earnings before interest expense, income taxes and depreciation and amortization ("EBITDA") and to estimated 2007 calendar year EBITDA; and

 - ratios of common share price to LTM earnings per share and to estimated 2007 calendar year earnings per share.

To derive the trading multiples for the selected comparable group of companies, D.A. Davidson used the most recent publicly available financial information and projected financial performance for 2007 calendar year from third party equity research analysts. Furthermore, certain adjustments were made to historical reported financial data for non-recurring and extraordinary items.

The results of the comparisons are summarized as follows:

COMPARABLE          ENTERPRISE VALUE /
COMPANIES           EBITDA                       PRICE / EARNINGS
------------------  ---------------------------  ------------------------
                     LTM           CY'07E         LTM          CY'07E
------------------  ------------  -------------  -----------  -----------
High                 10.8x         9.0x           27.5x        21.6x
Mean                  8.7x         8.2x           20.1x        17.0x
Median                8.8x         8.9x           18.7x        17.6x
Low                   5.6x         5.5x           16.5x        11.2x

Because of some inherent differences in the businesses, operations, financial conditions, risks and prospects of MITY and the comparable companies, D.A. Davidson believed that it was inappropriate to, and, therefore, did not, rely solely on the quantitative results of the comparable public company analysis. Instead, D.A. Davidson also made qualitative judgments concerning these differences, including, without limitation, the fact that MITY is substantially smaller than these companies in size and markets served.

To arrive at implied equity value per share using enterprise value to EBITDA multiples, D.A. Davidson applied selected multiples to MITY's LTM and estimated 2007 calendar year EBITDA, subtracted MITY's net debt, and then divided the result by the number of fully diluted shares outstanding to arrive at an implied equity value per share. To arrive at an implied equity value per share using price to earnings multiples, D.A. Davidson applied selected multiples to MITY's LTM and estimated 2007 calendar year earnings per share. Examining the valuation derived from its analysis of the comparable companies to MITY's financial metrics, D.A. Davidson calculated an overall range of implied equity value per share of MITY of $20.15 to $22.27.

Precedent Transaction Analysis

D.A. Davidson reviewed and analyzed the publicly available financial terms of selected merger and acquisition transactions that took place over the last several years, which D.A. Davidson believed to be relevant to the merger. Transactions reviewed included the following:

        TARGET                              ACQUIROR
        -------------------------------     --------------------------------
        Knape & Vogt Manufacturing          Wind Point Partners
        WP Domus                            Invacare Corp.
        Paoli Inc.                          HNI Corp.
        DMI Furniture                       Flexsteel Industries
        Playcore, Inc.                      Chartwell
        Shelby Williams                     Falcon Products
        O'Sullivan Industries               Bruckmann, Rosser, Sherrill & Co.

For the selected transactions, D.A. Davidson determined multiples of enterprise value to EBITDA based on publicly disclosed last twelve months financial data for the target companies. The results of the analysis are summarized as follows:

              ACQUISITION                   ENTERPRISE VALUE /
              TRANSACTIONS                  EBITDA
              ------------                  ------------------
                  High                          10.6x
                  Mean                           7.7x
                 Median                          7.4x
                  Low                            6.5x

Applying multiples derived from D.A. Davidson's analysis of the selected transactions to MITY's last twelve months EBITDA, subtracting the Company's net debt, and then dividing the result by the number of fully diluted shares outstanding, D.A. Davidson arrived at an overall range of implied equity value per share for MITY of $14.55 to $16.08.

However, because of the inherent differences in the businesses, operations, financial conditions, risks, and prospects of MITY and the companies involved in the selected transactions, D.A. Davidson believed that it was inappropriate to, and, therefore, did not, rely solely on the quantitative results of the precedent transaction analysis. Instead, D.A. Davidson also made qualitative judgments concerning these differences, including, without limitation, the fact that some of the selected transactions took place several years prior to the merger.

Discounted Cash Flow Analysis

D.A. Davidson performed a discounted cash flow analysis of MITY based upon the financial forecast for the Company's fiscal years ended March 31, 2008 through March 31, 2011 based on management estimates. Based on these projections, D.A. Davidson calculated MITY's unlevered free cash flows, defined as EBITDA less taxes and capital expenditures, adjusted for changes in working capital, plus the projected terminal value at March 31, 2011. D.A. Davidson calculated the projected terminal value based upon an enterprise value/EBITDA multiple range of 7.0x - 8.0x applied to projected EBITDA in fiscal year ended March 31, 2011. D.A. Davidson noted that the discounted cash flow analysis is subjective in nature as it is based on forward-looking projections which contain a number of assumptions about the Company. In addition, inherent in any discounted cash flow analysis is the subjective determination of an appropriate terminal value of the entity under examination.

The cash flow streams and terminal value were discounted to present values using a range of discount rates from 13.6% to 14.6%, which were calculated based on several assumptions regarding factors such as interest rates, market risk premium, company and industry specific risk and capital structure. The discounted cash flow analysis resulted in an equity value per share range of $21.85 to $25.31.

Leveraged Acquisition Analysis

D.A. Davidson analyzed the implied equity valuation range appropriate to fund a cash tender for shares of MITY's common stock under a leveraged acquisition transaction. For the analysis, D.A. Davidson assumed that approximately 65% of the purchase price of MITY could be financed using debt, or total debt financing to last twelve months EBITDA of approximately 4.5x. The leveraged acquisition analysis assumed a target internal rate of return on equity of approximately 30.0% to 35.0%.

D.A. Davidson analyzed MITY's free cash flows for fiscal years 2008 through 2011. This analysis assumed a four-year holding period and a range of exit multiples of projected fiscal year 2011 EBITDA of 7.0x to 8.0x. D.A. Davidson noted that the leveraged acquisition analysis is subjective in nature as it is based on forward-looking projections which contain a number of assumptions about the Company. In addition, inherent in any leveraged acquisition analysis is the subjective determination of an appropriate terminal value of the entity under examination.

For the leveraged acquisition analysis, D.A. Davidson also assumed that, in addition to altering the capital structure of the Company, other corporate initiatives were considered. Primarily, D.A. Davidson assumed that an acquiror would monetize the market value of real estate holdings in excess of book value through a sale/lease back transaction, and that non-core operations of the Company would be valued separately.

The leveraged acquisition analysis resulted in a range of implied per share values of $18.44 to $20.74 per share of Company common stock.

Other Analyses

D.A. Davidson also reviewed and analyzed:

 - stock price performance for MITY over the last three years and the last twelve months and compared the stock price performance to the S&P 500 market index;

 - average daily trading volumes for MITY over the last three months, last twelve months and last three years; and

 -  selected research analysts' reports for MITY.

General

The foregoing summary describes analyses and factors that D.A. Davidson deemed material in its presentation to the MITY board of directors, but is not a comprehensive description of all analyses performed and factors considered by D.A. Davidson in connection with preparing its opinion. Preparation of a fairness opinion involves various determinations and judgments as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. In arriving at its opinion, D.A. Davidson did not attribute any particular weight to any analysis or factor considered by it, but, rather, made qualitative judgments as to the significance and relevance of each analysis and factor. As such, D.A. Davidson believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors without considering all analyses and factors could create a misleading or incomplete view of the processes underlying its opinion.

In its analyses, D.A. Davidson made numerous assumptions with respect to industry performance, general business and economic conditions, and other matters, many of which are beyond the control of MITY. No company, transaction or business used in D.A. Davidson's analyses as a comparison is identical to MITY or the proposed merger, and an evaluation of the results of those analyses is not entirely quantitative. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the merger, public trading or other values of the companies, business segments or transactions being analyzed.

The estimates contained in D.A. Davidson's analyses and the ranges of valuations resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, analyses relating to the value of businesses or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, D.A. Davidson's analyses and estimates are inherently subject to substantial uncertainty.

D.A. Davidson's opinion provided to the MITY board of directors was one of a number of factors taken into consideration by the MITY board of directors and Committee in making its determination to recommend that the MITY shareholders approve the merger. Consequently, D.A. Davidson's analyses described above should not be viewed as determinative of the opinion of the MITY board of directors or management with respect to the value of MITY. The merger consideration was determined through negotiations with the Committee and was unanimously approved by the entire board.

MITY has agreed to pay D.A. Davidson a financial advisory services fee customary for transactions of this nature, a substantial portion of which is contingent on consummation of the merger. In addition, MITY has agreed to reimburse D.A. Davidson for reasonable out-of-pocket expenses incurred in connection with the merger and to indemnify D.A. Davidson for certain liabilities that may arise out of its engagements by MITY and the rendering of this opinion.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

In considering the recommendation of the MITY board of directors with respect to the merger agreement, MITY shareholders should be aware that some of MITY's directors and executive officers have interests in the merger that are different from, or in addition to, those of MITY shareholders generally. The MITY board of directors was aware of these interests and considered them in reaching its decision to unanimously approve the merger agreement and to unanimously recommend that MITY shareholders vote to approve the merger agreement.

Treatment of Options

Certain executive officers and directors hold options to purchase [ ] shares, which options are not currently vested. Immediately prior to the effectiveness of the merger, each outstanding option that has a per-share exercise price less than the merger consideration shall become immediately vested and exercisable in full and each holder of an option will be entitled to receive from the surviving corporation, for each share of MITY common stock subject to such option, an amount in cash equal to the excess, if any, of the merger consideration over the per share exercise price of such option. See "The Merger Agreement-Treatment of Options."

Indemnification

The articles of incorporation and the bylaws of the surviving corporation shall contain provisions with respect to indemnification, advancement of expenses and director exculpation substantially similar to those set forth in MITY's articles of incorporation and bylaws as in effect at the date hereof (to the extent consistent with applicable law), which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the effective time of the merger were entitled to indemnification, advancement of expenses or exculpation under MITY's articles of incorporation or bylaws in respect of actions or omissions occurring at or prior to the effective time of the merger, unless otherwise required by applicable law.

From and after the effective time of the merger and until the expiration of any applicable statutes of limitation, the surviving corporation shall indemnify, defend and hold harmless each person who is or has been prior to the date hereof or who becomes prior to the effective time of the merger an officer, director, employee or agent of MITY against all losses, claims, damages, expenses, liabilities or amounts that are paid in settlement of, or otherwise incurred in connection with any claim, action, suit, demand, proceeding or investigation to which any such person is or may become a party to by virtue of his or her service as a present or former director, officer, employee or agent of MITY and arising out of actual or alleged events, actions or omissions occurring or alleged to have occurred at or prior to the effective time of the merger.

Post-merger employment of management

It is anticipated that on the closing the members of MITY's management team will continue in their current positions and, though no agreements with Parent have been reached, it is possible that certain members of the management team may receive equity compensation in connection with such employment following the consummation of the merger.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following is a discussion of the material federal income tax consequences of the merger to holders of MITY common stock. The discussion is based upon the Internal Revenue Code of 1986, as amended ("Code"), Treasury Regulations, IRS rulings and judicial and administrative decisions in effect as of the date of this proxy statement, all of which are subject to change (possibly with retroactive effect) or to different interpretations. The following discussion is for general information purposes only and does not address MITY shareholders who are subject to special treatment under federal income tax laws, including the following: (a) holders that are tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; (b) holders that are financial institutions, insurance companies, real estate investment trusts, or regulated investment companies;
(c) holders that are dealers in securities or currencies or holders that are traders in securities that elect to apply a mark-to-market accounting method;
(d) holders that have a "functional currency" other than the U.S. dollar; (e) holders that are liable for the alternative minimum tax under the Code; (f) holders that own MITY shares as part of a straddle, hedging transaction, conversion transaction, constructive sale, or other arrangement involving more than one position; (g) holders that acquired MITY shares in connection with the exercise of employee stock options or otherwise as compensation for services; (h) holders that hold MITY shares other than as a capital asset within the meaning of Section 1221 of the Code; or (i) holders who are U.S. expatriates or former long-term residents of the United States. Holders that are subject to special provisions under the Code, including holders described immediately above, should consult their own tax advisors regarding the U.S. federal income tax consequences of the Arrangement.

This discussion only applies to a MITY shareholder that holds its MITY common stock as a capital asset at the time of the merger and that is:

 -  a citizen or resident of the U.S.,

 - a corporation created or organized in or under the laws of the U.S. or any political subdivision thereof (including the District of Columbia),

 - an estate the income of which is subject to U.S. federal income taxation regardless of its source, or

 - a trust if either (a) a court within the U.S. is able to exercise primary supervision over the administration of that trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect to be treated as a U.S. person for U.S. federal income tax purposes.

If a partnership holds MITY common stock, the tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. A holder of MITY common stock that is a partner of a partnership should consult its own tax advisor.

This summary does not address the U.S. federal income tax consequences to holders of transactions entered into prior to, concurrently with, or subsequent to the merger (regardless of whether any such transaction is undertaken in connection with the merger), including, but not limited to, any exercise or disposition of any stock option, warrant, or other right to acquire MITY common stock.

The following discussion also does not address potential foreign, state, local and other tax consequences of the merger. All shareholders are urged to consult their own tax advisors regarding the federal income tax consequences, as well as the foreign, state and local tax consequences, of the disposition of their shares in the merger.

General

The merger will constitute a taxable transaction for U.S. federal income tax purposes. As a result, a holder of MITY common stock will generally recognize gain or loss as a result of the merger in an amount equal to the difference, if any, between the amount of cash received in the merger and the shareholder's adjusted tax basis in the MITY common stock surrendered in the merger. Such gain or loss generally will be a capital gain or loss if the MITY common stock is held as a capital asset (within the meaning of Section 1221 of the Code) as of the effective time of the merger and will be a long-term capital gain or loss if the shareholder's holding period is more than one year.

Dissenters' Rights
Under specified circumstances, MITY shareholders may be entitled to dissenters' rights in connection with the merger. See "Dissenters' Rights." If dissenters' rights are available and a MITY shareholder receives cash pursuant to the exercise of these rights, that shareholder will generally recognize gain or loss in an amount equal to the difference, if any, between the cash received and that shareholder's adjusted tax basis in its MITY common stock. MITY shareholders who exercise dissenters' rights are urged to consult their own tax advisors.

Backup Withholding

A shareholder (other than certain exempt shareholders, including corporations and certain foreign persons and entities) may be subject to backup withholding on cash paid pursuant to the merger or exercise of dissenters' rights, unless such shareholder provides its correct taxpayer identification number, referred to as a TIN, or certifies that it is awaiting a TIN, and certifies as to no loss of exemption from backup withholding by completing substitute IRS Form W-9 included in the letter of transmittal, and otherwise complies with the applicable requirements of the backup withholding rules. A shareholder who fails to furnish a TIN may be subject to tax penalties, and the gross proceeds of the merger (or cash payable pursuant to exercise of dissenters' rights) payable to such shareholder may be subject to backup withholding at a 28% rate. Backup withholding is not an additional tax. Rather, the amount of the backup withholding can be credited against the federal income tax liability of such shareholder, and the shareholder may obtain a refund if backup withholding results in an overpayment of tax. A shareholder may also be subject to certain information reporting requirements.

REQUIRED REGULATORY APPROVALS

Under the Hart-Scott-Rodino Act and the rules and regulations promulgated thereunder, the merger may not be completed until the expiration of a 30-day waiting period following the filing of notification and report forms with the FTC and the DOJ by MITY and Sorenson Capital, unless a request for additional information and documentary material is received from the FTC or the DOJ or unless early termination of the waiting period is granted. If, within the initial 30-day waiting period, either the FTC or the DOJ issues a request for additional information and documentary material concerning the merger, then the waiting period will be extended until the 30th calendar day after the date of substantial compliance with the request by all parties, unless earlier terminated by the FTC or the DOJ or further extended by court order or with the parties' consent. The parties filed their respective notification and report forms with the FTC and the DOJ under the Hart-Scott-Rodino Act on May 11, 2007.

While we believe that we will receive the requisite approvals and clearances for the merger, there can be no assurance that a challenge to the merger on antitrust grounds will not be made or, if a challenge is made, of the result of such challenge. Similarly, there can be no assurance that the parties will obtain the regulatory approvals necessary to complete the merger or that the granting of these approvals will not involve the imposition of conditions to the completion of the merger or require changes to the terms of the merger. These conditions or changes could result in the conditions to the merger not being satisfied prior to the termination date or at all. Under the merger agreement, MITY and Parent have agreed to use their commercially reasonable efforts to obtain all required governmental approvals in connection with the execution of the merger agreement and completion of the merger.


                            THE MERGER AGREEMENT

This section describes the material terms of the merger agreement. The description in this section is not complete. You should read the merger agreement, and the other information that is incorporated by reference in this proxy statement, carefully and in its entirety for a more complete understanding of the merger. The complete text of the merger agreement is attached to this proxy statement as Annex A and is incorporated by reference into this proxy statement.

THE MERGER

Generally

The merger agreement provides that at the closing of the merger, Merger Sub, a wholly owned subsidiary of Parent, will be merged with and into MITY. Upon completion of the merger, MITY will continue as the surviving corporation and will be a wholly owned subsidiary of Parent.

Directors and Officers of the Surviving Corporation after the Merger

The directors and officers of the surviving corporation will be, in the case of directors, the directors of Merger Sub immediately prior to the effective time of the merger and, in the case of officers, the officers of MITY immediately prior to the effective time of the merger.

Manner and Basis of Converting Shares of MITY Common Stock into the Merger Consideration

Under the terms of the merger agreement, upon completion of the merger, each share of MITY common stock will be canceled and converted into the right to receive $21.50 in cash, payable to the holder thereof, without interest or dividends thereon, less any applicable withholding of taxes, as provided in the merger agreement.

COMPLETION AND EFFECTIVENESS OF THE MERGER

We intend to complete the merger no later than five business days after all of the conditions to completion of the merger contained in the merger agreement described in the section entitled "The Merger Agreement-Conditions to Completion of the Merger" beginning on page 44 of this document are satisfied or waived, including approval of the merger agreement and approval of the merger by the shareholders of MITY. The merger will become effective upon the filing of a articles of merger with the Utah Department of Commerce, Division of Corporations and Commercial Code, or such later time as Parent and MITY agree and set forth in the articles of merger.

We are working to complete the merger as quickly as possible. We currently plan to complete the merger late in the second quarter or early in the third quarter of 2007. However, we cannot predict the exact timing because completion of the merger is subject to governmental and regulatory approvals and other conditions.

TREATMENT OF OPTIONS

None of the outstanding options to purchase shares of MITY common stock granted under any stock option plan or otherwise (including without limitation, under MITY's 1997 Stock Incentive Plan and 2006 Stock Incentive Plan, each as amended) (together, the "MITY Option Plans") will be assumed by Parent or Merger Sub. Accordingly:

 - Immediately prior to the effectiveness of the merger, each outstanding option that has a per-share exercise price less than the merger consideration shall become immediately vested and exercisable in full. Shares of MITY common stock issued pursuant to the exercise of MITY stock options prior to the effectiveness of the merger will also be converted into the right to $21.50 in cash, without interest.

 - At the time of the effectiveness of the merger, all outstanding options shall be canceled, in each case, in accordance with and pursuant to the terms of MITY Option Plans under which such options were granted. In considerations of such cancellation, each holder of an option canceled accordingly will be entitled to receive a cash payment equal to the product of (i) the total number of common shares otherwise issuable upon exercise of such option and
(ii) the merger consideration per common share less the applicable exercise price per common share otherwise issuable upon exercise of such option.

EXCHANGE OF MITY STOCK CERTIFICATES FOR THE MERGER CONSIDERATION

General

Merger Sub has appointed [ ] as exchange and paying agent, registrar and transfer agent for the purpose of exchanging certificates representing, immediately prior to the effective time of the merger, common shares for the aggregate merger consideration.

As soon as reasonably practicable after the effective time of the merger, but within at least ten business days, the agent will mail to each record holder of certificates that immediately prior to the effective time of the merger represented common stock a letter of transmittal and instructions describing how to exchange their certificates for the merger consideration.

Upon surrender to the agent of a certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions, the agent will cause the merger consideration to be paid.

The surrendered certificates representing MITY common stock will be canceled. After the effective time of the merger, each certificate representing shares of MITY common stock that has not been surrendered will represent only the right to receive the merger consideration. Following the completion of the merger, MITY will not register any transfers of MITY common stock on its stock transfer books.

Holders of MITY common stock should not send in their MITY stock certificates until they receive a letter of transmittal from the exchange agent for the merger, with instructions for the surrender of MITY stock certificates.

Lost Stock Certificates

If a MITY stock certificate is lost, stolen or destroyed, the owner of the shares represented by such certificate may need to deliver an affidavit and/or bond prior to receiving the merger consideration.

REPRESENTATIONS AND WARRANTIES

The merger agreement contains a number representations and warranties of the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure letter that the parties have exchanged in connection with signing the merger agreement and that modifies, qualifies and creates exceptions to the representations and warranties contained in the merger agreement. Accordingly, you should not rely on the representations and warranties as characterizations of the actual state of facts because (1) in certain cases, they were made only as of the date of the merger agreement or a prior specified date, (2) in some cases they are subject to qualifications with respect to materiality and knowledge and (3) they are modified in part by the underlying disclosure schedule. The disclosure schedule contains information that has been included in MITY's prior public disclosures, as well as non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the merger agreement, which subsequent information may not be fully reflected in MITY's public disclosures.

The representations and warranties that MITY made to Parent and Merger Sub in the merger agreement are typical for transactions such as the merger and include representations and warranties relating to:

 -  Organization and qualification;

 -  Charter documents and bylaws;

 -  Capitalization;

 -  Authority relative to the agreement;

 -  Company subsidiaries;

 -  No violation; required filings and consents;

 -  SEC reports and financial statements;

 -  Compliance with applicable laws;

 -  Absence of certain changes or events;

 -  Change of control;

 -  Litigation;

 -  Information in proxy statement;

 -  Benefit plans;

 -  Taxes;

 -  Intellectual property;

 -  Licenses and permits;

 -  Material contracts;

 -  Environmental laws;

 -  State takeover statutes;

 -  Opinion of financial advisor;

 -  Brokers;

 -  Related party transactions;

 -  Properties and assets;

 -  Labor matters; and

 -  Insurance.

The merger agreement contains limited customary representations and warranties made by Parent, including with respect to the availability of financing and the receipt of financing commitment letters from each of the Parent investors to finance under certain circumstances a portion of the merger consideration. However, receipt of financing by Parent is not a condition to the consummation of the merger.

The representations and warranties of Parent, Merger Sub and MITY contained in the merger agreement expire upon completion of the merger. The representations and warranties in the merger agreement are complicated, are not identical as between MITY and Parent and not easily summarized. You are urged to carefully read Articles 3 and 4 of the merger agreement entitled "Representations and Warranties of the Company" and "Representations and Warranties of Merger Sub and Parent."

Many of the representations and warranties made by each party in the merger agreement are qualified by a materiality standard. This standard requires the representations and warranties to which it applies to be true except in cases where their failure to be true would not have a "material adverse effect" on the party as a whole. The merger agreement defines the term "material adverse effect" (1) when used with respect to MITY, as any circumstance, effect, event, or change that, individually or in the aggregate, is, or is reasonably likely to be, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of MITY and its subsidiaries, taken as a whole, other than resulting from certain excluded matters as described more fully in the merger agreement, or prevents or materially delays the ability of MITY and its subsidiaries to perform their obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement, and (2) when used with respect to Parent or Merger Sub, as any effect, event or change that prevents or materially delays, or is reasonably likely to prevent or materially delay, the ability of Parent and Merger Sub to perform in all material respects their obligations under the merger agreement or to consummate the transactions contemplated by the merger agreement.

CONDUCT OF MITY'S BUSINESS BEFORE COMPLETION OF THE MERGER

Under the merger agreement, MITY has agreed on behalf of itself and its subsidiaries that, except as otherwise expressly contemplated by the merger agreement or as agreed to in writing by Parent, subject to certain exceptions thereto as described in the merger agreement, until the earlier of the completion of the merger or termination of the merger agreement, to not take certain actions with respect to its business operations. These agreements are customary in transactions such as the merger and include, but are not limited to:

 - the business and operations of MITY and its subsidiaries shall be conducted only in the ordinary course of business;

 - MITY shall not issue, sell, pledge or acquire any shares of its capital stock or the capital stock of any of its subsidiaries, or alter in any manner the corporate structure or ownership of any of its subsidiaries;

 - MITY shall not and shall not permit any of its subsidiaries to declare any dividends on any of its capital stock, acquire or agree to acquire any business or division of a business or make any capital expenditures in excess of certain enumerated thresholds;

 - MITY and is subsidiaries shall not, subject to certain exceptions, enter into or amend any agreements with its employees, including compensation and benefit plan arrangements;

 - MITY and its subsidiaries shall not, subject to certain exceptions, sell, lease, license, mortgage or otherwise encumber any of their properties or assets;

 - MITY and its subsidiaries shall not incur, guarantee, assume or forgive any indebtedness;

 - MITY and its subsidiaries shall not approve or put into effect a plan of complete or partial liquidation or other reorganization (other than the merger);

 - MITY and its subsidiaries shall not enter into or materially amend any material contract outside the ordinary course of business consistent with past practice;

 - MITY and its subsidiaries shall not, subject to certain exceptions, renegotiate or enter into any new license, agreement or arrangement relating to any proprietary rights;

 - MITY and its subsidiaries shall comply with their obligations under the material contracts as such obligations become due and maintain in force and effect all of its insurance policies;

 - MITY and its subsidiaries shall maintain any real property to which MITY and any of its subsidiaries own or lease and timely comply in all material respects with any leases or other agreements relating to such real property;

 - MITY and its subsidiaries shall not, subject to certain exceptions, settle any pending or threatened litigation, change any of its material accounting policies, practices or procedures or make or change any material tax election;

 - MITY and its subsidiaries shall not knowingly take, or knowingly agree or commit to take, any action that is reasonably likely to make any representation or warranty contained in the merger agreement inaccurate in any material respect or result in any of the conditions to the merger set forth in the merger agreement not being satisfied; and

 - MITY and its subsidiaries shall not agree or commit to do any of the foregoing.

LIMITATION ON MITY'S ABILITY TO CONSIDER OTHER ACQUISITION PROPOSALS

Under the terms of the merger agreement, subject to certain exceptions described below, MITY agreed that it and its subsidiaries will not, and MITY's respective officers and directors will not and will use their reasonable best efforts to cause each of its respective employees, agents, counsel, accountants, investment bankers, financial advisors and representatives not to, directly or indirectly:

 - solicit, knowingly initiate or encourage (including by way of furnishing information or assistance), or take any other action to knowingly facilitate, any inquiry in connection with or the making of any proposal from any person that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined below),

 - enter into, maintain, participate in or continue any discussion or negotiation with any person (other than Merger Sub, Parent or any of their representatives, as applicable) regarding an acquisition proposal, or knowingly furnish to any person (other than Merger Sub, Parent or any of their representatives, as applicable) any information or otherwise knowingly cooperate in any way with, or knowingly assist or participate in, or knowingly facilitate or encourage, any effort or attempt by any other person (other than Merger Sub, Parent or any of their representatives, as applicable) to make or effect an acquisition proposal, or

 - enter into any agreement, arrangement or understanding with respect to, or otherwise endorse, any acquisition proposal.

As defined in the merger agreement, "Acquisition Proposal" means any offer or proposal for, or any indication of interest in, (i) any direct or indirect acquisition or purchase of 15% or more of MITY's total assets or of any of its subsidiaries, in a single transaction or series of related transactions, (ii) any direct or indirect acquisition or purchase of 15% or more of any class of MITY's equity securities or of any of its subsidiaries, in a single transaction or series of related transactions, (iii) any tender offer or exchange offer (including a self-tender offer) that if consummated would result in any person beneficially owning 15% or more of any class of MITY's equity securities or of any of its subsidiaries, (iv) any merger, consolidation, share exchange, business combination, recapitalization, reclassification or other similar transaction involving MITY or any of its subsidiaries or (v) any public announcement of an agreement, proposal or plan to do any of the foregoing, other than the transactions contemplated by the merger agreement.

However, nothing contained in the merger agreement prohibits MITY's board, prior to approval of the merger agreement by its shareholders at the shareholders' meeting, from furnishing information to, or engaging in discussions or negotiations with, any person that makes an unsolicited Acquisition Proposal (which did not result from a breach of the merger agreement) if (A) its board determines in good faith after consultation with its outside legal counsel, that failure to take such action is reasonably likely to result in the breach of its fiduciary duties to its shareholders under applicable law, (B) the Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined below) and (C) prior to furnishing any nonpublic information to, or engaging in discussions or negotiations with, such person, MITY receive from such person an executed confidentiality agreement (which agreement shall be provided to Parent for information purposes) with terms no less favorable to us, in all material respects, than those contained in the confidentiality agreement between MITY and Parent.

Until the earlier of the effective time of the merger or the termination of the merger agreement, if MITY's board is entitled to furnish information to, or engage in discussions or negotiations with, any person pursuant to the immediately preceding paragraph in respect of any Acquisition Proposal, MITY's board may, prior to the approval of the merger agreement by MITY's shareholders at the shareholders' meeting:

 - withdraw or modify its approval or recommendation of the merger and the merger agreement,

 -  approve or recommend such Acquisition Proposal or

 - terminate the merger agreement in order to enter into a definitive agreement with respect to such Acquisition Proposal, if,

 -  such Acquisition Proposal constitutes a Superior Proposal and

 - our board determines in good faith after consultation with outside legal counsel, that failure to take such action is reasonably likely to result in the breach of MITY's fiduciary duties to its shareholders under applicable law.

Under the merger agreement, MITY and each of its subsidiaries have agreed to immediately cease and cause its respective affiliates and representatives to cease any and all existing activities, discussions or negotiations with any parties (other than Merger Sub, Parent or any of their respective representatives, as applicable) conducted heretofore with respect to any Acquisition Proposal, and shall use their reasonable best efforts to cause any such parties in possession of confidential information about MITY that was furnished by or on behalf of MITY in connection with such Acquisition Proposal to return or destroy all such information in the possession of any such party or its representatives.

For purposes of this Agreement, "Superior Proposal" shall mean any Acquisition Proposal by a person that (i) MITY's board has determined in good faith, after consultation with an independent financial advisor, is more favorable from a financial point of view to its shareholders than the merger (including any adjustment to the terms and conditions thereof proposed in writing by Parent in response to any such Acquisition Proposal), (ii) MITY's board has determined in good faith, after consultation with its outside legal counsel, is of such a nature that failure to accept such Acquisition Proposal is reasonably likely to result in the breach of its board's fiduciary duties to its shareholders under applicable law and (iii) is reasonably capable of being consummated.

FINANCING OF THE MERGER

Parent has received commitment letters pursuant to which (i) CIT Lending Services Corporation has agreed, on the terms and subject to the conditions in the commitment letter, to provide an $35,000,000 first-lien senior secured credit facility in connection with the merger and the other transactions contemplated by the merger agreement, (ii) CIT CRE, LLC has agreed, on the terms and subject to the conditions in the commitment letter, to purchase the Company's real property for $18,370,000 in cash as a source of funds required to consummate the merger and to lease such real property back to the Company,
(iii) Sankaty Advisors, LLC has agreed, on the terms and subject to the conditions in the commitment letter, to provide an $18,000,000 second-lien subordinated term loan facility in connection with the merger and the other transactions contemplated by the merger agreement and (iv) Sorenson Capital Partners, L.P. has agreed, on the terms and subject to the conditions in the commitment letter, to invest up to $22,550,000 in cash as a source of funds required to consummate the merger and the other transactions contemplated by the merger agreement.

The merger agreement requires that Parent will use its commercially reasonable efforts to arrange the debt financing on the terms and conditions described in the commitment letters, including using commercially reasonable efforts satisfy on a timely basis all terms, conditions, representations and warranties applicable to Parent in the commitment letters, enter into definitive agreements regarding that debt financing as contemplated by the commitment letters and obtain funds under the commitment letters at the effective time.

Parent has agreed not to permit any amendment, modification or waiver of any provision of the commitment letters that is materially adverse to MITY without first consulting with MITY and obtaining its prior written consent to any such amendment, modification or waiver (which consent may not be unreasonably withheld, conditioned or delayed). Moreover, to the extent actually known by Parent and Merger Sub, Parent and Merger Sub have agreed to keep MITY (i) fully informed of any material breaches by any party of the commitment letters or any termination of the commitment letters and (ii) upon request of MITY at any time, reasonably informed of the status of the financing process.

MITY has agreed to provide all reasonable cooperation in connection with the arrangement of the debt financing, including:

 - promptly providing to Parent's financing sources all material financial information in its possession as reasonably requested by Parent or Parent's financing sources;

 - making available MITY's senior officers and other representatives to reasonably participate in due diligence sessions and presentations related to the debt financing; and

 - reasonably assisting in the preparation of one or more appropriate offering documents and assisting Parent's financing sources in preparing other appropriate marketing materials to be used in connection with the debt financing.

If the commitment letters are terminated, Parent and Merger Sub will use commercially reasonable efforts to enter into commitments for alternative financing with other persons or modify the capital structure set forth in the commitment letters, provided that the total committed equity financing may not be materially less beneficial to Parent or MITY and shall not be less than the amount set forth in the equity commitment letter described below. Parent and Merger Sub have agreed to provide prompt notice to MITY upon obtaining any such alternative financing commitments. MITY has agreed that Parent and Merger Sub are not required to obtain or seek any financing commitment containing terms or funding conditions less favorable to Parent or Merger Sub than those included in the commitment letters.

CONDITIONS TO COMPLETION OF THE MERGER

The respective obligations of MITY, Parent and Merger Sub to consummate the merger are subject to the satisfaction at or before the effective time of the merger, of each of the following conditions:

 - MITY shall have obtained the approval of the holders of a majority of the outstanding shares of its common stock;

 - no governmental authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent that is then in effect and has the effect of preventing or prohibiting consummation of the merger or otherwise imposing material limitations on the ability of Merger Sub and Parent effectively to acquire or hold MITY's business and the business of its subsidiaries; provided, however, that each of the parties hereto shall use their commercially reasonable efforts to appeal any such order or otherwise have any such order vacated or removed;

 - all material consents, approvals, permits of, authorizations from, notifications to and filings with any governmental authorities required to be made or obtained prior to the consummation of the merger shall have been made or obtained; and

 - any waiting period (and any extension thereof) under the Hart-Scott-Rodino Act or merger control or competition laws or regulations applicable to the consummation of the merger shall have expired or terminated.

The obligations of each of Merger Sub and Parent to consummate the merger are subject to the satisfaction of certain conditions, including:

 - the truth and correctness of the representations and warranties of MITY in the merger agreement, subject to the materiality and material adverse effect standards provided in the merger agreement;

 - the performance by MITY in all material respects of its obligations under the merger agreement;

 - the receipt by MITY of certain specified third party consents and approvals;

 - the holders of not more than 10% of the outstanding MITY common shares shall have demanded payment for their common shares;

 - no circumstance, effect, event or change shall have occurred which, individually or in the aggregate, has had, or is reasonably likely to have a material adverse effect on MITY;

 - there shall not be pending any suit, action or proceeding that has a reasonable likelihood of resulting in an adverse judgment against MITY, Parent or Merger Sub, that challenges or seeks to restrain or prohibit the consummation of the merger, that seeks to prohibit or limit the ownership or operation by MITY of any material portion of its business or assets or that seeks to impose limitations on the ability of Parent or Merger Sub to acquire or hold, or exercise full rights of ownership of, any of the MITY's commons shares;

 - MITY has satisfied the minimum EBITDA requirement set forth as a condition precedent in the terms of the debt commitment letter;

 -  MITY and its subsidiaries have net debt of less than $7,185,000;

 - certain conditions relating to the satisfaction of real estate matters have been satisfied;

 - each of Parent and Merger Sub have received a certificate from MITY to the effect that the conditions to closing set forth in the merger agreement have been satisfied; and

 - the receipt by Parent of resignations, effective at or prior to the effective time of the merger, of each director of MITY.

MITY's obligations to consummate the merger are subject to the satisfaction of certain conditions, including:

 - the truth and correctness of the representations and warranties of Parent and Merger Sub in the merger agreement, subject to the materiality and material adverse effect standards provided in the merger agreement;

 - the performance by Parent and Merger Sub in all material respects of their obligations under the merger agreement; and

 - each of Parent and Merger Sub have received a certificate from MITY to the effect that the conditions to closing set forth in the merger agreement have been satisfied.

TERMINATION OF THE MERGER AGREEMENT

The merger agreement may be terminated and the merger and other transactions contemplated thereby may be abandoned at any time prior to the effective time of the merger, before or after the approval of the merger agreement by MITY's shareholders, by mutual written consent of Parent, Merger Sub and us.

The merger agreement may be terminated and the merger and other transactions contemplated thereby may be abandoned at any time prior to the effective time of the merger, before or after the approval of the merger agreement by MITY's shareholders, by either Merger Sub and Parent, on the one hand, or by us, on the other hand, if:

 - any governmental authority has acted to permanently restrain, enjoin or otherwise prohibit the merger and such action has become final and nonappealable, unless the terminating party's failure to comply with the merger agreement has caused or resulted in the denial or action;

 - the merger shall not have been consummated on or before October 2, 2007 (the "Expiration Date"), unless the terminating party's failure to comply with the merger agreement has caused or resulted in the denial or action; or

 - shareholder approval shall not have been obtained by the earlier of (i) the shareholders' meeting or at any adjournment or postponement thereof at which a vote on such approval was taken or (ii) the date that is five days prior to the Expiration Date.

The merger agreement may be terminated and the merger and other transactions contemplated thereby may be abandoned at any time prior to the effective time of the merger, before or after the approval of the merger agreement by MITY's shareholders, by action of the board of directors of Merger Sub and the board of directors of Parent, if:

 - there is a breach by MITY that would cause the failure of a condition to the terminating party's obligation to complete the merger, unless the breach is cured within 30 days after the giving of notice of the breach and provided Parent or Merger Sub has no uncured breach.

 - at any time prior to the approval of the merger agreement by MITY's shareholders, (i) MITY's board publicly withdraws, modifies or changes its approval or favorable recommendation of the merger agreement or the merger,
(ii) MITY's board fails to reconfirm such approval and favorable recommendation within ten business days after a written request by Merger Sub and Parent to do so, (iii) MITY's board shall have taken no position with respect to, or failed to publicly recommend against acceptance of, any Acquisition Proposal within ten business days after the public disclosure of such Acquisition Proposal, (iv) MITY's board shall have approved or recommended to its shareholders any Acquisition Proposal, (v) MITY fails to call the shareholders' meeting within 35 days of mailing the definitive Proxy Statement or fails to mail the Proxy Statement within ten days after being cleared by the SEC or fails to include in such statement MITY's board's favorable recommendation of the merger agreement and the merger or (vi) MITY or its board resolves to do any of the foregoing; or

 - MITY has breached its non-solicitation obligations under the merger agreement; provided any breach of MITY's obligations to keep Parent fully apprised of any Acquisition Proposal under the merger agreement shall have been a material breach.

The merger agreement may be terminated by MITY, acting under the direction of its board, and the merger and other transactions contemplated thereby may be abandoned if:

 - there is a breach by Parent or Merger Sub that would cause the failure of a condition to the terminating party's obligation to complete the merger, unless the breach is cured within 30 days after the giving of notice of the breach and provided Parent or Merger Sub has no uncured breach.

 - the conditions to closing contained in the merger agreement have been satisfied, or may be satisfied at closing, and Parent and Merger Sub fail to close because they have failed to obtain financing to complete the merger, whereupon Parent is required to pay an $815,000 fee.

 - MITY's board of directors has changed its recommendation of the transaction in favor of a Superior Proposal and MITY has otherwise fulfilled its obligations with regard to such Superior Proposal.

TERMINATION FEE; EXPENSES

MITY is required to reimburse Parent and Merger Sub for their reasonable documented out-of-pocket expenses up to $700,000 if:

 - Any party terminates the merger agreement because the shareholders fail to approve the merger agreement regardless whether an alternative proposal regarding the acquisition of MITY has been made and publicly disclosed to shareholders and not subsequently withdrawn in advance of the shareholders' meeting; or

 - Parent or Merger Sub terminates the merger agreement because MITY has failed to cure a material breach of its representations and warranties or covenants contained in the merger agreement within 30 days' advance notice, other than its obligations concerning nonsolicitation of other bidders for which a fee is payable.

MITY is required to pay a termination fee of $1,450,000 to Parent if:

 - Parent or Merger Sub terminates the merger agreement because the MITY board of directors (i) publicly withdraws or changes its favorable recommendation of the merger agreement, (ii) fails to publicly confirm such favorable recommendation within ten business days after a written request by Merger Sub and parent, (iii) fails to take any action with respect to or to publicly recommend against any alternative proposal within ten business days of public disclosure of such acquisition proposal, (iv) approves or recommends to the shareholders any alternative proposal, or (v) fails to call a shareholders' meeting to approve the merger agreement within 35 days of mailing the definitive proxy statement or fails to mail the definitive proxy statement within ten days of being cleared by SEC or fails to include in the proxy statement its favorable recommendation of the merger agreement;

 - Parent or Merger Sub terminates the merger agreement because MITY has breached its nonsolicitation of other bidders obligations under the merger agreement, subject to certain materiality limitations (see "The Merger Agreement-Limitation on MITY's Ability to Consider Other Acquisition Proposals");

 - MITY terminates the merger agreement in order to pursue an alternative proposal that, in accordance with the terms of the merger agreement, the MITY board of directors has determined to be superior to the merger;

 - Any party terminates the merger agreement after October 2, 2007, the expiration date of the merger agreement, and prior to the shareholders' meeting, an alternative proposal has been made and MITY enters into a definitive agreement or completes a transaction for such alternative proposal within 12 months of the termination of the merger agreement; or

 - Any party terminates the merger agreement because the shareholders fail to approve the merger agreement and prior to the shareholders' meeting, an alternative proposal has been made and publicly disclosed to shareholders and not subsequently withdrawn and MITY enters into a definitive agreement or completes a transaction for such alternative proposal within 12 months of the termination of the merger agreement, provided that the amount payable to Parent in such case will be $1,450,000 less any expenses of Parent and Merger Sub previously reimbursed by MITY as described above.

Parent is required to pay an $815,000 fee to MITY if:

 - MITY terminates the merger agreement if Parent or Merger Sub has failed to cure a material breach of its representations and warranties or covenants contained in the merger agreement within 30 days' advance notice; or

 - the conditions to closing contained in the merger agreement have been satisfied, or may be satisfied at closing, and Parent and Merger Sub fail to close because they have failed to obtain financing to complete the merger.

MODIFICATION OR AMENDMENT

The merger agreement may be amended by the parties at any time before or after approval of the merger agreement by the MITY shareholders; provided, however, that after any such approval, there shall not be made any amendment that by law requires the further approval by such shareholders without such further approval and provided further, however, the provisions relating to indemnification of certain parties under the agreement may not be amended or modified without the prior written agreement of each of the indemnified parties. Without limiting the foregoing, the merger agreement may not be amended or modified except by an instrument in writing signed by each of the parties thereto.


                              THE VOTING AGREEMENTS

Effective on May 2, 2007, the following Voting Agreement Shareholders, holding an aggregate of 967,743 shares of MITY common stock which were outstanding as of May 2, 2007, entered into voting agreements with Parent:

 -  Gregory L. Wilson

 -  Kathleen R. Wilson

 -  Peter Najar

 -  Constance S. Crump

 -  C. Lewis Wilson

 -  Grace S. Wilson

 -  Hal B. Heaton

 -  Bradley T Nielson

 -  Kellie Joan Nielson

 -  Paul R. Killpack

 -  Gregory D. Dye

 -  Amanda Wilson

 -  Emily Wilson

 -  Christopher Lang West Trust

 -  C. Lewis Wilson & Grace Wilson JTWROS

 -  Ben T. Wilson

 -  Megan K. Wilson

Holders of a majority of the outstanding shares of MITY common stock must vote in favor of the merger agreement in order for it to be approved.

The following is a description of the material terms of the voting agreements. The complete form of the voting agreements is attached as ANNEX B to this document and is incorporated into this document by reference. All MITY shareholders are urged to read the form of the voting agreements carefully and in its entirety.

Under the MITY voting agreements, the Voting Agreement Shareholders, in their capacity as MITY shareholders, agreed to vote, or cause the record holders of their MITY securities to vote, the MITY common stock beneficially owned by them as of May 2, 2007, and any other securities of MITY that become beneficially owned by them after May 2, 2007, in the following manner:

 - in favor of the approval of the merger agreement, and the transactions contemplated by the merger agreement;

 - against approval of any proposal made in opposition to or competition with consummation of the merger and the merger agreement;

 - against any Acquisition Proposal from any party other than Parent or an affiliate of Parent as contemplated by the merger agreement;

 - against any proposal that is intended to, or is reasonably likely to, result in the conditions of Parent's or Merger Sub's obligations under the merger agreement not being fulfilled;

 - against any amendment to MITY'S articles of incorporation or bylaws that is not requested or expressly approved by Parent, which consent may not be unreasonably withheld, conditioned or delayed; and

 -  against any dissolution, liquidation or winding up of MITY.
Under the MITY voting agreements, each Voting Agreement Shareholder delivered an irrevocable proxy to Parent to vote the securities of MITY owned by such shareholder in accordance with the terms of the MITY voting agreement.

Pursuant to the MITY voting agreements, each of the Voting Agreement Shareholders has agreed not to take any of the following actions until the effective time of the merger or the termination of the merger agreement:

 - transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing, any or all of the MITY securities held by such shareholder or any right or interest therein, except as provided in the MITY voting agreement;

 - enter into any contract, option or other agreement, arrangement or understanding with respect to any such transfer described above;

 - grant any proxy, power-of-attorney or other authorization or consent with respect to any of the MITY securities held by such shareholder (other than the proxy contemplated in the MITY voting agreement); or

 - deposit any of the MITY securities held by such shareholder into a voting trust, or enter into a voting agreement or arrangement with respect to any of the MITY securities.

The obligations under the MITY voting agreements will terminate on the earlier to occur of the effective time of the merger or on the date the merger agreement is terminated.

                    MARKET PRICE FOR MITY COMMON STOCK

MITY's common stock is traded on The Nasdaq Stock Market under the symbol "MITY." The following table sets forth, for the periods indicated, the high and low reported closing prices per share of MITY common stock on The Nasdaq Stock Market for each quarterly period since the beginning of MITY's fiscal year ended March 31, 2006.

                                           PRICE RANGE OF COMMON STOCK

                                                HIGH          LOW
Fiscal year ended March 31, 2008
     First Quarter (through May 16, 2007) $ 21.22 $ 19.04 Fiscal year ended March 31, 2007
     First Quarter                           $  19.50      $  17.85
     Second Quarter                          $  19.20      $  16.75
     Third Quarter                           $  18.40      $  17.10
     Fourth Quarter                          $  19.93      $  17.61
Fiscal year ended March 31, 2006
     First Quarter                           $  17.53      $  13.72
     Second Quarter                          $  17.59      $  14.99
     Third Quarter                           $  18.74      $  16.55
     Fourth Quarter                          $  19.58      $  17.05

If the merger is completed, MITY common stock will be delisted from The Nasdaq Stock Market, there will be no further public market for shares of MITY common stock, and each share of MITY common stock will be cancelled and converted into the right to receive $21.50 in cash, without interest.

On May 2, 2007, which was the last trading day prior to the announcement of the merger, the closing price of MITY common stock was $19.68 per share. On [ ], 2007, which was the most recent practicable trading day prior to the printing of this proxy statement, the closing price of MITY common stock was $[ ] per share.

There were [ ] security holders of record as of [ ], 2007. In addition, management estimates that there were approximately [ ] beneficial shareholders. Since the closing of its public offering, the Company has not declared or paid any dividends on its common stock and does not currently anticipate declaring or paying dividends at any time in the foreseeable future.

      SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth security ownership information as of [ ], 2007
(i) for persons known by us to own beneficially more than five percent of MITY's common stock, (ii) for each director or director nominee and named executive officer, and (iii) for all named executive officers and directors as a group.


                                            NUMBER OF SHARES     PERCENT OF
NAME AND ADDRESS OF BENEFICIAL OWNER(1)   BENEFICIALLY OWNED(2)   CLASS(3)

Gregory L. and Kathleen Wilson(4)               738,990             21.24%
Royce & Associates, LLC(5)                      330,200              9.49
Bares Capital Management, Inc.(6)               266,490              7.66
Dalton, Greiner, Hartman, Maher & Co LLC(7)     172,795              4.97
Bradley T Nielson(8)                            129,500              3.72
Peter Najar and Constance S. Crump(9)           119,107              3.42
Paul R. Killpack(10)                             38,273              1.10
C. Lewis Wilson(11)                              37,354              1.07
Gregory D. Dye(12)                               30,819              0.89
Hal B. Heaton(13)                                16,000              0.46
All officers and directors as a group
  (7 persons)                                 1,110,043             31.90

(1) The address for Gregory L. and Kathleen Wilson, Bradley T Nielson, Paul R. Killpack, and Gregory D. Dye is 1301 West 400 North, Orem, Utah 84057. The address for Royce & Associates, LLC is 1414 Avenue of the Americas, New York, NY 10019. The address for Bares Capital Management, Inc. is 221 W 6th Street, Suite 1225, Austin, TX 78701. The address for Dalton, Greiner, Hartman, Maher & Co LLC is 565 Fifth Avenue, Suite 2101, New York, NY 10017. The address for Peter Najar and Constance S. Crump is 9900 Phillips Road, Lafayette, Colorado 80026 The address for C. Lewis Wilson is 377 West 800 North, Salt Lake City, Utah 84103. The address for Hal B. Heaton is 1441 North 1450 East, Provo, Utah 84604.

(2) The number of shares beneficially owned includes shares of MITY's common stock for which the persons set forth in this table have or share either investment or voting power. The number of shares beneficially owned also includes shares that any of the named persons has the right to acquire within 60 days of May [ ], 2007 upon exercise of the stock options granted to them under the Company's 1997 and 2006 Stock Incentive Plans.

(3) All percentages have been calculated to include 3,479,614 shares of common stock outstanding on May [ ], 2007, and the options exercisable by the named individuals within 60 days following May [ ], 2007.

(4) Includes 493,264 shares owned individually by Mr. Wilson, 234,740 shares owned individually by his wife, Kathleen Wilson, and 10,986 shares held by Kathleen Wilson as the custodian for the Wilson children. Gregory and Kathleen Wilson disclaim beneficial ownership of the shares held by Kathleen Wilson as custodian for their children.

(5) Information is based on Form 13F, dated May 9, 2007, filed with the SEC by Royce & Associates, LLC for the period ended March 31, 2007.

(6) Information is based on Form 13F, dated May 14, 2007, filed with the SEC by Bares Capital Management, Inc. for the period ended March 31, 2007.

(7) Information is based on Form 13F, dated May 3, 2007, filed with the SEC by Dalton, Greiner, Hartman, Maher & Co LLC for the period ended March 31, 2007.

(8) Includes 34,100 shares owned individually by the Bradley T Nielson Trust, 27,900 shares owned by the Kellie Joan Nielson Trust and 67,500 shares that Mr. Nielson had the right to acquire within 60 days following May [ ], 2007 upon exercise of options granted to him. Mr. Nielson is the trustee of the Bradley T Nielson Trust. Kellie Joan Nielson is the trustee of the Kellie Joan Nielson Trust and is the wife of Mr. Nielson. Mr. Nielson disclaims beneficial ownership of the shares held by Kellie Joan Nielson.

(9) Includes 95,524 shares owned individually by Mr. Najar, 17,583 shares owned individually by Constance S. Crump (wife of Mr. Najar), and 6,000 shares held in trust for certain young relatives with Constance S. Crump acting as custodian. Mr. Najar disclaims beneficial ownership of the shares held by Constance S. Crump as custodian.

(10) Includes 773 shares owned by Mr. Killpack through MITY's 401(k) Plan and 37,500 shares that Mr. Killpack had the right to acquire within 60 days following May [ ], 2007 upon exercise of options granted to him.

(11) Includes 9,170 shares owned individually by Mr. Wilson, 18,114 shares owned jointly by Mr. Wilson and his wife, Grace Wilson, 9,170 shares owned individually by Grace Wilson, and 900 shares held by Mr. Wilson as custodian for the Wilson children.

(12) Includes 3,819 shares owned by Mr. Dye through MITY's 401(k) Plan and 27,000 shares that Mr. Dye had the right to acquire within 60 days following May [ ], 2007 upon exercise of options granted to him.

(13) Includes 6,000 shares owned individually by Mr. Heaton and 10,000 shares that Mr. Heaton had the right to acquire within 60 days following May [ ], 2007 upon exercise of options granted to him.


                                DISSENTERS' RIGHTS

Under Utah law, shareholders may dissent from the merger and have the fair value of shares paid in cash. To exercise this right, you must follow certain procedures in a timely manner. The steps you must take if you wish to exercise dissenters' rights with respect to the merger are described below. The description is not complete. You should read Sections 16-10a-1301 through 16-10-1331 of the Utah Revised Business Corporations Act (the "Utah Act") attached hereto as ANNEX D. FAILURE TO TAKE ANY ONE OF THE REQUIRED STEPS MAY RESULT IN THE TERMINATION OF YOUR DISSENTERS' RIGHTS UNDER THE UTAH ACT. If you are a MITY shareholder considering dissenting, you should consult your own legal advisor.

To exercise dissenters' rights, you must comply with the provisions of Sections 16-10a-1301 through 16-10a-1331 of the Utah Act, including the following five conditions:

 - you must be a MITY shareholder on the date the merger is approved by the shareholders;

 - prior to the vote of the shareholders on the merger, you must deliver to the Company written notice of your intent to demand payment for your shares if the proposed merger is approved;

 -  you must not vote any of your shares in favor of the merger;

 - you must demand payment in accordance with the terms of a dissenters' notice, which will be sent to dissenting shareholders within ten days after the merger is approved; and

 - you must deposit your certificates in accordance with the terms of the dissenters' notice.

The following is a more detailed description of the conditions you must satisfy to perfect dissenters' rights in accordance with the Utah Act. We recommend that you refer to Sections 16 10a-1301 through 16-10-1331 of the Utah Act for a complete description of the conditions you must satisfy to perfect your dissenters' rights under Utah law.

     MUST BE SHAREHOLDER ON THE DATE THE MERGER IS APPROVED. To be entitled to dissenters' rights, you must be the record holder or beneficial owner of the dissenting shares on the date the merger is approved by the shareholders of Company. If you have a beneficial interest in shares of Company common stock that are held of record in the name of another person, you must act promptly to cause the shareholder of record to follow the steps described below.

     NOTICE OF INTENT TO DEMAND PAYMENT. If you intend to exercise your dissenters' rights, you must perfect such rights prior to the vote of the MITY shareholders at the special meeting by delivering to the Company a written notice of your intent to demand payment for your shares if the proposed merger is approved.

     NO VOTE IN FAVOR OF THE MERGER. You must not vote your shares in favor of the approval of the merger agreement or approval of the merger at the special meeting. This requirement will be satisfied:

 - if a properly executed proxy is submitted with instructions to vote "AGAINST" the merger or to abstain from this vote;

 - if no proxy is returned and no vote is cast at the special meeting in favor of the merger; or

 -  if you revoke a proxy and later abstain from or vote "AGAINST" the merger.

A VOTE "FOR" THE MERGER IS A WAIVER OF DISSENTERS' RIGHTS. A proxy that is returned signed but on which no voting preference is indicated will be "FOR" the merger and will constitute a waiver of dissenters' rights. Failure to vote does not constitute a waiver of dissenters' rights.

     DEMAND FOR PAYMENT. If the merger is approved, the Company will deliver a dissenters' notice to each shareholder who provided the Company with written notice of their intent to demand payment for their shares. The dissenters' notice will be delivered to dissenting shareholders within ten days after the date the merger is approved by the shareholders. The dissenters' notice will state that the merger was authorized and the effective time or proposed effective time of the merger. In addition, the dissenters' notice will provide a form for you to use for demanding payment of the "fair value" of your shares, and important instructions you must follow in order to demand and receive payment for your shares. Specifically, the dissenters' notice will set forth the following:

 -  the address to which you must send the payment demand;

 - where and when certificates for shares must be deposited and the date by which the Company must receive the payment demand (which date must not be fewer than 30 days nor more that 70 days after the date on which the dissenters' notice is delivered);

 - a form for demanding payment which will request you to state the address to which payment is to be made and certify that you acquired beneficial ownership of the shares before the date of the first public announcement of the terms of the merger; and

 -  a copy of the sections of the Utah Act pertaining to dissenters' rights.

     DEPOSIT OF CERTIFICATES. Once you receive the dissenters' notice, you must deposit your stock certificates in accordance with the terms of the dissenters' notice. IF YOU DO NOT DEMAND PAYMENT OR YOU DO NOT DEPOSIT YOUR CERTIFICATES AS REQUIRED BY THE DISSENTERS' NOTICE, YOU WILL NOT BE ENTITLED TO A DISSENTER'S RIGHT OF PAYMENT FOR YOUR SHARES.

Upon the later of (a) the effective date of the corporate action creating dissenters' rights or (b) the receipt of the payment demand, the Company will pay each shareholder who has complied with the requirements set forth above, and who, if the dissenters' notice so requires, certifies that he acquired beneficial ownership of the shares before the date of the first public announcement to the news media of the terms of the merger, the amount that the Company estimates to be the fair value of such shares, plus accrued interest. If a shareholder does not provide certification that he acquired beneficial ownership of the shares before the date of the first public announcement of the merger, if required by the dissenters' notice, the Company may, in lieu of making payment as indicated above, offer to make payment if the dissenter agrees to accept such payment in full satisfaction of his demand. The demand payment or the offer to make payment, as applicable, will be accompanied by the latest available financial statements of the Company, a statement of the estimate of the fair value of the respective shares and the amount of interest payable with respect to such shares, a statement of your rights if you are dissatisfied with the payment and a copy of the sections of the Utah Act pertaining to dissenters' rights.

If (a) you believe that the amount paid by the Company is less than the fair value of your shares or that the interest due is incorrectly calculated, (b) the Company fails to make payment within 60 days after the date set in the dissenters' notice for demanding payment, or (c) the merger is not consummated and the Company does not return to you your deposited certificates within 60 days after the date set in the dissenters' notice for demanding payment, you may notify the Company of your estimate of the fair value of your shares and the amount of interest due and demand payment of your estimate, less any payment previously received. You must notify the Company of your demand in writing within 30 days after the Company made or offered payment for your shares. If, within 60 days after receipt by the Company of a demand described in this paragraph, the demand remains unsettled, the Company will commence a proceeding and will petition the court to determine the fair value of the shares and accrued interest thereon. If the Company does not bring the proceeding within such 60-day period, it must pay each dissenter whose demand remains unsettled the amount demanded. If the proceeding is brought within the 60-day period, you will be entitled to judgment for the amount, if any,
(x) by which the court finds the fair value of your shares, plus interest, exceeds the amount paid by the Company pursuant to Section 16-10a-1325 of the Utah Act, or (y) the fair value, plus interest, of your after-acquired shares for which the Company elected to withhold payment under Section 16-10a-1327 of the Utah Act.

In an appraisal proceeding commenced as described above, the court will determine all costs of the proceeding and assess such costs against the Company, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith. The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable (a) against the Company and in favor of any or all dissenters if the court finds the Company did not substantially comply with the requirements of the Utah Act pertaining to dissenters' rights or (b) against either the Company or one or more dissenters, in favor of the other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith.


                               OTHER MATTERS

You should rely only on the information contained in this proxy statement or incorporated herein by reference to vote your shares at the special meeting. MITY has not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [ ], 2007. You should not assume that the information contained in this proxy statement is accurate as of any date other than that date, and the mailing of this document to shareholders is not intended to create any implication to the contrary.

The MITY board of directors does not intend to bring before the meeting any matters other than those set forth herein, and has no present knowledge that any other matters will or may be brought before the meeting by others. If, however, any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the proxies in accordance with their judgment.

MITY does not currently expect to hold a 2007 annual meeting of shareholders because MITY will not be an independent public company if the merger has been completed at that time and it will no longer hold shareholder meetings. If the merger is not consummated and MITY hold its 2007 annual meeting of shareholders, then a MITY shareholder who wishes to submit a proposal at such meeting must provide that proposal to MITY on a timely basis and satisfy the other conditions set forth in applicable SEC rules.

Shareholders of the Company who intended to present proposals at MITY's 2007 Annual Meeting were required to deliver such proposals to us no later than February 14, 2007, in order to be included in the proxy statement and form of proxy relating to the 2007 Annual Meeting.


                      WHERE YOU CAN FIND MORE INFORMATION

MITY files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information MITY files at the SEC's public reference room in Washington D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. MITY's public filings are also available to the public from document retrieval services, and their public filings are also available to the public at the Internet website maintained by the SEC at http://www.sec.gov. MITY's public filings are also available under the "Financial Info" tab on MITY's website at www.mityenterprises.com.



















                                   ANNEX A
                        AGREEMENT AND PLAN OF MERGER












                            AGREEMENT AND PLAN OF MERGER



                               dated as of May 2, 2007


                                    by and among


                               MITY ENTERPRISES, INC.,


                                FP MERGER SUB, INC.,

                                        and

                                 MLE HOLDINGS, INC.





























                              TABLE OF CONTENTS

                                                                   Page
ARTICLE 1 THE MERGER                                                 2
1.01     The Merger                                                  2
1.02     Effective Time                                              2
1.03     Effects of the Merger                                       2
1.04     Articles of Incorporation and Bylaws of the Surviving
         Corporation                                                 2
1.05     Directors                                                   2
1.06     Officers                                                    2
1.07     Closing                                                     2
1.08     Additional Actions                                          3

ARTICLE 2 EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE
COMPANY AND MERGER SUB                                               3
2.01     Effect on Shares of Capital Stock                           3
2.02     Options                                                     4
2.03     Payment for Common Shares in the Merger                     5
2.04     Adjustment of the Merger Consideration and the Cash Pay
         Option Consideration                                        8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY              8
3.01     Organization and Qualification                              8
3.02     Charter Documents and Bylaws                                9
3.03     Capitalization                                              9
3.04     Authority Relative to this Agreement                       10
3.05     Company Subsidiaries                                       11
3.06     No Violation; Required Filings and Consents                11
3.07     SEC Reports and Financial Statements                       12
3.08     Compliance with Applicable Laws                            13
3.09     Absence of Certain Changes or Events                       13
3.10     Change of Control                                          14
3.11     Litigation                                                 15
3.12     Information in Proxy Statement                             15
3.13     Benefit Plans                                              15
3.14     Taxes                                                      17
3.15     Intellectual Property                                      19
3.16     Licenses and Permits                                       21
3.17     Material Contracts                                         22
3.18     Environmental Laws                                         23
3.19     State Takeover Statutes                                    23
3.20     Opinion of Financial Advisor                               23
3.21     Brokers                                                    24
3.22     Related Party Transactions                                 24
3.23     Properties and Assets                                      24
3.24     Labor Matters                                              25
3.25     Insurance                                                  25

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND
PARENT                                                              26
4.01     Organization and Qualification                             26
4.02     Charter Documents and Bylaws                               26
4.03     Authority Relative to this Agreement                       26
4.04     No Violation; Required Filings and Consents                27
4.05     Financing                                                  27
4.06     Brokers                                                    28
4.07     Proxy Statement                                            28

ARTICLE 5 COVENANTS                                                 28
5.01     Interim Operations                                         28
5.02     Shareholders Meeting                                       32
5.03     Filings; Consents, etc.                                    33
5.04     Access to Information                                      33
5.05     Notification of Certain Matters                            34
5.06     Public Announcements                                       34
5.07     Indemnification; etc                                       35
5.08     Further Assurances; Commercially Reasonable Efforts        36
5.09     Third Party Standstill Agreements                          36
5.10     No Solicitation                                            36
5.11     SEC Reports                                                39
5.12     Termination of Registration                                39
5.13     Financing                                                  39
5.14     Special Meeting                                            40
5.15     Shareholder Litigation                                     40
5.16     Transition Assistance                                      40

ARTICLE 6 CONDITIONS TO CONSUMMATION OF THE MERGER                  41
6.01     Conditions to the Obligations of Each Party                41
6.02     Conditions to Obligations of Merger Sub and Parent         41
6.03     Conditions to Obligation of the Company                    44

ARTICLE 7 TERMINATION                                               44
7.01     Termination by Mutual Consent                              44
7.02     Termination by Merger Sub, Parent or the Company           45
7.03     Termination by Merger Sub and Parent                       45
7.04     Termination by the Company                                 46
7.05     Effect of Termination                                      46

ARTICLE 8 MISCELLANEOUS                                             46
8.01     Payment of Fees and Expenses                               46
8.02     Guarantee                                                  48
8.03     No Survival                                                48
8.04     Modification or Amendment                                  49
8.05     Entire Agreement; Assignment                               49
8.06     Severability                                               49
8.07     Notices                                                    49
8.08     Governing Law                                              50
8.09     Descriptive Headings                                       51
8.10     Counterparts                                               51
8.11     Certain Definitions                                        51
8.12     Specific Performance                                       52
8.13     Extension; Waiver                                          52
8.14     Third-Party Beneficiaries                                  52
8.15     Submission to Jurisdiction                                 52
8.16     Incorporation of Exhibits                                  53





                     AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of May 2, 2007, is entered into by and among MITY Enterprises, Inc., a Utah corporation (the "Company"), FP Merger Sub, Inc., a Utah corporation ("Merger Sub"), and MLE Holdings, Inc., a Delaware corporation ("Parent").

                               RECITALS

WHEREAS, the board of directors of the Company (the "Company Board"), subject to the terms and conditions set forth herein, has (i) declared the advisability of this Agreement and approved this Agreement, (ii) resolved to recommend approval and adoption of this Agreement by the shareholders of the Company and (iii) received a written opinion of the Financial Advisor (as defined in Section 3.20) as set forth in Section 3.20 herein;

WHEREAS, the board of directors of Merger Sub has (i) declared the advisability of this Agreement and (ii) approved this Agreement;

WHEREAS, Parent has adopted this Agreement in its capacity as the sole shareholder of Merger Sub;

WHEREAS, the Company Board and the board of directors of Merger Sub have approved the merger of Merger Sub with and into the Company, with the Company as the surviving corporation, upon the terms and subject to the conditions set forth in this Agreement and the Utah Revised Business Corporation Act (the "UBCA"), whereby (i) each issued and outstanding share of the common stock, par value $0.01 per share (the "Common Shares"), of the Company (other than Common Shares to be canceled pursuant to Section 2.01(b) and Dissenting Shares (as defined in Section 2.01(d))), shall be converted into the right to receive the Merger Consideration (as defined in Section 2.01(a)) and (ii) each Cash-Pay Option (as defined in Section 2.02(b)) shall be converted into the right to receive the Cash-Pay Option Consideration (as defined in Section 2.02(b));

WHEREAS, concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain shareholders of the Company are entering into voting agreements with Parent; and

WHEREAS, the Company, Merger Sub, and Parent desire to make certain representations, warranties, covenants and agreements in connection with the Merger, and also to prescribe various conditions to the Merger.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:


                                   ARTICLE 1

                                  THE MERGER

1.01 The Merger. At the Effective Time (as defined in Section 1.02), subject to the terms and conditions of this Agreement and in accordance with the provisions of the UBCA, Merger Sub shall be merged (the "Merger") with and into the Company. Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Utah.

1.02 Effective Time. Subject to the provisions of this Agreement, on the Closing Date the parties shall file with the Utah Department of Commerce, Division of Corporations and Commercial Code (the "Division") articles of merger (the "Articles of Merger"), executed in accordance with the relevant provisions of the UBCA. The Merger shall become effective upon the filing of the Articles of Merger with the Division or at such later time as is agreed to by the parties hereto and specified in the Articles of Merger (the time at which the Merger becomes effective is herein referred to as the "Effective Time").

1.03 Effects of the Merger. The Merger shall have the effects set forth herein, in the Articles of Merger and in the UBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and the Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and the Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

1.04 Articles of Incorporation and Bylaws of the Surviving Corporation. The articles of incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the articles of incorporation of the Surviving Corporation until duly amended; provided that such articles of incorporation shall be amended to reflect that the name of the Surviving Corporation shall be "MITY Enterprises, Inc."

(a) The bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be the bylaws of the Surviving Corporation, until duly amended.

1.05 Directors. The directors of Merger Sub immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal in accordance with applicable law and the Surviving Corporation's articles of incorporation and bylaws.

1.06 Officers. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

1.07 Closing. Subject to the conditions contained in this Agreement, the closing of the Merger (the "Closing") shall take place (a) at the offices of Kirkland & Ellis LLP, 555 California Street, San Francisco, California 94104, on the later of (i) the date which is most promptly practicable following the date of the satisfaction (or waiver if permissible) of all of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), but in no event later than the fifth (5th) business day following such date and (ii) August 2, 2007 (the "Target Closing Date") or (b) at such other place and time and/or on such other date as the Company and Parent may agree in writing. The date on which the Closing occurs is hereinafter referred to as the "Closing Date."

1.08 Additional Actions. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances in law or any other acts are necessary or desirable to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of the Company or Merger Sub, the Company and its officers and directors shall be deemed to have granted to the Surviving Corporation an irrevocable power of attorney to execute and deliver all such deeds, assignments and assurances in law and to take all acts necessary, proper or desirable to vest, perfect or confirm title to and possession of such rights, properties or assets in the Surviving Corporation, and the officers and directors of the Surviving Corporation are authorized in the name of the Company to take any and all such action.

                                  ARTICLE 2

                 EFFECT OF THE MERGER ON THE CAPITAL STOCK
                       OF THE COMPANY AND MERGER SUB

2.01     Effect on Shares of Capital Stock

(a) Common Shares of the Company. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Common Shares, the Company or Merger Sub, each Common Share that is issued and outstanding immediately prior to the Effective Time (other than (i) Dissenting Shares, and (ii) those Common Shares to be canceled pursuant to Section 2.01(b)) shall be canceled and extinguished and converted into the right to receive $21.50 in cash (the "Merger Consideration"), payable to the holder thereof, without interest or dividends thereon, less any applicable withholding of taxes, in the manner provided in Section 2.03. All such Common Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and each holder of a certificate or certificates representing any such Common Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

(b) Cancellation of Certain Common Shares. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any Common Shares, the Company or Merger Sub, each Common Share that is owned by the Company or any wholly owned subsidiary as treasury stock or otherwise or owned by Merger Sub or Parent or any of their respective subsidiaries immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and no cash or other consideration shall be delivered or deliverable in exchange therefor.

(c) Capital Stock of Merger Sub. As of the Effective Time, each share of common stock, par value $.01 per share, of Merger Sub ("Merger Sub Common Stock") issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holders of Merger Sub Common Stock, the Company or Merger Sub, be converted into one validly issued, fully paid and non-assessable share of common stock, par value $.01 per share, of the Surviving Corporation ("Surviving Corporation Common Stock"). Each certificate that, immediately prior to the Effective Time, represented issued and outstanding shares of Merger Sub Common Stock shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the shares of the Surviving Corporation capital stock into which such shares have been converted pursuant to the terms hereof; provided, however, that the record holder thereof shall receive, upon surrender of any such certificate, a certificate representing the shares of Surviving Corporation Common Stock into which the shares of Merger Sub Common Stock formerly represented thereby shall have been converted pursuant to the terms hereof.

(d) Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, any Common Shares issued and outstanding immediately prior to the Effective Time and held by a holder (a "Dissenting Shareholder") who held such Common Shares as of the date of approval of the Merger by the Shareholders of the Company but has not voted in favor of the Merger or consented thereto in writing and who has properly demanded appraisal for such Common Shares in accordance with the UBCA ("Dissenting Shares") shall not be converted into a right to receive the Merger Consideration at the Effective Time in accordance with Section 2.01(a) hereof, but shall represent and become the right to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to the laws of the State of Utah, unless and until such holder fails to perfect or withdraws or otherwise loses such holder's right to appraisal and payment under the UBCA. If a Dissenting Shareholder fails to perfect appraisal rights in accordance with the UBCA, or if such holder withdraws or otherwise loses such holder's right to appraisal, such former Dissenting Shares held by such holder shall be treated as if they had been converted as of the Effective Time into a right to receive, upon surrender as provided above, the Merger Consideration, without any interest or dividends thereon, in accordance with Section 2.01(a). The Company shall give Merger Sub prompt notice of any demands received by the Company for appraisal of Common Shares, withdrawals of such demands and any other instruments served pursuant to the UBCA and received by the Company, and Merger Sub shall have the right to participate in and, after the Effective Time, to direct, all negotiations and proceedings with respect to such demands. The Company shall not, except with the prior written consent of Parent, make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

2.02     Options.

(a) For purposes of this Agreement, the term "Option" means each outstanding unexercised option to purchase Common Shares, whether or not then vested or fully exercisable, granted on or prior to the date hereof to any current or former employee or director of the Company or any subsidiary of the Company or any other person, whether under any stock option plan or otherwise (including, without limitation, under the Company's 1997 Stock Incentive Plan and 2006 Stock Incentive Plan, each as amended) (together, the "Stock Plans").

(b) The Company shall take all actions necessary so that (i) immediately prior to the Effective Time, each outstanding Option that has a per-share exercise price less than the Merger Consideration (the "Cash-Pay Options") shall become immediately vested and exercisable in full and (ii) at the Effective Time, all Options shall be canceled, in each case, in accordance with and pursuant to the terms of the Stock Plans under which such Options were granted. In consideration of such cancellation, each holder of a Cash-Pay Option canceled in accordance with this Section 2.02(b) will be entitled to receive in settlement of such Cash-Pay Option as promptly as practicable following the Effective Time, but in no event later than 10 business days after the Effective Time, a cash payment from the Surviving Corporation, subject to any required withholding of taxes, equal to the product of (i) the total number of Common Shares otherwise issuable upon exercise of such Cash-Pay Option and (ii) the Merger Consideration per Common Share less the applicable exercise price per Common Share otherwise issuable upon exercise of such Cash-Pay Option (the "Cash-Pay Option Consideration"); provided, however, that with respect to any person subject to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any such amount shall be paid as soon as practicable after the first date payment can be made without liability to such person under Section 16(b) of the Exchange Act. The Company Board will fully accelerate the vesting schedule of the Options issued under the Stock Plans.

(c) Promptly following the Effective Time, Parent or Merger Sub shall deposit, or Parent or Merger Sub shall otherwise take all steps necessary to cause to be deposited, by wire transfer of immediately available funds, with the Surviving Corporation, cash in an aggregate amount equal to the aggregate Cash-Pay Option Consideration payable to all holders of vested Options pursuant to Section 2.01(b) (the "Option Fund" and, together with the Payment Fund, the "Closing Funds"). The Option Fund shall not be used for any other purpose except as provided in this Agreement.

(d) Following the Effective Time and as a prerequisite to receiving their Cash-Pay Option Consideration, each holder of an Option whose exercise price is less than the Merger Consideration per Common Share shall be required to execute a written acknowledgment to the effect that (i) the payment of the Cash-Pay Option Consideration, if any, will satisfy in full the Company's obligation to such person pursuant to such Option and (ii) subject to the payment of the Cash-Pay Option Consideration, if any, such Option held by such holder shall, without any action on the part of the Company or the holder, be deemed terminated, canceled, void and of no further force and effect as between the Company and the holder and neither party shall have any further rights or obligations with respect thereto. Such written acknowledgment shall be substantially in the form attached hereto as Exhibit 2.02(d).

(e) Prior to the Effective Time, the Company shall take all actions that are necessary to give effect to the transactions contemplated by this Section 2.02.

2.03     Payment for Common Shares in the Merger.

(a) Prior to the Effective Time, Merger Sub shall appoint a commercial bank or trust company reasonably acceptable to the Company to act as exchange and paying agent, registrar and transfer agent (the "Agent") for the purpose of exchanging certificates representing, immediately prior to the Effective Time, Common Shares for the aggregate Merger Consideration. Promptly following the Effective Time, Parent or Merger Sub shall deposit, or Parent or Merger Sub shall otherwise take all steps necessary to cause to be deposited, by wire transfer of immediately available funds, in trust with the Agent for the benefit of the holders of Common Shares, cash in an aggregate amount equal to (i) the product of (A) the number of Common Shares issued and outstanding immediately prior to the Effective Time and entitled to receive the Merger Consideration in accordance with Section 2.01(a) and (B) the Merger Consideration (the "Payment Fund"). The Agent shall, pursuant to instructions provided by Merger Sub, make the payments provided for in Section 2.01 of this Agreement out of the Payment Fund (it being understood that any and all interest earned on funds made available to the Agent pursuant to this Agreement shall be turned over to the Surviving Corporation). The Agent shall be directed to invest the funds deposited in the Payment Fund only in obligations of the United States government or money market accounts and/or money market mutual funds reasonably acceptable to the Company. The Payment Fund shall not be used for any other purpose except as provided in this Agreement.

(b) As soon as reasonably practicable after the Effective Time, but in no event later than 10 business days after the Effective Time, the Surviving Corporation shall cause the Agent to mail to each record holder of certificates (the "Certificates") that immediately prior to the Effective Time represented Common Shares (i) a notice of the effectiveness of the Merger,
(ii) a form letter of transmittal which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Agent, and (iii) instructions for use in surrendering such Certificates and receiving the Merger Consideration in respect thereof.

(c) Upon surrender to the Agent of a Certificate, together with such letter of transmittal duly executed and completed in accordance with the instructions thereto, the holder of such Certificate shall be entitled to receive, within 10 business days after such surrender, in exchange therefor, in the case of Common Shares (other than Common Shares to be canceled pursuant to Section 2.01(b)), cash in an amount equal to the product of (i) the number of Common Shares formerly represented by such Certificate and (ii) the Merger Consideration, which amounts shall be paid by Agent by check or wire transfer in accordance with the instructions provided by such holder. No interest or dividends will be paid or accrued on the consideration payable upon the surrender of any Certificate. If the consideration provided for herein is to be delivered in the name of a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of such delivery that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such delivery shall pay any transfer or other taxes required by reason of such delivery to a person other than the registered holder of the Certificate, or that such person shall establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section 2.03, each Certificate (other than Certificates representing Dissenting Shares or Common Shares to be canceled pursuant to Section 2.01(b)) shall represent, for all purposes, in the case of Certificates representing Common Shares (other than Common Shares to be canceled pursuant to Section 2.01(b)), only the right to receive an amount in cash equal to the Merger Consideration multiplied by the number of Common Shares formerly evidenced by such Certificate without any interest or dividends thereon.

(d) The consideration issued upon the surrender of Certificates in accordance with this Agreement shall be deemed to have been issued in full satisfaction of all rights pertaining to such Common Shares formerly represented thereby. After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any Common Shares that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article 2.

(e) Any portion of the Payment Fund (including any amounts that may be payable to the former shareholders of the Company in accordance with the terms of this Agreement) which remains unclaimed by the former shareholders of the Company upon the 180th day immediately following the Closing Date shall be returned to the Surviving Corporation, upon demand, and any former shareholders of the Company who have not theretofore complied with this
Article 2 shall, subject to Section 2.03(f), thereafter look to the Surviving Corporation only as general unsecured creditors thereof for payment of any Merger Consideration, without any interest or dividends thereon, that may be payable in respect of each Common Share held by such shareholder. Following the Closing, the Agent shall retain the right to invest and reinvest the Payment Fund on behalf of the Surviving Corporation in securities listed or guaranteed by the United States government or as otherwise reasonably directed by the Surviving Corporation, and the Surviving Corporation shall receive the interest earned thereon.

(f) None of Merger Sub, the Company or Agent shall be liable to a holder of Certificates or any other person in respect of any cash delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificates shall not have been surrendered by the sixth anniversary of the Closing Date (or immediately prior to such earlier date on which any Merger Consideration, dividends (whether in cash, stock or property) or other distributions with respect to Common Shares in respect of such Certificate would otherwise escheat to or become the property of any Governmental Authority (as defined in Section 3.06(b)), any such shares, cash, dividends or distributions in respect of such Certificate shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interests of any person previously entitled thereto.

(g) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit (in form and substance acceptable to the Surviving Corporation) of that fact by the person (who shall be the record owner of such Certificate) claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Agent will issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration deliverable in respect thereof pursuant to this Agreement.

(h) Each of the Agent, the Surviving Corporation and Parent shall be entitled to deduct and withhold from the consideration otherwise payable to any holder of Common Shares or Options pursuant to this Agreement such amounts as may be required to be deducted or withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended (the "Code"), or any applicable provision of state, local or foreign tax law. To the extent that amounts are so deducted or withheld and paid over to the appropriate taxing authority by Agent, the Surviving Corporation or Parent, such amounts shall be treated for all purposes of this Agreement as having been paid to such former holder of Common Shares or Options, provided that the withheld amounts are actually remitted to the appropriate taxing authority.

2.04     Adjustment of the Merger Consideration and the Cash Pay Option
Consideration.

The Merger Consideration and the Cash-Pay Option Consideration, each payable pursuant to this Article 2, have been calculated based upon the representations and warranties made by the Company in Section 3.03. In the event that, at the Effective Time, the actual number of Common Shares outstanding and/or the actual number of Common Shares issuable upon the exercise of Options, or similar agreements or upon conversion of securities (including without limitation, as a result of any stock split, reclassification, stock dividend (including any dividend or distribution of securities convertible into Common Shares) or recapitalization) is more than as described in Section 3.03 or if the weighted average exercise price of the Options is lower than described in Section 3.03 hereof, the Merger Consideration and the Cash-Pay Option Consideration shall be equitably adjusted downward. The provisions of this Section 2.04 shall not, in any event, adversely affect, constitute a waiver of or otherwise impair any of Merger Sub's rights under this Agreement (including any of Merger Sub's rights arising from any misrepresentation or breach of the representations and warranties set forth in Section 3.03 hereof).


                                 ARTICLE 3

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Company Disclosure Schedule (the "Company Disclosure Schedule") delivered to Parent on the date of this Agreement (it being agreed that disclosure of any item on the Company Disclosure Schedule shall be deemed to be a disclosure with respect to any other Section or subsection of this Article 3 to the extent the applicability of such disclosure to such other Section or subsection of this Article 3 is reasonably apparent on the face of such disclosure notwithstanding the omission of any cross-references to such other Section or subsection of this Article 3), the Company represents and warrants to each of Parent and Merger Sub as follows:

3.01 Organization and Qualification. The Company and each of its subsidiaries (as described in Section 3.05) is a corporation or limited liability company, as the case may be, duly organized or formed, as the case may be, validly existing and in good standing (to the extent applicable) under the laws of its state or jurisdiction of incorporation or formation, as the case may be, and has the requisite power and authority to carry on its business as now being conducted, except where the failure to be in good standing (to the extent applicable) would not, individually or in the aggregate, have a Company Material Adverse Effect (as defined below). Except as set forth on Section 3.01 of the Company Disclosure Schedule, the Company and each of its subsidiaries is duly qualified or licensed as a foreign corporation to do business, and is in good standing (to the extent applicable), in each jurisdiction where the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing (to the extent applicable) would not, individually or in the aggregate, have a Company Material Adverse Effect. As used in this Agreement, the term "Company Material Adverse Effect" means any circumstance, effect, event, or change that, individually or in the aggregate (i) is, or is reasonably likely to be, materially adverse to the business, assets, condition (financial or otherwise) or results of operations of the Company and its subsidiaries, taken as a whole, other than resulting from any Excluded Matter or (ii) prevents or materially delays the ability of the Company and its subsidiaries to perform their obligations under this Agreement or to consummate the transactions contemplated hereby (the "Transactions") in accordance with the terms hereof. As used in this Agreement, "Excluded Matter" means any one or more of the following: (a) any change or effect relating to local, regional, national or foreign political, economic or financial conditions or resulting from or arising out of developments or conditions in credit, financial or securities markets, including without limitation, conditions caused by acts of terrorism or war (whether or not declared) or any material worsening of such conditions existing as of the date of this Agreement, in each case, which does not materially, disproportionately affect the Company and its subsidiaries taken as a whole relative to other industry participants, (b) any change or effect generally affecting the industries, geographic areas or business segments in which the Company and its subsidiaries operate, including without limitation, any increase in the prices of raw materials, in each case, which does not materially, disproportionately affect the Company and its subsidiaries taken as a whole relative to other industry participants, (c) any change or effect resulting from any hurricane, earthquake or other natural disasters, (d) any change, in and of itself (as opposed to the facts underlying such change), in the share price or trading volume of the Common Shares on The Nasdaq Stock Market, (e) any change or effect resulting from a change after the date of this Agreement in accounting rules or procedures announced by the Financial Accounting Standards Board with respect to U.S. generally accepted accounting principles, (f) any failure, in and of itself (as opposed to the facts underlying such failure), to meet any internal budgets, plans, projections or forecasts of the Company's revenue, earnings or other financial performance or results of operations, or any published financial forecasts or analyst estimates of the Company's revenue, earnings or other financial performance or results of operations or any change in analyst recommendations, for any period, (g) any cancellation or delay in customer orders or any loss of customers resulting from the public announcement of the Transactions or (h) changes resulting from or arising out of any change in any Law applicable to the Company.

3.02 Charter Documents and Bylaws. The Company has heretofore made available to Merger Sub a complete and correct copy of the articles of incorporation and the bylaws of the Company in full force and effect as of the date hereof. The Company is not in violation of any of the provisions of its articles of incorporation or bylaws. The Company has heretofore made available to Merger Sub a complete and correct copy of the articles of incorporation and the bylaws (or equivalent organizational documents) of each subsidiary of the Company in full force and effect as of the date hereof. No subsidiary of the Company is in violation of any of the provisions of its articles of incorporation or bylaws (or equivalent organizational documents).

3.03     Capitalization.

(a) The authorized capital stock of the Company consists of 10,000,000 Common Shares and 3,000,000 shares of preferred stock, par value $0.10 per share (the "Preferred Stock"). As of the date of this Agreement (including any Options or other rights exercisable or convertible for capital stock of the Company granted by the Company on or prior to the date of this Agreement),
(i) 3,335,698 Common Shares were issued and outstanding, (ii) no shares of Preferred Stock were issued and outstanding and (iii) 1,200,000 Common Shares were reserved for issuance pursuant to the Stock Plans, of which 442,589 Common Shares are subject to outstanding Options. The Company has outstanding Cash-Pay Options pursuant to which an aggregate of 442,589 Common Shares are issuable and the weighted average exercise price for such Cash-Pay Options is $13.22. Except as set forth in this Section 3.03, there are not now, and at the Effective Time there will not be, any options, warrants, calls, subscriptions, or other rights, or other agreements or commitments of any character (including without limitation pursuant to any employee stock purchase plan) relating to the issued or unissued capital stock of the Company or obligating the Company to issue, transfer or sell any shares of capital stock of, or other equity interests in, the Company or any subsidiary of the Company. Section 3.03(a) of the Company Disclosure Schedule sets forth the name of each holder of an Option, together with the grant date, exercise price and number of Common Shares issuable upon exercise of each such Option. All issued and outstanding Common Shares are duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All of the outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Company have been duly authorized and validly issued and are fully paid and non-assessable and, except as set forth on Section 3.03(a) of the Company Disclosure Schedule, are owned by either the Company or another of its wholly-owned subsidiaries, free and clear of all liens, charges, claims or encumbrances. There are no outstanding options, warrants, calls, subscriptions, convertible securities or other rights, or other agreements or commitments, obligating any subsidiary of the Company to issue, transfer or sell any shares of its capital stock or other equity interests. There are no outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock of, or other equity interests in, the Company or any subsidiary of the Company.

(b) Other than the voting agreements referred to in the recitals hereto or as set forth on Section 3.03(b) of the Company Disclosure Schedule, to the knowledge of the Company, there are no shareholders agreements, voting trusts or other agreements or understandings relating to voting or disposition of any shares of capital stock of the Company or granting to any person or group of persons the right to elect, or to designate or nominate for election, a director to the Company Board.

3.04 Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and, subject to the adoption of this Agreement and the Merger by the holders of a majority of the outstanding Common Shares entitled to vote thereon, to consummate the Transactions pursuant to the UBCA. The Company Board, at a meeting duly called and held, has unanimously (i) declared the advisability of this Agreement and approved this Agreement and (ii) resolved to recommend that the shareholders of the Company approve and adopt this Agreement. The execution and delivery of this Agreement and the consummation of the Merger and the other Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of the Company are necessary to authorize the Company's execution and delivery of this Agreement or to consummate the Transactions (other than the adoption of this Agreement and the Merger by the holders of a majority of the outstanding Common Shares entitled to vote thereon (the "Shareholder Approval") and the filing or recordation of appropriate merger documents as required by the UBCA). This Agreement has been duly and validly executed and delivered by the Company, and (assuming this Agreement constitutes a valid and binding obligation of Merger Sub and Parent) constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity. The Company has no reason to believe that it will be unable to satisfy, on a timely basis, any material term or condition to be satisfied by it or any of its affiliates relating to the sale-leaseback of the real property of the Company described in the Debt Commitment Letters (as defined in Section 4.05) (the "Sale-Leaseback").

3.05 Company Subsidiaries. Section 3.05 of the Company Disclosure Schedule contains a correct and complete list of each subsidiary of the Company and the jurisdiction in which each such subsidiary is incorporated or organized. Section 3.05 of the Company Disclosure Schedule sets forth for each subsidiary of the Company: (i) its authorized capital stock or share capital; (ii) the number of issued and outstanding shares of capital stock or share capital; and (iii) the Company's direct or indirect equity interest therein. Except for equity interest in its subsidiaries, the Company does not own, directly or indirectly, any capital stock or other ownership interest in any Person. No subsidiary of the Company owns, directly or indirectly, any capital stock or other ownership interest in any Person, except for the capital stock and/or other ownership interest in another wholly-owned subsidiary of the Company.

3.06     No Violation; Required Filings and Consents.

(a) The execution and delivery by the Company of this Agreement does not, and the performance of this Agreement by the Company and the consummation of the Transactions will not, (i) conflict with or violate any provision of the Company's articles of incorporation or bylaws or conflict with or violate any provision of the articles of incorporation or bylaws or equivalent organization documents of any subsidiary of the Company, (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.06(b) have been obtained and all filings and obligations described in
Section 3.06(b) have been made or complied with, conflict with or violate any foreign or domestic (federal, state or local) law, statute, ordinance, rule, regulation, permit, license, injunction, writ, judgment, decree or order (each, a "Law" and, collectively, "Laws") applicable to the Company or any of its subsidiaries or by which any asset of the Company or any of its subsidiaries is bound or affected, (iii) except as set forth in Section 3.06(a) of the Company Disclosure Schedule, conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under, or give rise to a loss of any benefit to which the Company or any subsidiary of the Company is entitled under any provision of any contract, instrument, permit, concession, franchise, license, loan or credit agreement, note, bond, mortgage, indenture, lease or other property agreement, partnership or joint venture agreement or other legally binding agreement, whether oral or written (each, a "Contract" and, collectively, "Contracts"), applicable to the Company or any such subsidiary or their respective properties or assets or (iv) to the Company's knowledge, result in the creation or imposition of a lien, claim, security interest or other charge, title imperfection or encumbrance (each, a "Lien" and, collectively, "Liens") on any asset of the Company or any subsidiary of the Company, except in the case of clauses (ii), (iii) and (iv) of this Section 3.06(a), to the extent that any such conflict, violation, breach, default, right, loss or Lien would not, individually or in the aggregate, have a Company Material Adverse Effect.

(b) The execution and delivery by the Company of this Agreement does not, and the performance of this Agreement and the consummation by the Company of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any domestic (federal, state or local) or foreign government or governmental, regulatory or administrative authority, agency, commission, board, bureau, court or instrumentality or arbitrator of any kind ("Governmental Authority"), except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act of 1933, as amended (the "Securities Act"), the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules and regulations thereunder, any required consent, approval, authorization, permit, filing or notification pursuant to applicable foreign merger control or competition laws and regulations and filing and recordation of appropriate documents for the Merger as required by the UBCA, (ii) for any applicable notification requirement with respect to the various transactions contemplated under
Section 2.02 and Section 2.03 with respect to the Stock Plans and (iii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Company Material Adverse Effect.

3.07     SEC Reports and Financial Statements.

(a) Since April 1, 2004, the Company has filed all forms, reports, statements, schedules and other documents (the "SEC Reports") with the Securities and Exchange Commission (the "SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder. The SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act, the Exchange Act and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports and (ii) did not as of the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent corrected prior to the date hereof by a subsequently filed SEC Report. No subsidiary of the Company is subject to the periodic reporting requirements of the Exchange Act. As of the date hereof, there are no material unresolved comments issued by the staff of the SEC with respect to any of the SEC Reports.

(b) Each of the consolidated financial statements (including, in each case, any notes thereto) of the Company included in the SEC Reports has been prepared in all material respects in accordance with the published rules and regulations of the SEC (including Regulation S-X) as at the date of the filing of such reports, and in accordance with United States generally accepted accounting principles applied on a consistent basis throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes) and each fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of the Company and its consolidated subsidiaries as at the respective dates thereof and for the respective periods indicated therein, except as otherwise set forth in the notes thereto (subject, in the case of unaudited statements, to the absence of complete footnote disclosure and to normal and recurring year-end adjustments, none of which, would differ materially from the notes to the audited financial statements included in the Company's applicable annual report). Except as set forth on Section 3.07(b) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries have any Indebtedness.

(c) Except as disclosed in Section 3.07(c) of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries is subject to any liabilities or obligations of any kind or nature (whether accrued, absolute, contingent, determinable or otherwise), except (i) liabilities set forth on the face of the December 31, 2006 unaudited balance sheet included in the Company's report on Form 10-Q for the quarter ended December 31, 2006, (ii) liabilities incurred in the ordinary course of business and consistent with past practice since December 31, 2006, (iii) liabilities incurred in connection with the Transactions and (iv) liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(d) Except as set forth in Section 3.07(d) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries is indebted to any director or officer of the Company or any of its subsidiaries (except for amounts due as normal salaries and bonuses or in reimbursement of ordinary business expenses and directors' fees) and no such person is indebted to the Company or any of its subsidiaries, and there have been no other transactions of the type required to be disclosed pursuant to Items 402 or 404 of Regulation S-K promulgated by the SEC other than those disclosed in the SEC Reports.

(e) The Company has heretofore furnished or made available to Merger Sub a complete and correct copy of any amendments or modifications which have not yet been filed with the SEC to SEC Reports which previously have been filed by the Company with the SEC pursuant to the Securities Act and the rules and regulations promulgated thereunder or the Exchange Act and the rules and regulations promulgated thereunder.

3.08 Compliance with Applicable Laws. Except as set forth on Section 3.08 of the Company Disclosure Schedule and except in each case for possible violations which would not, individually or in the aggregate, have a Company Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any Order (as defined in Section 6.01(b)) of any Governmental Authority or any Law of any Governmental Authority applicable to the Company or any subsidiary of the Company or any of their respective properties or assets and (ii) the business operations of the Company and its subsidiaries have been conducted in compliance with all Laws of each Governmental Authority.

3.09     Absence of Certain Changes or Events.  Except as set forth in Section
3.09 of the Company Disclosure Schedule or as contemplated by this Agreement, since December 31, 2006, the Company and its subsidiaries have conducted their businesses in all material respects only in the ordinary course of business and in a manner consistent with past practice in all material respects and there has not been:

(a) any material change in any method of accounting or accounting practice by the Company or any of its subsidiaries, except for any such change required by reason of a concurrent change in United States generally accepted accounting principles;

(b) any declaration, setting aside or payment of any dividend (whether in cash, stock or other property) or other distribution in respect of the Company's securities or any redemption, purchase or other acquisition by the Company of any of the Company's securities;

(c) any issuance or the authorization of any issuance of any securities in respect of, in lieu of or in substitution for shares of its capital stock;

(d) any amendment of any material term of any outstanding security of the Company or any of its subsidiaries;

(e) any issuance by the Company or any of its subsidiaries of any notes, bonds or other debt securities or any capital stock or other equity securities or any securities convertible, exchangeable or exercisable into any capital stock or other equity securities, except for (i) the granting of Options and
(ii) the issuance of any Common Shares pursuant to the exercise of any Options;

(f) any incurrence, assumption or guarantee by the Company or any of its subsidiaries of any Indebtedness;

(g) any making of any loan, advance or capital contributions to or investment in any entity or person, other than loans, advances or capital contributions to or investments in wholly owned subsidiaries;

(h) any entry into any contract related to the acquisition or disposition of any business or any material assets, including any Company Proprietary Rights;

(i) any effect, event or change that has had or is reasonably likely to have a Company Material Adverse Effect;

(j) any material increase in the benefits under, or the establishment, material amendment or termination of, any Benefit Plan (as defined in Section 3.13(b)) covering current or former employees, officers or directors of the Company or any of its subsidiaries, or any material increase in the compensation payable or to become payable to or any other material change in the employment terms for any directors or officers of the Company or any of its subsidiaries or any other employee earning noncontingent cash compensation in excess of $100,000 per year;

(k) any entry by the Company or any of its subsidiaries into any employment, consulting, severance, termination, change-of-control or indemnification agreement with any director or officer of the Company or any of its subsidiaries or entry into any such agreement with any person for a noncontingent cash amount in excess of $100,000 per year or outside the ordinary course of business; or

(l) any authorization of, or agreement by the Company or any of its subsidiaries to take, any of the actions described in this Section 3.09, except as expressly contemplated by this Agreement.

3.10 Change of Control. Section 3.10 of the Company Disclosure Schedule sets forth the amount of any compensation or remuneration of any kind or nature which is or may become payable to any Employee (as defined in Section 3.13(a)), in whole or in part, by reason of the execution and delivery of this Agreement or the consummation of the Transactions (the "Change of Control Payments").

3.11 Litigation. Section 3.11 of the Company Disclosure Schedule sets forth, as of the date hereof, each suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, at law or in equity. There is no suit, claim, action, proceeding or investigation pending or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, at law or in equity, that, individually or in the aggregate, would reasonably be expected to have a Company Material Adverse Effect. As of the date hereof, neither the Company nor any of its subsidiaries is subject to any outstanding order, writ, injunction or decree.

3.12     Information in Proxy Statement.

(a) Each document required to be filed by the Company with the SEC in connection with the Transactions (the "Company Disclosure Documents"), including, without limitation, the proxy or information statement of the Company containing information required by Regulation 14A under the Exchange Act, and, if applicable, Rule 13e-3 and Schedule 13E-3 under the Exchange Act (together with all amendments and supplements thereto, the "Proxy Statement"), to be filed with the SEC in connection with the Merger, will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act. The representations and warranties contained in this Section 3.12(a) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Merger Sub or Parent or any of their representatives specifically for use therein.

(b) At the time the Proxy Statement or any amendment or supplement thereto is first mailed to shareholders of the Company and at the time such shareholders vote on adoption of this Agreement and the Merger, the Proxy Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document other than the Proxy Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties contained in this Section 3.12(b) will not apply to statements or omissions included in the Company Disclosure Documents based upon information furnished to the Company in writing by Merger Sub or Parent or any of their representatives specifically for use therein.

3.13     Benefit Plans.

(a) Except as disclosed in Section 3.13(a) of the Company Disclosure Schedule, there exist no employment, consulting, severance, retention, termination or change-of-control agreements, arrangements or understandings between the Company or any of its subsidiaries and any individual current or former employee, independent contractor, officer or director (or any dependent, beneficiary or relative of any of the foregoing) of the Company or any of its subsidiaries (collectively, the "Employees") with respect to which the annual cash, noncontingent payments thereunder exceed $100,000 or where the contingent and noncontingent annual compensation is reasonably likely to exceed $150,000.

(b) Section 3.13(b) of the Company Disclosure Schedule contains a complete list of all (i) "employee pension benefit plans" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (collectively, the "Pension Plans"), including any such Pension Plans that are "multiemployer plans" (as such term is defined in Section 4001(a)(3) of ERISA) (collectively, the "Multiemployer Pension Plans"), (ii) "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and (iii) other bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, vacation pay, sick pay or other fringe benefit plan, arrangement or practice maintained, or contributed to, by the Company or any of its subsidiaries for the benefit of any of the Employees or with respect to which the Company has any liability (the foregoing clauses (i), (ii) and (iii) collectively, the "Benefit Plans"). The Company has delivered to Merger Sub correct and complete copies of (i) each Benefit Plan, (ii) the three most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (and all attachments thereto), (iii) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (iv) each trust agreement and group annuity contract relating to any Benefit Plan.

(c) Except as disclosed in Section 3.13(c) of the Company Disclosure Schedule, all Pension Plans intended to be qualified plans may either rely on opinion letters issued for the form of plan or have been the subject of favorable determination letters from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Section 401(a) and 501(a), respectively, of the Code (taking into account the laws commonly referred to as "GUST"), and no such determination letter has been revoked. There is no reasonable basis for the revocation of any such determination letter.

(d) None of the Benefit Plans is, and none of the Company or any of its subsidiaries has ever maintained or had an obligation to contribute to (i) a "single employer plan" (as such term is defined in Section 4001(a)(15) of ERISA) subject to Section 412 of the Code or Section 302 of Title I of ERISA or Title IV of ERISA, (ii) a "multiple employer plan" (as such term is defined in ERISA), (iii) a Multiemployer Pension Plan or (iv) a funded welfare benefit plan (as such term is defined in Section 419 of the Code). Each Benefit Plan and all related trusts, insurance contracts and funds has been maintained, funded and administered in all material respects in accordance with the terms of such Benefit Plan and in compliance in all material respects with the applicable provisions of ERISA, the Code and other applicable laws. There are no unpaid contributions, premiums or other payments due prior to the date hereof with respect to any Benefit Plan that are required to have been made under the terms of such Benefit Plan, any related insurance contract or any applicable law. None of the Company or any of its subsidiaries has incurred any liability or taken any action, and the Company does not have any knowledge of, any action or event that could reasonably be expected to cause any one of them to incur any liability (i) under Section 412 of the Code or Section 302 of Title I of ERISA or Title IV of ERISA with respect to any "single-employer plan" (as such term is defined in Section 4001(a)(15) of ERISA), (ii) on account of a partial or complete withdrawal (as such term is defined in Sections 4203 and 4205 of ERISA, respectively) with respect to any Multiemployer Pension Plan, or (iii) on account of unpaid contributions to any Multiemployer Pension Plan. Neither the Company nor any of its subsidiaries has any unfunded liabilities with respect to any deferred compensation, retirement or other Benefit Plan.

(e) None of the Company nor any of its subsidiaries has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or any other breach of fiduciary responsibility with respect to any Benefit Plan subject to ERISA that reasonably could be expected to subject the Company or any of its subsidiaries or any Employee to (i) any material tax or penalty on prohibited transactions imposed by Section 4975 or
(ii) any liability under Section 502(i) or Section 502(l) of ERISA. As of the date of this Agreement, with respect to any Benefit Plan: (i) no filing, application or other matter is pending with the Internal Revenue Service, the Pension Benefit Guaranty Corporation, the United States Department of Labor or any other governmental body and (ii) there is no action, suit, investigation, inquiry or claim pending, other than routine claims for benefits.

(f) None of the Company or any of its subsidiaries has any obligation to provide any health benefits or other welfare benefits to retired or other former employees, except as specifically required by Part 6 of Title I of ERISA ("COBRA"). Except as disclosed in Section 3.13(f) of the Company Disclosure Schedule, each Benefit Plan that provides health or welfare benefits is fully insured. Incurred but not reported claims under each such Benefit Plan that is not fully insured have been properly accrued.

(g) Neither the Benefit Plans nor any other arrangement obligates the Company or any of its subsidiaries to pay any separation, severance, termination or similar benefit, accelerate any vesting schedule, or alter the timing of any benefit payment, in whole or in part, as a result of any transaction contemplated by this Agreement or, in whole or in part, as a result of a change in control or ownership within the meaning of any Benefit Plan (or any other arrangement) or Section 280G of the Code.

(h) Except as set forth in Section 3.13(h) of the Company Disclosure Schedule, no Benefit Plan is subject to Section 409A of the Code (each such plan required to be listed in Section 3.13(h) of the Company Disclosure Schedule, a "Deferred Compensation Plan"). Each Deferred Compensation Plan materially complies in good faith with Section 409A of the Code and the regulations issued thereunder as of the time of this Agreement. Neither the Company nor any of its subsidiaries has (i) granted to any person an interest in any Deferred Compensation Plan which interest has been or, upon the lapse of a substantial risk of forfeiture with respect to such interest, will be subject to the Tax imposed by Section 409A(a)(1)(B) or (b)(4)(A) of the Code, or (ii) materially modified the terms of any Deferred Compensation Plan in a manner that could cause an interest previously granted under such plan to become subject to the Tax imposed by Section 409A(a)(1)(B) or (b)(4) of the Code.

(i) Neither the Company nor any subsidiary has any liability (potential or otherwise) with respect to any "employee benefit plan" (as defined in
Section 3(3) of ERISA) solely by reason of being treated as a single employer under Section 414 of the Code with any other entity.

3.14     Taxes.

(a)     Except as set forth in Section 3.14(a) of the Company Disclosure
Schedule: (i) the Company and each of its subsidiaries has timely filed or caused to be filed all material Tax Returns required to be filed by it, and each such Tax Return has been prepared in substantial compliance with all applicable laws and regulations and is true and correct in all material respects; (ii) the Company and each of its subsidiaries has paid (or the Company has paid on behalf of its subsidiaries) all material Taxes (as hereinafter defined) required to be paid in respect of the periods covered by such returns and has made adequate provision in the Company's financial statements for payment of all material Taxes that have not been paid, whether or not shown as due and payable on any Tax Return, in respect of all taxable periods or portions thereof ending on or before the date of such financial statements; and (iii) neither the Company nor any of its subsidiaries has incurred any material liability for Taxes subsequent to the date of the most recent financial statements contained in the SEC Reports other than in the ordinary course of the Company's or such subsidiary's business.

(b)     Except as set forth in Section 3.14(b) of the Company Disclosure
Schedule: (i) no material Tax Return of the Company or any of its subsidiaries is under audit or examination by any taxing authority, and no written notice of such an audit or examination or any other audit or examination with respect to material Taxes has been received by the Company or any of its subsidiaries;
(ii) each material deficiency resulting from any audit or examination relating to Taxes by any taxing authority has been paid, except for deficiencies currently being contested in good faith and for which adequate reserves, as applicable, have been established in the Company's financial statements in accordance with United States generally accepted accounting principles; (iii) there are no material Liens for Taxes upon the assets of the Company or any of its subsidiaries, except Liens relating to current Taxes not yet due and payable or otherwise being contested in good faith as to which appropriate reserves have been established in the Company's financial statements in accordance with United States generally accepted accounting principles; (iv) all material Taxes which the Company or any of its subsidiaries are required by law to withhold or to collect for payment have been duly withheld and collected or are in the process of being withheld and collected; (v) none of the Company or any of its subsidiaries has consented to extend the time in which any Tax may be assessed or collected by any taxing authority; and (vi) to the knowledge of the Company, no written claim has been made by any taxing authority in a jurisdiction where the Company and its subsidiaries do not file Tax Returns that the Company or any of its subsidiaries is or may be subject to taxation in that jurisdiction, other than such claims which would not reasonably be expected to have a Company Material Adverse Effect.

(c) Except as set forth in Section 3.14(c) of the Company Disclosure Schedule, there is no Contract or other arrangement, plan or agreement by or with the Company or any of its subsidiaries covering any person that, individually or collectively, could give rise to the payment of any amount by the Company or any of its subsidiaries that would not be deductible by the Company or such subsidiary by reason of Sections 280G or 162(m) of the Code (or any corresponding provision of state, local or foreign law).

(d) Except as set forth in Section 3.14(d) of the Company Disclosure Schedule, each of the Company and its subsidiaries has made available to Merger Sub and Parent true, correct and complete copies of all material income Tax Returns, and all examination reports and statements of deficiencies assessed against or agreed to by any of the Company or any of its subsidiaries that have been filed by or submitted to any of the Company or any of its subsidiaries for all taxable years not barred by the statute of limitations.

(e) Except as set forth in Section 3.14(e) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries (i) has been a member of an affiliated group filing a consolidated federal income Tax Return (other than a group the common parent of which was the Company), (ii) is a party to or bound by any Tax allocation or Tax sharing agreement with any persons or entity other than the Company and its subsidiaries, (iii) has any liability for the Taxes of any Person (other than any of the Company or any of its subsidiaries) under Treas. Reg. Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise or (iv) has any material liability for the Taxes of any Person other than the Company, the subsidiaries of the Company or in connection with the acquisition, directly or indirectly, of any Person acquired by the Company or any of its subsidiaries.

(f) Except as set forth in Section 3.14(f) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax
Law); (ii) "closing agreement" as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax Law);
(iii) deferred intercompany gain or any excess loss account described in Treasury Regulations under Code Section 1502 (or any corresponding or similar provision of state, local or foreign income Tax Law); (iv) installment sale made prior to the Closing Date; or (v) repaid amount received on or prior to the Closing Date.

(g) None of the Company or any of its subsidiaries has been a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

(h) Except as set forth in Section 3.14(h) of the Company Disclosure Schedule, none of the Company or any of its subsidiaries has distributed stock of another Person, or had its stock distributed by another Person, in a transaction that was purported or intended to be governed in whole or in part by Code Sections 355 or 361.

(i) As used in this Section 3.14, the terms (i) "Tax" (and, with correlative meaning, "Taxes") means: (A) any federal, state, local or foreign net income, gross income, gross receipts, windfall profit, severance, property, production, sales, use, license, excise, franchise, employment, payroll, withholding, alternative or add-on minimum, ad valorem, value added, transfer, stamp or environmental tax, or any other tax of any kind whatsoever, together with any interest or penalty or addition to tax imposed by any Governmental Authority and (B) any liability of the Company or any of its subsidiaries for payments of a type described in clause (A) as a result of (I) any obligation of the Company or any of its subsidiaries under any tax sharing agreement or tax indemnity agreement or (II) the Company or any of its subsidiaries being a member of an affiliated group (other than one of which the Company is the parent); and (ii) "Tax Return" means any report, return or other information or document required to be supplied to or filed with a taxing authority in connection with Taxes.

3.15     Intellectual Property.

(a) Schedule 3.15(a) attached hereto sets forth a complete and correct list of: (i) all patented or registered Proprietary Rights owned by the Company or its subsidiaries, including, without limitation, Internet domain name registrations; (ii) all pending patent applications or other applications for registration of Proprietary Rights owned by the Company or its subsidiaries and (iii) all trade names and corporate names used by the Company or its subsidiaries.

(b) Other than commercially-available off-the-shelf software with a total replacement cost of less than $25,000, Schedule 3.15(b) attached hereto sets forth a complete and correct list of: (i) technology used in the operations of the Company or any of its subsidiaries for which the Company or its subsidiaries paid more than $10,000 in the aggregate in license fees or pays more than $5,000 in annual support fees; (ii) all other licenses or similar agreements or arrangements, in effect as of the date hereof, in which the Company or any of its subsidiaries is a licensee of Proprietary Rights; (iii) other than customer contracts entered into in the ordinary course of business, all licenses or similar agreements or arrangements in which the Company or any of its subsidiaries is a licensor of Proprietary Rights, including, without limitation, reseller agreements; and (iv) all other agreements or similar arrangements, in effect as of the date hereof, relating to the use of Proprietary Rights by the Company or any of its subsidiaries.

(c) The Company and its subsidiaries own and possess all right, title and interest in and to the registered Proprietary Rights set forth in Schedule 3.15(a), have a valid and enforceable right to use pursuant to the agreements set forth in Schedule 3.15(b), and otherwise have the right to use all other Proprietary Rights necessary for the operation of the Company's and each of its subsidiaries businesses as currently conducted, free and clear of all Liens (collectively, the "Company Proprietary Rights").

(d) Except as set forth on Schedule 3.15(d), (i) to the Company's knowledge, neither the Company nor any of its subsidiaries has infringed, misappropriated and the operation of the Company's and each of its subsidiaries businesses as currently conducted do not infringe, misappropriate, any Proprietary Rights of any third party; (ii) neither the Company nor any of its subsidiaries are aware of any facts which indicate a likelihood of any of the foregoing; and (iii) neither the Company nor any of its subsidiaries has received any notices regarding any of the foregoing (including, without limitation, any demands or offers to license any Proprietary Rights from any third party or any requests for indemnification from customers).

(e) Except as set forth on Schedule 3.15(e), (i) no loss or expiration of any of the Company Proprietary Rights is threatened, pending or reasonably foreseeable, except for patents expiring at the end of their statutory terms (and not as a result of any act or omission by the Company); (ii) all registrations for (and applications for registration of) Company Proprietary Rights are valid and enforceable; (iii) no claim by any third party contesting the validity, enforceability, use or ownership of any of the Company Proprietary Rights has been made, is currently outstanding or is to the Knowledge of the Company threatened, and there are no grounds for the same;
(iv) the Company and its subsidiaries have taken all commercially reasonable action to maintain and protect all of the Company Proprietary Rights and will continue to maintain and protect all of the Company Proprietary Rights prior to the Closing so as not to adversely affect the validity or enforceability thereof; (v) neither the Company nor its subsidiaries has disclosed or allowed to be disclosed any of its trade secrets or confidential information to any third party and (vi) to the Company's knowledge, no third party has infringed, misappropriated, diluted or otherwise conflicted with any of the Company Proprietary Rights and neither the Company nor any of its subsidiaries is aware of any facts that indicate a likelihood of any of the foregoing.

(f) To the Company's knowledge, the Company's proprietary software (the "Company Software") does not contain any open source or freeware and the sale or licensing of the Company Software in the ordinary course of business is not governed, in whole or in part, by the terms of the GNU General Public License or any other license requiring the Company or any of its subsidiaries to disclose source code to any of the Company Software and any other software for which a reasonably prudent Person would hold in confidence. The computer software, computer firmware, computer hardware (whether general purpose or special purpose), and other similar or related items of automated, computerized and/or software system(s) that are used or relied on by the Company and its subsidiaries in the conduct of its business is sufficient in all material respects for the current needs of such business.

(g) The Company and its subsidiaries have collected, used, imported, exported and protected all personally identifiable information, and other information relating to individuals protected by law, in accordance with the privacy policies of the Company and its subsidiaries and in accordance with applicable law, including by entering into agreements, where applicable, governing the flow of such information across national borders. The transactions contemplated by this Agreement shall have no adverse effect on the Company's or any of its subsidiaries right, title and interest in and to any of the Company Proprietary Rights.

(h) As used in this Agreement, the term "Proprietary Rights" means all of the following in any jurisdiction throughout the world: (i) patents, patent applications and patent disclosures; (ii) trademarks, service marks, trade dress, trade names, corporate names, logos and slogans (and all translations, adaptations, derivations and combinations of the foregoing) and Internet domain names, together with all goodwill associated with each of the foregoing; (iii) copyrights and copyrightable works; (iv) registrations and applications for any of the foregoing; (v) trade secrets and confidential information (including, without limitation, inventions, ideas, formulae, compositions, know how, manufacturing and production processes and techniques, research and development information, drawings, specifications, designs, plans, proposals, technical data, financial, business and marketing plans, and customer and supplier lists and related information); (vi) computer software and software systems (including, without limitation, data, source code and object code, databases and related documentation); and (vi) all other intellectual property.

3.16 Licenses and Permits. The Company and its subsidiaries are in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority ("Permits") necessary for the Company and its subsidiaries to own, lease and operate its properties and carry on its business as it is now being conducted (the "Company Permits"), except where the failure to have any of the Company Permits, individually or in the aggregate, would not have a Company Material Adverse Effect. As of the date hereof, all of the Company Permits are in full force and effect and no violation, suspension or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened, except where not being in full force and effect or the violation, suspension or cancellation of such Company Permits, individually or in the aggregate, would not have a Company Material Adverse Effect. Except as disclosed in Section 3.16 of the Company Disclosure Schedule and except where the failure of the following to be true would not reasonably be expected to have, either individually or in the aggregate, a Company Material Adverse Effect, none of the Company Permits will be terminated or impaired or become terminable, in whole or in part, as a result of the Transactions.

3.17     Material Contracts.

(a) Section 3.17(a) of the Company Disclosure Schedule sets forth a list (as of the date of this Agreement) of the following (except for those contracts that have expired or have been terminated in accordance with their terms): (i) each Contract which is likely to involve payment or receipt of annual consideration of more than $100,000, in the aggregate, over the remaining term of such Contract, (ii) all Contracts or indentures relating to borrowed money or other Indebtedness or the mortgaging, pledging or otherwise placing a Lien on any material asset or material group of assets of the Company or any of its subsidiaries, including the amount of funded Indebtedness for borrowed money outstanding as of the date hereof under any such Contract or indenture, (iii) all joint venture or other similar agreements or other Contracts involving the purchase or disposition of any business or any material assets to which the Company or any of its subsidiaries is a party, (iv) all lease agreements to which the Company or any of its subsidiaries is a party with annual lease payments in excess of $50,000, (v) Contracts under which the Company or any of its subsidiaries has advanced or loaned any third party an amount in excess of $100,000 (excluding, for avoidance of doubt, trade accounts receivable incurred in the ordinary course of business), (vi) Contracts or groups of related Contracts with the same party or group of parties requiring the payment or receipt of $50,000 or more per year which are not cancelable by the Company on 30-days-or-less notice without premium or penalty or other cost of any kind or nature, (vii) Contracts containing non-compete or non-solicitation covenants or most favored nations provisions by the Company or any of its subsidiaries, and (viii) warranty agreements with respect to the Company's or its subsidiaries' services or products, other than warranties granted in the ordinary course of business (the items listed in clauses (i) through (viii) hereof, together with any Contract required to be disclosed pursuant to Section 3.15(b) hereof, collectively, the "Material Contracts"). The Company has made available to Merger Sub a correct and complete copy of each Material Contract listed in
Section 3.17(a) of the Company Disclosure Statement.

(b) Except as disclosed in Section 3.17(b) of the Company Disclosure Schedule, (i) neither the Company nor any of its subsidiaries is, nor to the Company's knowledge, is any other party, in default under any Material Contract and (ii) to the Company's knowledge, there has not occurred any event that, with the lapse of time or giving of notice or both, would constitute such a default, except in either case, any such default which has not had, and could not reasonably be expected to have, a Company Material Adverse Effect. All Contracts to which the Company or any of its subsidiaries is a party, or by which any of their respective assets are bound, are valid and binding, in full force and effect and enforceable against the Company or any such subsidiary, as the case may be, and to the Company's knowledge, the other parties thereto in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to the general principles of equity, and except with respect to any such failure to be valid and binding, in full force and effect or enforceable which has not had, and could not reasonably be expected to have, a Company Material Adverse Effect.

3.18 Environmental Laws. Except as disclosed in Section 3.18 of the Company Disclosure Schedule and except to the extent it has not had, and could not reasonably be expected to have, a Company Material Adverse Effect:

(a) The Company and its subsidiaries have complied and are in compliance with all Environmental Laws in all material respects, including without limitation all environmental permits required for the occupation of the Company's or its subsidiaries' properties or facilities.

(b) Neither the Company nor any of its subsidiaries has received any notice, report or other information regarding any material violation of, or material liability under, Environmental Laws with respect to its past or current operations, properties or facilities.

(c) None of the Company or any of its subsidiaries or affiliates or, to the knowledge of the Company, any corporate predecessor in interest of the Company or any of its subsidiaries or affiliates has treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, or released any substance, or operated its business or any property or facility (and, to the knowledge of the Company, no such property or facility is contaminated by any such substance) in a manner, that has given or would give rise to any liabilities or investigative, corrective or remedial obligations pursuant to CERCLA or to any other Environmental Laws.

(d) To the knowledge of the Company, the Company has furnished to Merger Sub and Parent all environmental audits, reports and other material environmental documents relating to the Company or any of its subsidiaries or its or their past or current operations, properties or facilities which are in its or their possession or under its or their reasonable control. "Environmental Laws" shall mean all federal, state, local and foreign (including without limitation United Kingdom and European Union) statutes, regulations, ordinances and other requirements having the force or effect of law, all judicial and administrative orders and determinations, and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, as the foregoing are enacted or in effect, on or prior to the Closing Date.

3.19 State Takeover Statutes. The Company Board has taken all actions so that no "fair price", "moratorium", "control share acquisition", "business combination" or other similar antitakeover statute or regulation enacted under state or federal laws in the United States (including any such statute or regulation under the UBCA) applicable to the Company shall be applicable to the Merger or the other Transactions.

3.20 Opinion of Financial Advisor. The Company Board has received the written opinion of D.A. Davidson & Co. (the "Financial Advisor"), dated the date of this Agreement, to the effect that, as of the date hereof and based upon and subject to the factors and assumptions set forth therein, the Merger Consideration to be received by the holders of Common Shares pursuant to the Merger is fair to such holders from a financial point of view. The Company has furnished a copy of such opinion to Parent solely for informational purposes.

3.21 Brokers. Except for the engagement of the Financial Advisor, none of the Company, any of its subsidiaries, or any of their respective officers, directors or employees has employed any broker, finder or investment banker or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the Transactions. Prior to the execution hereof, the Company has furnished to Parent a complete and correct copy of all agreements between the Company and any broker, finder or investment banker pursuant to which any such Person would be entitled to any payment relating the Transactions.

3.22 Related Party Transactions. Except as set forth in Section 3.22 of the Company Disclosure Schedule or otherwise disclosed in the SEC Reports, to the Company's knowledge, no director, officer or "associate" (as such term is defined in Rule 12b-2 under the Exchange Act) of the Company or any of its subsidiaries owns any direct or indirect interest of any kind in, or is a director, officer, employee, partner, affiliate or associate of, or consultant or lender to, or borrower from, or has the right to participate in the management, operations or profits of, any person or entity which is (i) a competitor, supplier, customer, distributor, lessor, tenant, creditor or debtor of the Company or any of its subsidiaries, (ii) participating in any material transaction to which the Company or any of its subsidiaries is a party or (iii) otherwise a party to any Material Contract, arrangement or understanding with the Company or any of its subsidiaries, other than with respect to at-will employment arrangements, written employment arrangements or Benefit Plans, all as described in the Company Disclosure Schedule.

3.23 Properties and Assets. The Company and its subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their material tangible properties and assets, real and personal, used or held for use in their businesses located on their premises or shown on the consolidated balance sheet of the Company and its subsidiaries as of December 31, 2006 or acquired thereafter, free and clear of any Liens, except for such as are no longer used or useful in the conduct of their businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate could not reasonably be expected to materially interfere with or impair the operation of the business of the Company or any of its subsidiaries, except (i) as set forth in Section 3.23 of the Company Disclosure Schedule, (ii) Liens for taxes not yet due and payable or which are otherwise being contested in good faith for which adequate reserves, as applicable, have been established in the Company's financial statements in accordance with United States generally accepted accounting principles, (iii) Liens which do not, individually or in the aggregate, materially interfere with or materially impair the conduct of the business of the Company or any of its subsidiaries and (iv) Liens which have not had, and could not reasonably be expected to have, a Company Material Adverse Effect. Except as set forth in Section 3.23 of the Company Disclosure Schedule, neither the Company nor any of its subsidiaries owns any real property. The real property listed in Section 3.23 of the Company Disclosure Schedule constitutes all of the real property owned, used or occupied by the Company or any of its subsidiaries as of the date hereof. The Company's and each of its subsidiaries' buildings, equipment and other tangible assets are in good operating condition (normal wear and tear excepted). All material leases pursuant to which the Company or any of its subsidiaries are a party are in good standing, valid and effective in accordance with their respective terms, and there is not under any of such leases, to the Company's knowledge, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default), except where the lack of such good standing, validity and effectiveness or the existence of such default or event of default could not reasonably be expected to materially interfere with or impair the operation of the business of the Company or any of its subsidiaries.

3.24 Labor Matters. Except as set forth in Section 3.24 of the Company Disclosure Schedule, (a) there is no labor strike, dispute, slowdown, stoppage or lockout actually pending, or, to the knowledge of the Company, threatened against the Company or any of its subsidiaries, and during the past three years there has not been any such action, (b) to the knowledge of the Company, no union claims to represent the employees of the Company or any of its subsidiaries, (c) neither the Company nor any of its subsidiaries is a party to or bound by any collective bargaining or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of its subsidiaries, (d) none of the employees of the Company or any of its subsidiaries is represented by any labor organization and the Company does not have any knowledge of any current union organizing activities among the employees of the Company or any of its subsidiaries, nor does any question concerning representation exist concerning such employees, (e) the Company and its subsidiaries are in material compliance with all applicable Laws respecting employment and employment practices, terms and conditions of employment, wages, hours of work and occupational safety and health, and are not engaged in any unfair labor practices as defined in the National Labor Relations Act or other applicable Law, (f) there is no pending, or to the knowledge of the Company, threatened unfair labor practice charge or complaint against the Company or any of its subsidiaries before the National Labor Relations Board or any similar state or foreign agency, (g) there is no grievance arising out of any collective bargaining agreement, (h) no charges with respect to or relating to the Company or any of its subsidiaries are pending before the Equal Employment Opportunity Commission or any other agency responsible for the prevention of unlawful employment practices, (i) neither the Company nor any of its subsidiaries has received notice of the intent of any federal, state, local or foreign agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company or any of its subsidiaries and no such investigation is in progress and (j) there are no material complaints, lawsuits or other proceedings pending or to the knowledge of the Company threatened in any forum by or on behalf of any present or former employee of the Company or any of its subsidiaries alleging breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other discriminatory, wrongful or tortious conduct in connection with the employment relationship. To the knowledge of the Company, as of the date hereof, no executive officer or other key employee of the Company or any of its subsidiaries is subject to any noncompete, nonsolicitation, employment, consulting or similar agreement relating to, affecting or in conflict with the present or proposed business activities of the Company and its subsidiaries, except agreements between the Company or any subsidiary of the Company and its present and former officers and employees.

3.25     Insurance.  Set forth in Section 3.25 of the Company Disclosure
Schedule is a list of all insurance policies maintained by the Company and each of its subsidiaries and a description of the type of insurance covered by such policies, the dollar limit of the policies and the annual premiums for such policies. All premiums due and payable under all such policies and bonds have been paid and the Company and its subsidiaries are otherwise in compliance in all material respects with the terms of such policies and bonds. As of the date hereof, neither the Company nor any of its subsidiaries maintains any material self-insurance or co-insurance programs. As of the date hereof, neither the Company nor any of its subsidiaries has any disputed claim or claims with any insurance provider relating to any claim for insurance coverage under any policy or insurance maintained by the Company or any of its subsidiaries.


                               ARTICLE 4

           REPRESENTATIONS AND WARRANTIES OF MERGER SUB AND PARENT

Each of Merger Sub and Parent represent and warrant to the Company as follows:

4.01 Organization and Qualification. Each of Merger Sub and Parent is a corporation duly organized, validly existing and in good standing (to the extent such concept is relevant in such jurisdiction) under the laws of its jurisdiction of formation and has the requisite power and authority to carry on its business as now being conducted, except where the failure to be in good standing would not, individually or in the aggregate, have a Purchaser Material Adverse Effect (as defined below). Each of Merger Sub and Parent is duly qualified or licensed as a foreign corporation to do business, and is in good standing, in each jurisdiction where the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed and in good standing would not, individually or in the aggregate, have a Purchaser Material Adverse Effect. As used in this Agreement, the term "Purchaser Material Adverse Effect" means any effect, event or change that prevents or materially delays, or is reasonably likely to prevent or materially delay, the ability of Parent and Merger Sub to perform in all material respects their obligations under this Agreement or to consummate the Transactions in accordance with the terms hereof.

4.02 Charter Documents and Bylaws. Parent has heretofore made available to the Company a complete and correct copy of the articles of incorporation and the bylaws of Parent in full force and effect as of the date hereof. Parent is not in violation of any of the provisions of its articles of incorporation or bylaws. Parent has heretofore made available to the Company a complete and correct copy of the articles of incorporation and the bylaws of Merger Sub in full force and effect as of the date hereof. Merger Sub is not in violation of any of the provisions of its articles of incorporation or bylaws.

4.03 Authority Relative to this Agreement. Each of Merger Sub and Parent has the requisite corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions. The execution and delivery of this Agreement and the consummation of the Merger and the other Transactions have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of Merger Sub or Parent are necessary to authorize their execution and delivery of this Agreement or to consummate the Transactions (other than the filing and recordation of appropriate merger documents as required by the UBCA). This Agreement has been duly and validly executed and delivered by each of Merger Sub and Parent, and (assuming this Agreement constitutes a valid and binding obligation of the Company) constitutes the valid and binding obligations of each of Merger Sub and Parent, enforceable against them in accordance with its respective terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors' rights generally and to general principles of equity.

4.04     No Violation; Required Filings and Consents.

(a) The execution and delivery by each of Merger Sub and Parent of this Agreement does not, and the performance of this Agreement and the consummation by each of Merger Sub and Parent of the Transactions will not, (i) conflict with or violate any provision of Parent's articles of incorporation or bylaws or conflict with or violate any provision of the articles of incorporation or bylaws or equivalent organizational documents of any subsidiary of Parent (including Merger Sub), (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.04(b) have been obtained and all filings and obligations described in Section 4.04(b) have been made or complied with, conflict with or violate any Law applicable to Parent or any of its subsidiaries or by which any asset of Parent or any of its subsidiaries is bound or affected, (iii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or require any payment under, or give rise to a loss of any benefit to which Parent or any subsidiary of Parent is entitled under any provision of any Contract applicable to any of them or their respective properties or assets or (iv) result in the creation or imposition of a Lien on any asset of Parent or any of its subsidiaries, except in the case of clauses (ii), (iii) and (iv) of this Section 4.04(a), to the extent that any such conflict, violation, breach, default, right, loss or Lien would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

(b) The execution and delivery by each of Merger Sub and Parent of this Agreement does not, and the performance of this Agreement and the consummation by each of Merger Sub and Parent of the Transactions will not, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, the Securities Act, the HSR Act and the rules and regulations thereunder, any required consent, approval, authorization, permit, filing or notification pursuant to applicable foreign merger control or competition laws and regulations and filing and recordation of appropriate documents for the Merger as required by the UBCA and (ii) where the failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Purchaser Material Adverse Effect.

4.05 Financing. Parent has provided to the Company true and complete copies of (a) the executed commitment letters from the parties named therein (the "Debt Commitment Letters") relating to the financing and Sale-Leaseback to be provided in connection with the Transactions and (b) the executed commitment letter from Sorenson Capital Partners, L.P. relating to the equity financing to be provided in connection with the Transactions (the "Equity Commitment Letter") (together with the Debt Commitment Letters, the "Commitment Letters"). As of the date hereof, (i) to the knowledge of Parent each of the Commitment Letters is a legal, valid and binding obligation of the parties thereto and (ii) Parent has no reason to believe that it will be unable to satisfy, on a timely basis, any material term or condition of funding to be satisfied by it or any of its affiliates contained in the Debt Commitment Letters or Equity Commitment Letter, it being agreed, for the avoidance of doubt, that no representation or warranty is made with respect to any matter dependent upon the financial performance of, or otherwise involving, the Company or any of its subsidiaries. All commitment fees required to be paid under the Commitment Letters have been paid in full or will be duly paid in full when due.

4.06 Brokers. No broker, finder, financial adviser or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the Transactions based upon arrangements made by, or on behalf of, Parent or any of its subsidiaries.

4.07 Proxy Statement. None of the information supplied or to be supplied in writing by Parent or Merger Sub expressly for inclusion or incorporation by reference in the Proxy Statement at the time of the mailing of the Proxy Statement and any amendments or supplements thereto and at the time of the Shareholders Meeting, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by Parent or Merger Sub with respect to information supplied by the Company for inclusion in any of such documents.


                                  ARTICLE 5

                                  COVENANTS

5.01 Interim Operations. Except as otherwise expressly contemplated by this Agreement or as set forth in Section 5.01 of the Company Disclosure Schedule or as agreed to in writing by Parent, the Company covenants and agrees that during the period from the date of this Agreement to the Effective Time (or until termination of this Agreement in accordance with Article 7 hereof):

(a) the business and operations of the Company and its subsidiaries shall be conducted only in the ordinary course of business and the Company and its subsidiaries shall use their commercially reasonable efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships and goodwill with their material distributors, customers and suppliers and any other material third parties having business dealings with them.

(b) the Company shall not (i) authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its subsidiaries, any other securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights or phantom interests), except for issuances of Common Shares upon the exercise of Options outstanding as of the date hereof, (ii) repurchase, redeem or otherwise acquire, or permit any of its subsidiaries to repurchase, redeem or otherwise acquire, any shares of capital stock or other equity interests of the Company or any of its subsidiaries (including, without limitation, securities exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, capital stock or other equity interests of the Company or any of its subsidiaries), (iii) sell, transfer or pledge, or agree to sell, transfer or pledge, any equity interest owned by it in any of its subsidiaries or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any of its subsidiaries, (iv) amend or otherwise change its articles of incorporation or bylaws or permit any of its subsidiaries to amend its articles of incorporation, bylaws or equivalent organizational documents or
(v) split, combine or reclassify any shares of its capital stock, and shall not permit any of its subsidiaries to split, combine or reclassify any shares of its capital stock;

(c)     the Company shall not, and shall not permit any of its subsidiaries to
(i) declare, set aside or pay any dividends on (whether in cash, stock or other property), or make any other distributions in respect of, any of its capital stock (except for dividends paid by direct or indirect wholly owned subsidiaries to the Company), (ii) acquire or agree to acquire, including, without limitation, by merging or consolidating with, or purchasing the assets (except raw materials, inventory or supplies in the ordinary course of business) or capital stock or other equity interests of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, (iii) authorize or make any capital expenditures in excess of $200,000 (the "Capital Expenditures Excess Amount") in the aggregate in addition to the amount set forth in the Company's budget for capital expenditures for the period of time between the date hereof and the Effective Time (which capital budget is set forth in Section 5.01(c) of the Company Disclosure Schedule), or (iv) enter into, amend, modify or supplement any agreement, transaction, commitment or arrangement with any current or former officer, director, employee or other affiliate of the Company or any of its subsidiaries (or any affiliate of any of the foregoing) other than as contemplated by this Agreement;

(d) neither the Company nor any of its subsidiaries shall (i) grant or agree to any increase in any manner the compensation or fringe benefits of, or pay any bonus to, any current or former director, officer or employee except for (A) increases and bonuses expressly contemplated by or required under existing employment agreements or (B) bonus plans and other agreements and arrangements listed or described in Section 5.01(d) of the Company Disclosure Schedule and except in connection with terminating the Options and the Stock Plans, (ii) enter into any new or materially amend any existing employment, consulting, severance, termination, change-of-control or indemnification agreement with any current or former director, officer or employee of the Company, (iii) except as may be required to comply with applicable Law and except as provided or otherwise contemplated in this Agreement (including, without limitation, Section 2.02 hereof), become obligated under any Benefit Plan that was not in existence on the date hereof or amend, modify or terminate any Benefit Plan or other employee benefit plan or any agreement, arrangement, plan or policy for the benefit of any current or former director, officer or employee in existence on the date hereof or (iv) except as may be required to comply with applicable Law and except as provided or otherwise contemplated in this Agreement (including, without limitation, Section 2.02 hereof), pay any benefit not required by any plan or arrangement as in effect as of the date hereof (including, without limitation, the granting of, acceleration of, exercisability of or vesting of stock options, stock appreciation rights or restricted stock, except as otherwise contemplated by this Agreement), except in connection with terminating the Options and the Stock Plans and except for the payment of the employer match under the Company's 401(k) plan;

(e) the Company shall not, and shall not permit any of its subsidiaries to, sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, or agree to sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of, any of its properties or assets other than (i) immaterial properties or assets (or immaterial portions of properties or assets), (ii) inventory in the ordinary course of business consistent with past practice, (iii) licenses granted by the Company in the ordinary course of business to customers for such customers' use of the Company's products and services, (iv) Liens relating to Taxes that are not yet due and payable or otherwise being contested in good faith and as to which appropriate reserves have been established by the Company in accordance with U.S. generally accepted accounting principles, (v) Liens for assessments and other governmental charges or Encumbrances of landlords, carriers, warehousemen, mechanics and repairmen incurred in the ordinary course of business, in each case for sums not yet due and payable or due but not delinquent or being contested in good faith and for which adequate reserves have been established and (vi) Liens incurred in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return of money bonds and similar obligations;

(f)     the Company shall not, and shall not permit any of its subsidiaries to
(i) incur, assume or pre-pay any Indebtedness or enter into any agreement to incur, assume or pre-pay any Indebtedness, or guarantee, or agree to guarantee, any such Indebtedness or obligation of another person, or issue or sell, or agree to issue or sell, any debt securities or options, warrants or calls or rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of others, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, (ii) make or forgive any loans, advances or capital contributions to, guarantees for the benefit of, or investments in, any person or entity, other than loans between or among the Company and any of its wholly-owned subsidiaries and cash advances to the Company's or any such subsidiary's employees for reimbursable travel and other business expenses incurred in the ordinary course of business consistent with past practice or
(iii) assume, guarantee or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other Person, except for the obligations of the subsidiaries of the Company permitted under this Agreement;

(g) neither the Company nor any of its subsidiaries shall adopt or put into effect a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries (other than any transaction specifically contemplated by this Agreement);

(h) the Company shall not, and shall not permit any of its subsidiaries to, (i) enter into, or materially amend, modify or supplement any Material Contract outside the ordinary course of business consistent with past practice (except as may be necessary for the Company to comply with its obligations hereunder) or (ii) waive, release, grant, assign or transfer any of its material rights or claims (whether such rights or claims arise under a Material Contract or otherwise);

(i) except for customer contracts entered into in the ordinary course of business, the Company shall not, and shall not permit its subsidiaries to, renegotiate or enter into any new license, agreement or arrangement relating to any Proprietary Rights;

(j) the Company and its subsidiaries (i) shall comply with their obligations under the Material Contracts as such obligations become due, (ii) shall continue in force insurance covering risks of such types and in such amounts as are consistent with the Company's past practices and (iii) shall not permit any insurance policy naming it as beneficiary or loss payable payee to be canceled or terminated;

(k) the Company shall not, and shall not permit any of its subsidiaries to, (i) establish or acquire any subsidiary other than wholly-owned subsidiaries or subsidiaries organized outside of the United States and its territorial possessions, (ii) pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (x) the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected on or reserved in the financial statements of the Company or incurred in the ordinary course of business and consistent with past practice or (y) the payment of the Company's Expenses (as defined herein); (iii) amend, modify or waive any term of any outstanding security of the Company or any of its subsidiaries, except in connection with terminating the Options and the Stock Plans;

(l) the Company shall, and shall cause its subsidiaries to, (i) maintain any real property to which the Company and any of its subsidiaries have ownership or a leasehold interest (including, without limitation, the furniture, fixtures, equipment and systems therein) in its current condition, subject to reasonable wear and tear and subject to any casualty or condemnation, (ii) timely pay all material taxes, water and sewage rents, assessments and insurance premiums affecting such real property other than those it is validly contesting and (iii) timely comply in all material respects with the terms and provisions of all leases, contracts and agreements relating to such real property and the use and operation thereof;

(m) the Company shall not, and shall not permit any of its subsidiaries to, (i) settle or compromise any pending or threatened suit, action, claim or litigation, except with respect to the settlement or compromise of any such matter which does not involve equitable or injunctive relief and does not obligate the Company and its subsidiaries to make aggregate cash payments exceeding $50,000, (ii) change any of the material accounting policies, practices or procedures (including material tax accounting policies, practices and procedures) used by the Company and its subsidiaries as of the date hereof, except as may be required as a result of a change in applicable Law or in U.S. generally accepted accounting principles, (iii) revalue in any material respect any of its assets (including, without limitation, writing down or writing off any notes or accounts receivable in any material manner), except as required by U.S. generally accepted accounting principles or (iv) make or change any material tax election, make or change any material method of accounting with respect to Taxes except as may be required as a result of a change in applicable Law, settle or compromise any material Tax liability or file any material amended Tax Return;

(n) the Company shall not, and shall not permit any of its subsidiaries to knowingly take, or knowingly agree or commit to take, any action that is reasonably likely to, make any representation or warranty of the Company contained in this Agreement inaccurate in any material respect at, or as of any time prior to, the Effective Time or result in any of the conditions to the Merger set forth in Article 6 not being satisfied, or knowingly omit, or knowingly agree to omit, to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time or to prevent any such condition from not being satisfied; and

(o) the Company shall not, and shall not permit any of its subsidiaries to, agree or commit to do any of the foregoing.

5.02     Shareholders Meeting.

(a) The Company, acting through the Company Board, shall, in accordance with applicable law and its articles of incorporation and bylaws, duly call, give notice of, convene and hold a special meeting of its shareholders (the "Shareholders Meeting") as soon as reasonably practicable following the clearance by the SEC of the Proxy Statement for the purpose of considering and voting upon the approval and adoption of this Agreement, the Merger and such other matters as may be necessary to effectuate the Transactions. The Company Board shall (i) recommend to the shareholders of the Company the approval and adoption of this Agreement and the Merger, (ii) include in the Proxy Statement such favorable recommendation of the Company Board that the shareholders of the Company vote in favor of the approval and adoption of this Agreement,
(iii) take all lawful actions to solicit such approval from the shareholders of the Company and (iv) not withdraw or modify such favorable recommendation, in each case, unless the Company Board, after consultation with outside legal counsel, determines in good faith that failing to take such action could reasonably result in the breach of its fiduciary duties to the Company's shareholders under applicable law.

(b) As soon as reasonably practicable following the execution of this Agreement and in connection with the Shareholders Meeting, the Company shall
(i) promptly prepare and file with the SEC, use its commercially reasonable efforts to have cleared by the SEC and thereafter mail to its shareholders as promptly as reasonably practicable the Proxy Statement and all other proxy materials required in connection with such meeting, (ii) notify Merger Sub and Parent of the receipt of any comments of the SEC with respect to the Proxy Statement and of any requests by the SEC for any amendment or supplement thereto or for additional information and shall promptly provide to Merger Sub and Parent copies of all correspondence between the Company or any representative of the Company and the SEC, (iii) give Merger Sub and Parent and their counsel the opportunity to review the Proxy Statement prior to its being filed with the SEC and shall give Merger Sub and Parent and their counsel the opportunity to review all amendments and supplements to the Proxy Statement and all responses to requests for additional information and replies to comments prior to their being filed with, or sent to, the SEC, (iv) subject to Section 5.02(a), use its commercially reasonable efforts to obtain the necessary approvals by its shareholders of this Agreement and the Merger and
(v) use its commercially reasonable efforts otherwise to comply with all legal requirements applicable to the Shareholders Meeting.

(c) Notwithstanding anything to the contrary contained in this Agreement, the Company may adjourn or postpone the Shareholders Meeting to the extent necessary to ensure that any required supplement or amendment to the Proxy Statement is provided to the Company's shareholders, or, if as of the time for which the Shareholders Meeting is originally scheduled there are insufficient Common Shares represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Shareholders Meeting.

5.03     Filings; Consents, etc.

(a) Subject to the terms and conditions of this Agreement, each of the parties hereto (i) shall use its commercially reasonable efforts to cooperate with one another in determining which filings are required to be made by each party prior to the Effective Time with, and which consents, approvals, permits or authorizations are required to be obtained by each party prior to the Effective Time from, Governmental Authorities or other third parties in connection with the execution and delivery of this Agreement and the consummation of the Transactions and (ii) shall use its commercially reasonable efforts to assist the other parties hereto in timely making all such filings and timely seeking all such consents, approvals, permits, authorizations and waivers required to be made and obtained by the other party. Without limiting the foregoing, each of the parties hereto shall (and shall use its commercially reasonable efforts to cause their affiliates, directors, officers, employees, agents, attorneys, accountants and representatives to) consult and fully cooperate with and provide assistance to each other in seeking early termination of any waiting period under the HSR Act or any foreign merger control or competition laws and regulations, if applicable; it being agreed that no party shall be under any obligation to divest of any assets or hold separate any assets or take any other similar measures in connection with any demand therefor by any Governmental Authority as a pre-condition to the approval of the Transactions by any such Governmental Authority. Prior to making any application to or filing with any Governmental Authority in connection with this Agreement, each party shall provide the other party with drafts thereof (excluding any confidential information included therein) and afford the other party a reasonable opportunity to comment on such drafts. The Parent shall bear all of the fees of any required filing to be made with any Governmental Authorities in connection with the Transactions.

(b) The Company will timely file with the SEC all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act or the Securities Act and such filings will comply in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, at the time of such filing.

(c) The Company shall file (or procure the filing of) appropriate instruments with the United States Patent and Trademark Office such that the official records for United States trademark registrations numbers 2,873,888 for the mark VERSIFOOT and 2,864,661 for the mark VERSIGLIDE, for which equitable title is presently held in the name of Versipanel, LLC, reflect that the Company is equitable title holder for both such registrations.

5.04 Access to Information. From the date of this Agreement until the earlier of the Effective Time or the date this Agreement is validly terminated in accordance with Article 7, and subject to the requirements of any Law, including, without limitation, (i) any anti-trust Law and (ii) any applicable Law protecting the privacy of employees and personnel files, the Company will, and will cause each of its subsidiaries and its and their affiliates, and each of their respective officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors and representatives (collectively, the "Company Representatives") to, give Merger Sub and Parent and their respective officers, directors, employees, agents, counsel, accountants, investment bankers, financial advisors, representatives, consultants and financing sources (collectively, the "Purchaser Representatives") access, upon reasonable notice and during the Company's normal business hours, to the offices and other facilities, to the senior officers and other Company Representatives, and to the books and records of the Company and each of its subsidiaries and will cause the Company Representatives and its subsidiaries to furnish or make available to Parent, Merger Sub and the Purchaser Representatives such financial and operating data and such other information with respect to the business and operations of the Company or any of its subsidiaries as Parent, Merger Sub or the Purchaser Representatives may from time to time reasonably request. Unless otherwise required by Law, each of Parent and Merger Sub will, and will cause the Purchaser Representatives to, hold any such information in confidence in accordance with the terms of the Confidentiality Agreement (as defined below). Except as otherwise agreed to by the Company, and notwithstanding termination of this Agreement, the terms and provisions of the Confidentiality Agreement, dated as of November 7, 2006 (the "Confidentiality Agreement"), between an affiliate of Parent and the Company shall apply to all information furnished to any Purchaser Representative by any Company Representative hereunder or thereunder.

5.05 Notification of Certain Matters. Each of the parties hereto shall promptly notify the others in writing of (a) receipt of any notice from any third party alleging that the consent of such third party is or may be required in connection with the Transactions, (b) any Company Material Adverse Effect or Purchaser Material Adverse Effect, as the case may be, (c) any material claims, actions, proceedings or governmental investigations commenced or, to its knowledge, threatened, involving or affecting the Company or any of its subsidiaries or any of their property or assets, (d) to the actual knowledge of such party, any representation or warranty made by such party contained in this Agreement becoming untrue or inaccurate in any material respect and (e) to the actual knowledge of such party, any failure of the Company, Merger Sub or Parent, as the case may be, to comply with or satisfy, in any material respect, any covenant, condition or agreement to be complied with or satisfied by it hereunder. Notwithstanding anything in this Agreement to the contrary, no such notification or investigation by any party shall affect the representations, warranties or covenants of any party or the conditions to the obligations of any party hereunder, nor shall it limit or otherwise affect the remedies available hereunder to the party receiving such notice.

5.06 Public Announcements. Each of the parties hereto agrees that, promptly following the execution of this Agreement, the Company shall (a) issue a press release in a form mutually agreed to by Parent and Merger Sub announcing the execution of this Agreement and the Transactions and (b) file a current report with the SEC on Form 8-K attaching such press release and a copy of this Agreement as exhibits. Thereafter, the parties hereto agree to consult promptly with each other prior to issuing any press release or otherwise making any public statement with respect to the Merger and the other Transactions, agree to provide to each other for review a copy of any such press release or statement, and shall not issue any such press release or make any such public statement prior to such consultation and review, unless required by applicable Law.

5.07     Indemnification; etc.

(a) The articles of incorporation and the bylaws of the Surviving Corporation shall contain provisions with respect to indemnification, advancement of expenses and director exculpation substantially similar to those set forth in the Company's articles of incorporation and bylaws as in effect at the date hereof (to the extent consistent with applicable Law), which provisions shall not be amended, repealed or otherwise modified in any manner that would adversely affect the rights thereunder of the persons who at any time prior to the Effective Time were entitled to indemnification, advancement of expenses or exculpation under the Company's articles of incorporation or bylaws in respect of actions or omissions occurring at or prior to the Effective Time (including, without limitation, the Transactions), unless otherwise required by applicable Law.

(b) From and after the Effective Time and until the expiration of any applicable statutes of limitation, the Surviving Corporation shall indemnify, defend and hold harmless each person who is or has been prior to the date hereof or who becomes prior to the Effective Time an officer, director, employee or agent of the Company (collectively, the "Indemnified Parties") against all losses, claims, damages, expenses, liabilities or amounts that are paid in settlement of, or otherwise incurred ("Losses") (but only to the extent such Losses are not otherwise covered by insurance and paid), in connection with any claim, action, suit, demand, proceeding or investigation (a "Claim"), to which any Indemnified Party is or may become a party to by virtue of his or her service as a present or former director, officer, employee or agent of the Company and arising out of actual or alleged events, actions or omissions occurring or alleged to have occurred at or prior to the Effective Time (including, without limitation, the Transactions), in each case, to the fullest extent permitted and provided in the Company's articles of incorporation and bylaws as in effect at the date hereof (and shall pay expenses in advance of the final disposition of the claim(s) that are reasonably incurred in defending any such action or proceeding to each Indemnified Party to the fullest extent permitted under the UBCA as provided in the Company's articles of incorporation and bylaws as in effect at the date hereof, upon receipt from the Indemnified Party to whom expenses are advanced of the undertaking to repay such advances contemplated by the UBCA).

(c)     Any Indemnified Party wishing to claim indemnification under this
Section 5.07 after the Effective Time, upon learning of any such Claim, shall notify the Surviving Corporation thereof (although the failure to so notify the Surviving Corporation shall not relieve the Surviving Corporation from any liability that the Surviving Corporation may have under this Section 5.07, except to the extent such failure materially prejudices the Surviving Corporation). The Surviving Corporation shall also retain all continuing Company obligations under the indemnification agreements with current or former directors and officers set forth on Section 5.07(c) of the Company Disclosure Schedule. In the event of any such Claim, the Surviving Corporation shall have the right to assume the defense thereof and the Surviving Corporation shall not be liable to such Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof, except that if the Surviving Corporation elects not to assume such defense or if there is an actual or potential conflict of interest between, or different defenses exist for the Surviving Corporation and the Indemnified Party, the Indemnified Party may retain counsel reasonably satisfactory to him or her and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnified Party promptly as statements therefor are received by the Surviving Corporation; provided, however, that (i) the Surviving Corporation shall not, in connection with any such action or proceeding or separate but substantially similar actions or proceedings arising out of the same general allegations, be liable for the fees and expenses of more than one separate firm of attorneys at any time for all Indemnified Parties, (ii) the Surviving Corporation and the Indemnified Parties will cooperate in the defense of any such matter and (iii) the Surviving Corporation shall not be liable for any settlement effected without its prior written consent, which consent will not be unreasonably withheld, conditioned or delayed; and provided, further, that the Surviving Corporation shall not have any obligation hereunder to any Indemnified Party if and when a court of competent jurisdiction shall ultimately determine that the indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable Law.

(d) This Section 5.07 shall survive the consummation of the Merger and is intended to be for the benefit of, and shall be enforceable by, the Indemnified Parties referred to herein, their heirs, legal representatives, successors, assigns and personal representatives and shall be binding on the Surviving Corporation and its successors and assigns. The provisions of this
Section 5.07 are in addition to, and not in substitution for, any other rights to indemnification that the Indemnified Parties, their heirs and personal representatives may have by contract or otherwise.

(e) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each case, as a condition to such consolidation, merger, transfer or conveyance, proper provision shall be made so that the successors and assigns of the Surviving Corporation shall assume and agree to perform the obligations set forth in this Section 5.07.

5.08 Further Assurances; Commercially Reasonable Efforts. Except as otherwise provided in this Agreement, prior to the Effective Time, the parties hereto shall use their commercially reasonable efforts to take, or cause to be taken, all such actions as may be necessary or appropriate in order to effectuate, as expeditiously as practicable, the Merger and the other Transactions on the terms and subject to the conditions set forth in this Agreement.

5.09 Third Party Standstill Agreements. From the date of this Agreement until the earlier of the termination of this Agreement pursuant to Article 7 or the Effective Time, the Company shall not terminate, amend, modify or waive any material provision of any confidentiality or standstill agreement to which the Company is a party (other than involving Parent or its affiliates).
During such period, the Company agrees to enforce, to the fullest extent permitted under applicable Law, the provisions of any such agreements, including, but not limited to, seeking injunctions to prevent any breaches of such agreements or to enforce specifically the terms and provisions thereof in a court in the United States or any state thereof having jurisdiction.

5.10     No Solicitation.

(a) From and after the date hereof until the earlier of the Effective Time or the termination of this Agreement pursuant to Article 7, the Company and its subsidiaries and their respective officers and directors shall not, and shall use their reasonable best efforts to cause the Company Representatives (other than such officers and directors) not to, directly or indirectly (i) solicit, knowingly initiate or encourage (including by way of furnishing information or assistance), or take any other action to knowingly facilitate, any inquiry in connection with or the making of any proposal from any Person that constitutes, or would reasonably be expected to lead to, an Acquisition Proposal (as defined in Section 5.10(f)), (ii) enter into, maintain, participate in or continue any discussion or negotiation with any Person (other than Merger Sub, Parent or any of the Purchaser Representatives, as applicable) regarding an Acquisition Proposal, or knowingly furnish to any Person (other than Merger Sub, Parent or any of the Purchaser Representatives, as applicable) any information or otherwise knowingly cooperate in any way with, or knowingly assist or participate in, or knowingly facilitate or encourage, any effort or attempt by any other Person (other than Merger Sub, Parent or any of the Purchaser Representatives, as applicable) to make or effect an Acquisition Proposal or (iii) enter into any agreement, arrangement or understanding with respect to, or otherwise endorse, any Acquisition Proposal; provided, however, that nothing contained in this Section 5.10 or any other provision of this Agreement shall prohibit the Company Board, prior to approval of this Agreement by the shareholders of the Company at the Shareholders Meeting, from furnishing information to, or engaging in discussions or negotiations with, any Person that makes an unsolicited Acquisition Proposal (which did not result from a breach of this Section 5.10) if (A) the Company Board determines in good faith after consultation with its outside legal counsel, that failure to take such action is reasonably likely to result in the breach of its fiduciary duties to the Company's shareholders under applicable Law, (B) the Acquisition Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined in Section 5.10(g)) and (C) prior to furnishing any nonpublic information to, or engaging in discussions or negotiations with, such Person, the Company receives from such Person an executed confidentiality agreement (which agreement shall be provided to Parent for information purposes) with terms no less favorable to the Company, in all material respects, than those contained in the Confidentiality Agreement.

(b) From and after the date hereof until the earlier of the Effective Time and the termination of this Agreement pursuant to Article 7, if the Company Board is entitled to furnish information to, or engage in discussions or negotiations with, any Person pursuant to Section 5.10(a) in respect of any Acquisition Proposal, the Company Board may, prior to the approval of this Agreement by the shareholders of the Company at the Shareholders Meeting, (i) withdraw or modify its approval or recommendation of the Merger and this Agreement (without limiting any Company Board rights pursuant to Section 5.02), (ii) approve or recommend such Acquisition Proposal or (iii) terminate this Agreement in accordance with Section 7.04(b) in order to enter into a definitive agreement with respect to such Acquisition Proposal if (A) such Acquisition Proposal constitutes a Superior Proposal and (B) the Company Board determines in good faith after consultation with outside legal counsel, that failure to take such action is reasonably likely to result in the breach of its fiduciary duties to the Company's shareholders under applicable Law.

(c) The Company (i) will promptly (but in any event within one business day) notify Parent orally and in writing of the receipt of any Acquisition Proposal or any inquiry regarding the making of an Acquisition Proposal including any request for information, the terms and conditions of such request, Acquisition Proposal or inquiry and the identity of the Person making such request, Acquisition Proposal or inquiry and (ii) to the extent actually known by the Company, will keep Parent fully informed of the status and material terms (which material terms shall include, without limitation, the purchase price details of such Acquisition Proposal) including amendments and proposed amendments to such material terms, of any such request, Acquisition Proposal or inquiry. Prior to taking any of the actions referred to in
Section 5.10(a) with respect to an Acquisition Proposal (other than any action of the Company Board relating to or contemplated by clauses (A) and (B) of the proviso to Section 5.10(a)), the Company Board shall promptly (but in any event within one business day) notify Parent orally and in writing of any action it proposes to take with respect to such Acquisition Proposal. After taking any such action, the Company Board shall promptly advise Parent orally and in writing of the status of such action as material developments arise or as requested by Parent. Without limiting the foregoing, at least two business days prior to taking any of the actions referred to in Section 5.10(b), the Company Board shall notify Parent of any such action it proposes to take and, during such two business day period, the Company Board shall negotiate in good faith with Parent with respect to any revised proposal to acquire the Common Shares that Parent may make prior to or during such two business day period.

(d) Nothing contained in this Agreement shall prevent the Company Board from (i) taking, and disclosing to the Company's shareholders, a position contemplated by Rule 14d-9 or Rule 14e-2 promulgated under the Exchange Act with regard to any tender offer or (ii) from making such disclosure to the Company's shareholders which, in the judgment of the Company Board after receiving advice of outside counsel, is required under applicable law; provided, however, that none of the Company, the Company Board or any Company Representative shall, except as permitted by Section 5.10(b), propose to approve or recommend any Acquisition Proposal.

(e) The Company and each of its subsidiaries shall immediately cease and cause its affiliates and the Company Representatives to cease any and all existing activities, discussions or negotiations with any parties (other than Merger Sub, Parent or any of the Purchaser Representatives, as applicable) conducted heretofore with respect to any Acquisition Proposal, and shall use its reasonable best efforts to cause any such parties in possession of confidential information about the Company that was furnished by or on behalf of the Company in connection with such Acquisition Proposal to return or destroy all such information in the possession of any such party or its representatives.

(f) For purposes of this Agreement, "Acquisition Proposal" shall mean any offer or proposal for, or any indication of interest in, (i) any direct or indirect acquisition or purchase of 15% or more of the total assets of the Company or any of its subsidiaries, in a single transaction or series of related transactions, (ii) any direct or indirect acquisition or purchase of 15% or more of any class of equity securities of the Company or any of its subsidiaries, in a single transaction or series of related transactions, (iii) any tender offer or exchange offer (including a self-tender offer) that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of the Company or any of its subsidiaries, (iv) any merger, consolidation, share exchange, business combination, recapitalization, reclassification or other similar transaction involving the Company or any of its subsidiaries or (v) any public announcement of an agreement, proposal or plan to do any of the foregoing, other than the Transactions contemplated by this Agreement.

(g) For purposes of this Agreement, "Superior Proposal" shall mean any Acquisition Proposal by a Person that (i) the Company Board has determined in good faith, after consultation with the Financial Advisor or other independent financial advisor of nationally recognized reputation, is more favorable from a financial point of view to the Company's shareholders than the Merger (including any adjustment to the terms and conditions thereof proposed in writing by Parent in response to any such Acquisition Proposal), (ii) the Company Board has determined in good faith, after consultation with its outside legal counsel, is of such a nature that failure to accept such Acquisition Proposal is reasonably likely to result in the breach of Company Board's fiduciary duties to the Company's shareholders under applicable Law and (iii) is reasonably capable of being consummated.

5.11 SEC Reports. From the date of this Agreement until the earlier of the termination of this Agreement pursuant to Article 7 or the Effective Time, the Company shall use its commercially reasonable efforts to file on a timely basis all SEC Reports required to be filed by it with the SEC under the Exchange Act, the Securities Act and the published rules and regulations of the SEC under either of the foregoing applicable to such SEC Reports, which SEC Reports shall comply in all material respects with the requirements of the Exchange Act, the Securities Act and the published rules and regulations of the SEC thereunder, each as applicable to such SEC Reports.

5.12 Termination of Registration. Each of the parties hereto agrees to cooperate with the other party in taking, or causing to be taken, all actions reasonably necessary to terminate the registration of the Common Shares under the Exchange Act; provided that such termination shall not be effective until or after the Effective Time.

5.13     Financing.

(a) Parent shall use its commercially reasonable efforts to (i) maintain in effect the Commitment Letters and to satisfy on a timely basis all the conditions to obtaining the financing for the Transactions (the "Financing") set forth therein (including by consummating the equity financing pursuant to the terms and conditions of the Equity Commitment Letter), (ii) enter into definitive financing agreements with respect to the Financing as contemplated by the Debt Commitment Letter and (iii) consummate the Financing at the Closing. Parent and Merger Sub shall not permit any amendment, modification or waiver, in each case, that is materially adverse to the Company to be made to the Commitment Letters without first consulting with the Company, and will obtain the Company's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) prior to agreeing to any such amendment, modification or waiver. To the extent actually known by Parent and Merger Sub, Parent and Merger Sub will keep the Company (x) fully informed of any material breaches by any party of the Commitment Letters or any termination of the Commitment Letters and (y) upon the request of the Company at any time, reasonably informed of the status of the financing process.

(b) The Company shall provide, and shall use its commercially reasonable efforts to cause its subsidiaries and the Company Representatives to provide, all reasonable cooperation in connection with the arrangement of the Financing including, without limitation, (i) promptly providing to Parent's financing sources all material financial information in their possession with respect to the Company and the Transactions as reasonably requested by Parent or Parent's financing sources, including, but not limited to, information and projections prepared by the Company relating to the Company and the Transactions, provided such financing sources shall be deemed to be one of Parent's "representatives" under the Confidentiality Agreement and subject to all obligations imposed therein upon a "representative," (ii) making the Company's senior officers and other Company Representatives reasonably available to Parent's financing sources in connection with such Financing, to reasonably participate in due diligence sessions and to reasonably participate in presentations related to the Financing, including, without limitation, presentations to rating agencies and (iii) reasonably assisting in the preparation of one or more appropriate offering documents and assisting Parent's financing sources in preparing other appropriate marketing materials, in each case to be used in connection with the Financing. The Company shall provide the same cooperation at Parent's request in connection with the Sale-Leaseback or similar transaction with respect to real property owned by the Company (it being understood that any such transaction would not be consummated prior to the Closing without the mutual agreement of the Company and Parent).

(c) If the Commitment Letters are terminated, Parent and Merger Sub shall use commercially reasonable efforts to enter into commitments for alternative financing with other persons or modify the capital structure set forth in the Commitment Letters provided the total committed equity financing shall not be materially less beneficial to Parent or the Company and shall not be less than the amount set forth in the Equity Commitment Letter (it being understood that Parent and Merger Sub shall provide prompt notice to the Company upon obtaining any such alternative financing commitments); provided, that Parent and Merger Sub shall be under no obligation to obtain or seek to obtain any financing commitment containing terms or funding conditions less favorable to Parent or Merger Sub than those included in the Commitment Letters.

5.14 Special Meeting. The Company shall take no action to call a special meeting of shareholders of the Company without the prior consent of Parent unless compelled by legal process, except in accordance with this Agreement unless and until this Agreement has been terminated in accordance with its terms.

5.15 Shareholder Litigation. Each of the parties hereto shall give the others the reasonable opportunity to participate in the defense of any shareholder litigation against the Company, Parent or Merger Sub, as applicable, and their directors relating to the Transactions. The Company agrees that it will not settle any litigation currently pending, or commenced after the date hereof, against the Company or any of its directors by any shareholder of the Company relating to this Agreement or the Merger, without the prior written consent of Parent (which will not be unreasonably conditioned, withheld or delayed). The Company will not voluntarily cooperate with any third party which has sought or may hereafter seek to restrain or prohibit or otherwise oppose the Merger and will cooperate with Parent to resist any such effort to restrain or prohibit or otherwise oppose the Merger.

5.16 Transition Assistance. The parties hereto shall work cooperatively to implement a transition plan to be developed mutually by Parent and Company to integrate the businesses of the Company and Parent as seamlessly as possible and as soon as reasonably practicable on or after the Effective Time. Without limiting the generality of the foregoing, the Company will assist Parent in an effort to integrate and rationalize the separate employee benefit plans and arrangements maintained by each of the Company and Parent as soon as possible on or after the Effective Time, and will take all commercially reasonable actions requested by Parent in furtherance thereof.


                                  ARTICLE 6

                  CONDITIONS TO CONSUMMATION OF THE MERGER

6.01 Conditions to the Obligations of Each Party. The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following conditions:

(a) Company Shareholder Approval. The Company shall have obtained the Shareholder Approval at the Shareholders Meeting in accordance with the UBCA, the Company's articles of incorporation and its bylaws.

(b) No Orders and Injunctions. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law, rule, regulation, executive order or decree, judgment, injunction, ruling or other order, whether temporary, preliminary or permanent (collectively, "Order"), that is then in effect and has the effect of preventing or prohibiting consummation of the Merger or otherwise imposing material limitations on the ability of Merger Sub and Parent effectively to acquire or hold the business of the Company and its subsidiaries; provided, however, that each of the parties hereto shall use their commercially reasonable efforts to appeal any such Order or otherwise have any such Order vacated or removed.

(c) Material Consents. All material consents, approvals, permits of, authorizations from, notifications to and filings with any Governmental Authorities required to be made or obtained prior to the consummation of the Merger shall have been made or obtained.

(d) HSR Act. Any waiting period (and any extension thereof) under the HSR Act or merger control or competition laws or regulations applicable to the consummation of the Merger shall have expired or terminated.

6.02 Conditions to Obligations of Merger Sub and Parent. The obligations of each of Merger Sub and Parent to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following additional conditions, unless waived by Parent, acting under the direction of its board of directors, in writing prior to the Effective Time:

(a) Representations and Warranties. The Identified Company Representations (as defined below) shall be true and correct in all respects and all other representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects (ignoring for purposes of a determination of any breach of such other representations and warranties any qualification based upon "material", "materiality", "Company Material Adverse Effect" or any similar qualification contained in such representations and warranties) (i) as of the date of this Agreement and (ii) as of the Closing Date as though then made on and as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (in which case such Identified Company Representations shall be true and correct as of such date and all other such representations and warranties shall be true and correct in all material respects as of such date); provided that, in the event of a breach of a representation or warranty other than an Identified Company Representation, the condition set forth in this Section 6.02(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together has had, or could reasonably be expected to have, a Company Material Adverse Effect. "Identified Company Representations" means (i) any representation or warranty of the Company qualified by Company Material Adverse Effect, (ii) the representations and warranties of the Company set forth in Sections 3.01, 3.04 and 3.05 and
(iii) the representations and warranties of the Company set forth in Section 3.03(a) (other than changes in such section relating to the exercise of Options granted on or prior to the date hereof and the issuance of Common Shares upon the exercise of Options granted on or prior to the date hereof),
Section 3.10, Section 3.14(c), Section 3.21 and the last sentence of Section 3.07(b).

(b) Covenants and Agreements. The Company shall have, in all material respects, performed all obligations and complied with all agreements and covenants (other than those set forth in Section 2.03) required to be performed by it or complied with by it under this Agreement at or prior to the Effective Time.

(c) Consents. All of the consents and approvals by any person or Governmental Authority necessary for the consummation of the Sale-Leaseback shall have been obtained without the requirement of any concession or payment (other than any immaterial ministerial costs and expenses).

(d) Dissenters. The holders of not more than 10% of the outstanding Common Shares shall have demanded appraisal of their Common Shares in accordance with the UBCA.

(e) No Company Material Adverse Effect. No circumstance, effect, event or change shall have occurred prior to the Effective Time which, individually or in the aggregate, has had, or is reasonably likely to have, a Company Material Adverse Effect at or after the Effective Time.

(f) No Litigation. There shall not be pending any (i) suit, action or proceeding brought by a third party (other than a Governmental Authority) that has a reasonable likelihood of resulting in an adverse judgment against the Company, Parent or Merger Sub or (ii) suit, action or proceeding brought by a Governmental Authority, in either case (A) challenging or seeking to restrain or prohibit the consummation of the Merger or any of the other Transactions,
(B) seeking to prohibit or limit the ownership or operation by the Company or any of its subsidiaries of any material portion of the business or assets of the Company or any of its subsidiaries, to dispose of or hold separate any material portion of the business or assets of the Company or any of its subsidiaries, as a result of the Merger or any of the other Transactions or
(C) seeking to impose limitations on the ability of Parent, Merger Sub or any of their respective affiliates, to acquire or hold, or exercise full rights of ownership of, any Common Shares, including, without limitation, the right to vote Common Shares on all matters properly presented to the shareholders of the Company.

(g) Satisfaction of Debt Commitment Letter EBITDA Condition. The Company shall have satisfied, in accordance with the terms of the Debt Commitment Letter, the condition precedent set forth in the last item (minimum EBITDA) of Annex C of the Debt Commitment Letter corresponding to the heading "Closing Date Certificate".

(h) Net Debt. The Company and its subsidiaries shall have Net Debt of less than $7,185,000.

(i) Access and Parking Space. With respect to the areas of access and parking spaces (or portions thereof) used by the Company or its employees outside of the Company's property at West 400 North in Orem, Utah (the "Access and Parking Space"), the Company shall have either (i) obtained a valid easement or other agreement of use reasonably acceptable to Parent and its lenders with respect to the Access and Parking Space or (ii) purchased that Access and Parking Space for (A) an amount not to exceed $100,000 in the aggregate or (B) an amount in excess of $100,000 in the aggregate if (x) such purchase price exceeds $100,000 with the prior written consent of Parent or
(y) the Company elects by written notice to Parent to allocate the purchase price amount in excess of $100,000 as part of the Capital Expenditures Excess Amount provided the Capital Expenditures Excess Amount available for use pursuant to Section 5.01(c) exceeds such allocated amount.

(j) Termination of Right of Way and Easement. With respect to any easement or right of way of any third party concerning a gas line over the property of the Company or its subsidiaries in Orem, Utah (including the Right of Way and Easement Agreement dated February 21, 1996 between Walter M. and Orpha Lewis Family Trust and Mountain Fuel Supply Company recorded March 15, 1996 in Book 3914, page 678), the Company shall have caused such easement or right of way to be terminated, abandoned or released as a matter of record with any holder or beneficiary thereof and all applicable Governmental Authorities.

(k) Officers' Certificate. At the Closing, the Company shall deliver an Officers' Certificate, duly executed by the Company's Chief Executive Officer and Chief Financial Officer and dated as of the Closing Date, stating that the conditions to Closing set forth in Sections 6.02(a) and (b) above have been satisfied.

(l) Certified Copies. At the Closing, the Company shall deliver certified copies of (i) the resolutions duly adopted by the Company Board authorizing the execution, delivery and performance of this Agreement and the Transactions, (ii) the resolutions duly adopted by the Company's shareholders adopting this Agreement and (iii) the articles of incorporation and the bylaws of the Company as then in effect immediately prior to the Effective Time.

(m) Director Resignations. At the Closing, the Company shall deliver signed letters of resignation from each director of the Company pursuant to which each such director resigns from his or her position as a director of the Company and makes such resignation effective at or prior to the Effective Time.

6.03 Conditions to Obligation of the Company. The obligations of the Company to consummate the Merger are subject to the satisfaction, at or before the Effective Time, of each of the following additional conditions, unless waived by the Company in writing prior to the Effective Time:

(a) Representations and Warranties. The Identified Purchaser Representations (as defined below) shall be true and correct in all respects and all other representations and warranties of Parent and Merger Sub set forth in this Agreement shall be true and correct in all material respects (i) as of the date of this Agreement and (ii) as of the Closing Date as though then made on and as of the Closing Date, except for those representations and warranties that address matters only as of a particular date (in which case such Identified Purchaser Representations shall be true and correct as of such date and all other such representations and warranties shall be true and correct in all material respects as of such date); provided that, in the event of a breach of a representation or warranty other than an Identified Purchaser Representation, the condition set forth in this Section 6.03(a) shall be deemed satisfied unless the effect of all such breaches of representations and warranties taken together has had, or could reasonably be expected to have, a Purchaser Material Adverse Effect. "Identified Purchaser Representations" means (i) any representation or warranty of Parent or Merger Sub qualified by Purchaser Material Adverse Effect and (ii) the representations and warranties of Parent and Merger Sub set forth in Section 4.06.

(b) Covenants and Agreements. Each of Merger Sub and Parent shall have, in all material respects, performed all obligations and complied with all agreements and covenants required to be performed by them or complied with by them under this Agreement at or prior to the Effective Time.

(c) Officers' Certificate. At the Closing, each of Merger Sub and Parent shall deliver an Officers' Certificate, duly executed by their respective Chief Executive Officer and Chief Financial Officer and dated as of the Closing Date, stating that the conditions to Closing set forth in Sections 6.03(a) and (b) above have been satisfied.

(d) Certified Copies. At the Closing, Merger Sub and Parent shall deliver certified copies of (i) the resolutions duly adopted by each of Merger Sub's and Parent's boards of directors authorizing the execution, delivery and performance of this Agreement and the Transactions, (ii) the resolutions duly adopted by Merger Sub's shareholders approving this Agreement and the Transactions and (iii) the amended and restated organizational documents of each of Parent and Merger Sub as then in effect immediately prior to the Effective Time.


                                  ARTICLE 7

                                 TERMINATION

7.01 Termination by Mutual Consent. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of the Company, by the mutual written consent of the Company, acting under the direction of the Company Board, and Parent and Merger Sub, acting under the direction of their respective boards of directors.

7.02 Termination by Merger Sub, Parent or the Company. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of the Company, by either Merger Sub and Parent, on the one hand, by action of their respective boards of directors, or the Company, on the other hand, by action of the Company Board, if:

(a) any Governmental Authority shall have enacted or issued an Order (which has not been vacated, withdrawn or overturned) permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and, if such Order is a ruling of a court, such ruling shall have become final and nonappealable; provided, however, that the right to terminate this Agreement pursuant to this Section 7.02(a) shall not be available to any party that has failed to perform in all material respects its obligations under Section 5.08 or the proviso contained in Section 6.01(b);

(b) the Merger shall not have been consummated on or before October 2, 2007 (the "Expiration Date"); provided, that the right to terminate this Agreement under this Section 7.02(b) shall not be available to any party whose failure to perform any covenant or obligation under this Agreement has been the principal cause of or principally resulted in the failure of the Merger to have been consummated on or before the Expiration Date; or

(c) the Shareholder Approval shall not have been obtained by the earlier to occur of (i) the Shareholders Meeting or at any adjournment or postponement thereof at which a vote on such approval was taken or (ii) the date that is five (5) days prior to the Expiration Date.

7.03 Termination by Merger Sub and Parent. This Agreement may be terminated and the Merger and other Transactions may be abandoned at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of the Company, by action of the board of directors of Merger Sub and the board of directors of Parent, if:

(a) the Company shall have breached any of its representations, warranties, covenants (other than Section 5.10) or other agreements set forth in this Agreement or any such representation or warranty shall have become untrue after the date of this Agreement (in either case, a "Terminating Company Breach") and such Terminating Company Breach (i) would give rise to the failure of a condition set forth in Section 6.02(a) or Section 6.02(b) and (ii) has not been cured within 30 days after notice thereof is received by the Company; provided that Parent and Merger Sub shall have no right to terminate this Agreement pursuant to this Section 7.03(a) if there is an uncured Terminating Merger Sub Breach at the time of the Terminating Company Breach;

(b) at any time prior to the approval of this Agreement by the shareholders of the Company, (i) the Company Board publicly withdraws, modifies or changes its approval or favorable recommendation of this Agreement or the Merger, (ii) the Company Board fails to publicly reconfirm such approval and favorable recommendation within ten business days after a written request by Merger Sub and Parent to do so, (iii) the Company Board shall have taken no position with respect to, or failed to publicly recommend against acceptance of, any Acquisition Proposal within ten business days after the public disclosure of such Acquisition Proposal, (iv) the Company Board shall have approved or recommended to the shareholders of the Company any Acquisition Proposal, (v) the Company fails to call the Shareholders Meeting within 35 days of mailing the definitive Proxy Statement or fails to mail the Proxy Statement within ten days after being cleared by the SEC or fails to include in such statement the Company Board's favorable recommendation of this Agreement and the Merger or (vi) the Company or the Company Board resolves to do any of the foregoing; or

(c) the Company shall have breached any of its obligations under Section 5.10; provided any breach of Section 5.10(c) shall have been a material breach.

7.04 Termination by the Company. This Agreement may be terminated by the Company, acting under the direction of the Company Board, and the Merger and other Transactions may be abandoned:

(a) if, at any time prior to the Effective Time, before or after the approval of this Agreement by the shareholders of the Company, Merger Sub or Parent shall have breached any of their respective representations, warranties, covenants or other agreements set forth in this Agreement or any such representation or warranty shall have become untrue after the date of this Agreement (in either case, a "Terminating Merger Sub Breach") and such Terminating Merger Sub Breach (i) would give rise to the failure of a condition set forth in Section 6.03(a) or Section 6.03(b) and (ii) is not cured within 30 days after written notice thereof is received by Merger Sub and Parent; provided that the Company shall have no right to terminate this Agreement pursuant to this Section 7.04(a) if there is an uncured Terminating Company Breach at the time of the Terminating Merger Sub Breach; provided further that, notwithstanding anything in this Agreement to the contrary, if
(A) all of the conditions set forth in Section 6.01 and Section 6.02 have been satisfied (other than those conditions that by their nature are to be satisfied at the Closing provided that the Company is then able to satisfy such conditions) and (B) Merger Sub and Parent fail to consummate the Merger on or before the Target Closing Date in accordance with Section 1.07 or deposit the Closing Funds in accordance with Article 2, such failure shall constitute a Terminating Merger Sub Breach; or

(b) at any time prior to the approval of this Agreement by the shareholders of the Company, pursuant to and in accordance with Section 5.10(b); provided that, the Company shall have complied with the provisions of
Section 5.10 in all material respects, including, without limitation, the notice provisions therein, and shall have concurrently with such termination made all payments to Parent required by Section 8.01).

7.05 Effect of Termination. In the event of the termination of this Agreement and abandonment of the Merger and other Transactions pursuant to this Article 7, this Agreement shall forthwith become null and void and have no effect, without any liability on the part of any party or its officers, directors, shareholders, affiliates and agents, other than the provisions of the last sentence of Section 5.04 and the provisions of Sections 5.06, 7.05, 8.01, 8.02, 8.03 and 8.08.


                                     ARTICLE 8

                                   MISCELLANEOUS

8.01     Payment of Fees and Expenses.

(a) Except as otherwise specified in this Agreement, each of the parties hereto shall bear its own Expenses (as defined below) incurred by or on behalf of such party in preparing for, entering into and carrying out this Agreement and the consummation of the Merger and the financing of the Transactions. "Expenses" as used in this Agreement shall include all out-of-pocket expenses (including, without limitation, all fees and expenses of outside counsel, investment bankers, banks, other financial institutions, accountants, financial printers, experts and consultants to a party hereto) incurred by a party or on its behalf in connection with or related to the investigation, due diligence examination, authorization, preparation, negotiation, execution and performance of this Agreement and the Transactions and the financing thereof and all other matters contemplated by this Agreement and the closing thereof, together with any out-of-pocket costs and expenses incurred by any party in enforcing any of its rights set forth in this Agreement, whether pursuant to litigation or otherwise.

(b) If this Agreement is terminated by the Company or by Parent pursuant to Section 7.02(b) and prior to the Shareholders Meeting but after the date hereof, an Acquisition Proposal (which, for purposes of this Section 8.01(b), shall have the meaning set forth in the definition of Acquisition Proposal contained in Section 5.10(f), except that all references to "15% or more" shall be deemed references to "more than 50%") shall have been made (other than by Parent or its Affiliates) to the Company or any of its affiliates or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, then, if the Company enters into a definitive agreement with respect to, or consummates, any transaction of the type described in the definition of "Acquisition Proposal" at any time on or prior to the date which is twelve months following such termination, concurrently with the first to occur of the entry into a definitive agreement with respect to, or the consummation of, any such transaction, the Company shall pay Parent the Break Up Fee. "Break Up Fee" means cash in immediately available funds in an amount equal to $1,450,000.

(c) If this Agreement is terminated by the Company or by Parent pursuant to Section 7.02(c) and prior to the Shareholders Meeting but after the date hereof, an Acquisition Proposal (which, for purposes of this Section 8.01(c), shall have the meaning set forth in the definition of Acquisition Proposal contained in Section 5.10(f), except that all references to "15% or more" shall be deemed references to "more than 50%") shall have been made (other than by Parent or its Affiliates) to the Company or any of its affiliates or any person shall have publicly announced an intention (whether or not conditional) to make an Acquisition Proposal, then, within two (2) business days following the delivery by Parent and Merger Sub to the Company of an invoice therefor, the Company shall pay Parent and Merger Sub all of the reasonable documented out-of-pocket Expenses of Parent and Merger Sub incurred in connection with this Agreement as reimbursement (the "Reimbursement Amount"), provided such Reimbursement Amount shall not exceed, in the aggregate, $700,000; provided further, that such Acquisition Proposal shall have become publicly known and shall not have been publicly withdrawn at least three business days prior to the Shareholders Meeting. If the Company enters into a definitive agreement with respect to, or consummates, any transaction of the type described in the definition of "Acquisition Proposal" at any time on or prior to the date which is twelve months following such termination, then, in addition to the payment contemplated by the preceding sentence, concurrently with the first to occur of the entry into a definitive agreement with respect to, or the consummation of, any such transaction, the Company shall pay Parent the amount of the difference between the Break-Up Fee and the Reimbursement Amount.

(d) If this Agreement is terminated (i) by Parent and Merger Sub pursuant to Section 7.03(b) or Section 7.03(c) or (ii) by the Company pursuant to
Section 7.04(b), then the Company shall pay to Parent the Break-Up Fee, in the case of clause (i) above, within two (2) business days following such termination of this Agreement, and in case of clause (ii) above, concurrently with such termination of this Agreement.

(e) If this Agreement is terminated pursuant to Section 7.03(a), or so long as no Break-Up Fee is payable pursuant to Section 8.01(c) in connection therewith, any termination of this Agreement pursuant to Section 7.02(c), the Company shall pay the Reimbursement Amount to Parent and Merger Sub within two
(2) business days following the delivery by Parent and Merger Sub to the Company of an invoice therefor.

(f) If this Agreement is terminated by the Company pursuant to Section 7.04(a), then Parent or Merger Sub shall pay to the Company a termination fee of cash in immediately available funds in the amount of $815,000 within two
(2) business days after such termination.

(g) The parties agree that the agreements contained in this Section 8.01 are an integral part of the Transactions and constitute liquidated damages and not a penalty. Notwithstanding any other provision in this Agreement to the contrary, (i) the parties hereto agree that the payments contemplated by Sections 8.01(b), (c), (d) and (e) represent the exclusive remedy of Parent and Merger Sub in the circumstances described therein and that, except for the payment expressly set forth in the circumstances described therein, none of the Company or any of its respective affiliates shall have any liability or obligation of any kind whatsoever arising out of the termination of this Agreement, any breach by the Company giving rise to such termination, or the failure of the Transactions to be consummated, whether arising in contract, tort or otherwise and (ii) the parties hereto agree that the payment contemplated by Section 8.01(f) represents the exclusive remedy of the Company in the circumstances described herein and that, except for the payment expressly set forth in the circumstances described herein, none of Parent, Merger Sub or any of their respective affiliates shall have any liability or obligation of any kind whatsoever arising out of the termination of this Agreement, any breach by Parent or Merger Sub giving rise to such termination, or the failure of the Transactions to be consummated, whether arising in contract, tort or otherwise.

(h) All amounts payable by a party under this Section 8.01 shall be paid in cash and in immediately available funds to such account as the other party may designate in writing.

8.02 Guarantee. Parent hereby irrevocably and unconditionally guarantees the due and punctual performance of Merger Sub's obligations, agreements and covenants hereunder; provided, however, that such guaranty shall terminate concurrently with the satisfaction of Merger Sub's obligation to deposit the full amount of the Closing Funds with the Agent pursuant to Section 2.03.

8.03 No Survival. The representations, warranties and agreements made in this Agreement shall not survive beyond the Effective Time or the termination of this Agreement in accordance with Article 7 hereof. Notwithstanding the foregoing, the agreements set forth in Articles 1 and 2, Section 5.07 and
Article 8 shall survive the Effective Time and those set forth in Section 7.05, Section 8.01 and Section 8.02 shall survive termination.

8.04 Modification or Amendment. This Agreement may be amended by the parties hereto at any time before or after approval of this Agreement by the shareholders of the Company; provided, however, that after any such approval, there shall not be made any amendment that by law requires the further approval by such shareholders without such further approval and provided further, however, the provisions of Section 5.07 may not be amended or modified without the prior written agreement of each of the Indemnified Parties. Without limiting the foregoing, this Agreement may not be amended or modified except by an instrument in writing signed by each of the parties hereto.

8.05 Entire Agreement; Assignment. This Agreement (including the documents and the instruments referred to herein) and the Confidentiality Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof. Neither this Agreement nor any of the rights, interests or obligations hereunder will be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other party (except that each of Parent and Merger Sub may assign its rights, interests and obligations to any of their respective affiliates or direct or indirect subsidiaries without the consent of the Company, so long as they remain primarily obligated with respect to any such delegated obligation). Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

8.06 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the Transactions are fulfilled to the extent possible.

8.07 Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given and shall be deemed to have been duly given upon receipt when delivered in person, by facsimile or by overnight courier to the respective parties as follows:
If to Parent or Merger Sub:

MLE Holdings, Inc.
c/o Sorenson Capital
3098 W. Executive Parkway Suite 200
Lehi, UT 84043
Attention:  Fraser Bullock
                  Curtis Toone
Facsimile No.: (801) 407-8411

with a copy to:

Kirkland & Ellis LLP
555 California Street, 27th Floor
San Francisco, CA 94104
Attention:  Jeffrey C. Hammes, P.C.
            Jeffrey B. Golden
Facsimile No.:  (415) 439-1500

If to the Company:

MITY Enterprises, Inc.
1301 West 400 North
Orem, Utah 84057
Attention:  Gregory L. Wilson
            Bradley T Nielson
Facsimile No.:  (801) 224-6191

with a copy to:

Dorsey & Whitney LLP
170 South Main Street, Suite 900
Salt Lake City, Utah 84101
Attention:  Nolan S. Taylor
            Samuel P. Gardiner
Facsimile No.:  (801) 933-7373


or to such other address as the person to whom notice is given may have previously furnished to the other in writing in the manner set forth above; provided that notice of any change of address shall be effective only upon receipt thereof.

8.08 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

8.09 Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.

8.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement, and any one of which may be delivered by facsimile.

8.11     Certain Definitions.  As used in this Agreement:

(a) "affiliate," as applied to any person, means any other person directly or indirectly controlling, controlled by, or under common control with, that person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of that person, whether through the ownership of voting securities, by contract or otherwise;

(b) "Freely Available Cash" means unrestricted cash of the Company that is freely available for use to repay Indebtedness excluding any cash or consideration in connection with the consummation of any sale-leaseback and
(A) the transfer of such cash to the Company (including from any subsidiaries of the Company) or in connection with the repayment of any such Indebtedness does not result in any Tax obligations to the Company or any of its subsidiaries and (B) such cash can be distributed, contributed or otherwise delivered to the Company (including from any subsidiaries of the Company) in accordance with all applicable Laws, including those relating to solvency, adequate surplus and similar capital adequacy tests; provided, that the aggregate amount received by the Company between the date of this Agreement and the Effective Time in connection with any and all Option exercise(s) shall not be included in the calculation of what constitutes such freely available cash.

(c) "Indebtedness" means, with respect to the Company and its subsidiaries, (i) indebtedness for borrowed money or issued in substitution for or exchange of indebtedness for borrowed money, (ii) obligations evidenced by notes, bonds, debentures or other similar instruments, (iii) obligations under leases (contingent or otherwise, as obligor, guarantor or otherwise) required to be accounted for as capitalized leases pursuant to generally agreed accounting principles, (iv) obligations for amounts drawn under acceptances, letters of credit, contingent reimbursement liabilities with respect to letters of credit or similar facilities, (v) any liability for the deferred purchase price of property or services, contingent or otherwise, as obligor or otherwise, (vi) any liability which is deemed a long-term liability under generally agreed accounting principles excluding deferred income taxes,
(vii) guarantees and similar commitments relating to any of the foregoing items, and (viii) any accrued and unpaid interest on, and any prepayment premiums, penalties or similar contractual charges in respect of, any of the foregoing.

(d)     "Net Debt" means, in each case, as of immediately prior to the Closing
(i) the aggregate amount of the Company's and its subsidiaries' Indebtedness, plus (ii) the aggregate amount of any unpaid Expenses of the Company or any of its subsidiaries and any unpaid expenses of the Company or any of its subsidiaries incurred in connection with the Company's sale process, plus
(iii) the aggregate amount of the Change of Control Payments, plus (iv) the aggregate amount, as of immediately prior to the Closing, of (x) capital expenditures, costs and expenses necessary to complete, in accordance with the plans that have been previously provided to Parent, construction of the buildings on the properties of the Company and (y) any unpaid capital expenditures, costs and expenses that have been incurred in connection with the construction of the buildings on the properties of the Company, less (v) the amount of the Company's Freely Available Cash immediately prior to the Closing.

(e) "Person" or "person" means any individual, corporation, partnership, limited liability company, trust, or any other entity or group (which term shall include a "group" as such term is defined in Section 13(d)(3) of the Exchange Act); and

(f) "subsidiary" or "subsidiaries" means, with respect to any Person, any corporation, partnership, limited liability company, joint venture or other entity of which such Person (either alone or through or together with any other subsidiary), owns, directly or indirectly, more than 50% of the stock or other equity or beneficial interests, the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such corporation, partnership, limited liability company, joint venture or other entity.

8.12 Specific Performance. Except as specifically provided in Article 7 or Section 8.01 hereof, the parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, except as specifically provided in Article 7 or Section 8.01 hereof, it is agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the State of Utah or, if under applicable law exclusive jurisdiction over such matter is vested in the federal courts, any court of the United States located in the State of Utah, this being in addition to any other remedy to which they are entitled at law or in equity.

8.13 Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other party, (b) waive any inaccuracies in the representations and warranties of the other party contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso in Section 8.04, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

8.14 Third-Party Beneficiaries. Except for the provisions of Section 5.07, this Agreement is not intended to confer upon any person other than the parties hereto any rights or remedies.

8.15 Submission to Jurisdiction. Each of the parties hereto irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any state court or United States District Court, in each case, in Salt Lake City, Utah, in any action or proceeding arising out of or relating to this Agreement or the Transactions contemplated hereby. Each of the parties hereto agrees that, subject to rights with respect to post-trial motions and rights of appeal or other avenues of review, a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any state court or United States District Court, in each case, in Salt Lake City, Utah. Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

8.16     Incorporation of Exhibits.     The Company Disclosure Schedule and
the Exhibits attached hereto and referred to herein are hereby incorporated herein and made a part thereof for all purposes as if fully set forth herein.

                             *     *     *     *     *

IN WITNESS WHEREOF, each of the parties has caused this Agreement and Plan of Merger to be executed on its behalf by its respective officer thereunto duly authorized, all as of the day and year first above written.
MITY ENTERPRISES, INC.


By:     /s/ Gregory L. Wilson
        --------------------------------
Name:   Gregory L. Wilson
Title:  Chairman of the Board of Directors


FP MERGER SUB, INC.


By:     /s/ Fraser Bullock
        --------------------------------
Name:   Fraser Bullock
Title:  President


MLE HOLDINGS, INC.


By:     /s/ Fraser Bullock
        --------------------------------
Name:   Fraser Bullock
Title:  President



                                   ANNEX B
                         FORM OF VOTING AGREEMENT

                             VOTING AGREEMENT

This VOTING AGREEMENT (this "Agreement") is made and entered into as of May 2, 2007 between MLE Holdings, Inc., a Delaware corporation ("Parent"), and FP Merger Sub, Inc., a Utah corporation and wholly-owned subsidiary of Parent ("Merger Sub"), on the one hand, and the undersigned shareholder ("Shareholder") of MITY Enterprises, Inc., a Utah corporation (the "Company"), on the other hand. Capitalized terms used and not otherwise defined herein shall have the respective meanings set forth in the Merger Agreement described below.

                            W I T N E S S E T H:

WHEREAS, pursuant to an Agreement and Plan of Merger, dated as of May 2, 2007, by and among Parent, Merger Sub, and the Company (the "Merger Agreement"), Parent has agreed to acquire the outstanding securities of the Company pursuant to a statutory merger of Merger Sub with and into the Company in which outstanding shares of capital stock of the Company will be converted into the right to receive the Merger Consideration;

WHEREAS, as a condition to the willingness of Parent and Merger Sub to enter into the Merger Agreement and as an inducement and in consideration therefor, Shareholder has agreed to enter into this Agreement; and

WHEREAS, Shareholder is the record or beneficial owner (within the meaning of Rule 13d-3 of the Exchange Act) of that number of shares of capital stock of the Company set forth on the signature page of this Agreement (the "Shares") (such Shares, together with any New Shares (as defined in Section 1.2 hereof), being referred to herein as the "Subject Shares").

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereby agree as follows:

1.   AGREEMENT TO RETAIN SUBJECT SHARES.

1.1.   Prior to the Expiration Date (as defined below), Shareholder shall not:
(a) transfer, assign, sell, gift-over, pledge or otherwise dispose of, or consent to any of the foregoing, any or all of the Subject Shares or any right or interest therein ("Transfer"); provided, however, such restrictions shall not be applicable to (i) a gift of the Subject Shares made to the Shareholder's spouse or issue, including adopted children, or to a trust for the exclusive benefit of the Shareholder or the Shareholder's spouse or issue, provided such transferee agrees to be bound by the terms of this Agreement or
(ii) a transfer of title to the Subject Shares effected pursuant to the Shareholder's will or the laws of intestate succession; (b) enter into any contract, option or other agreement, arrangement or understanding with respect to any Transfer; (c) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Subject Shares (other than the proxy contemplated in Section 3 hereof); or (d) deposit any of the Subject Shares into a voting trust, or enter into a voting agreement or arrangement with respect to any of the Subject Shares. As used herein, the term "Expiration Date" shall mean the earlier to occur of (x) the Effective Time or (y) termination of the Merger Agreement in accordance with the terms thereof.

1.2.   "NEW SHARES" means:

(a) any shares of capital stock or voting securities of the Company that Shareholder purchases or with respect to which Shareholder otherwise acquires beneficial ownership (whether through the exercise of any options, warrants or other rights to purchase shares of Common Shares or otherwise) after the date of this Agreement and prior to the Expiration Date; and

(b) any shares of capital stock or voting securities of the Company that Shareholder becomes the beneficial owner of as a result of any change in Common Shares by reason of a stock dividend, stock split, split-up, recapitalization, reorganization, business combination, consolidation, exchange of shares, or any similar transaction or other change in the capital structure of the Company affecting Common Shares.

2.   AGREEMENT TO VOTE SUBJECT SHARES AND TAKE CERTAIN OTHER ACTION.

2.1. Prior to the Expiration Date, at every meeting of the shareholders of the Company, however called, at which any of the following matters is considered or voted upon, and at every adjournment or postponement thereof, and on every action or approval by written consent of the shareholders of the Company with respect to any of the following matters, Shareholder shall vote or give written consent or, using Shareholder's best efforts, cause the holder of record to vote or give written consent with respect to the Subject Shares:

(a) in favor of adoption of the Merger Agreement and the transactions contemplated thereby;

(b) against approval of any proposal made in opposition to or competition with consummation of the Merger and the Merger Agreement;

(c) against any Acquisition Proposal from any party other than Parent or an Affiliate of Parent as contemplated by the Merger Agreement;

(d) against any proposal that is intended to, or is reasonably likely to, result in the conditions of Parent's or Merger Sub's obligations under the Merger Agreement not being fulfilled;

(e) against any amendment of the Company's articles of incorporation or bylaws that is not requested or expressly approved by Parent and

(f)   against any dissolution, liquidation or winding up of the Company.

2.2. Prior to the Expiration Date, Shareholder, as the holder of voting stock of the Company, shall be present, in person or by the proxy contemplated in SECTION 3 hereof, or, using Shareholder's best efforts attempt to cause the holder of record to be present, in person or by the proxy contemplated in
SECTION 3 hereof, at all meetings of shareholders of the Company at which any of the matters referred to in SECTION 2.1 hereof is to be voted upon so that all Subject Shares are counted for the purposes of determining the presence of a quorum at such meetings.

2.3. Between the date of this Agreement and the Expiration Date, Shareholder will not, and will not permit any entity under Shareholder's control (it being understood that the Company and its subsidiaries are not under the control of Shareholder for purposes of this Agreement) to, (a) solicit proxies or become a "participant" in a "solicitation" (as such terms are defined in Rule 14A under the Exchange Act) with respect to an Opposing Proposal (as defined below), (b) initiate a shareholders' vote with respect to an Opposing Proposal or (c) become a member of a "group" (as such term is used in Section 13(d) of the Exchange Act) with respect to any voting securities of the Company with respect to an Opposing Proposal. For purposes of this Agreement, the term "OPPOSING PROPOSAL" means any of the actions or proposals described in clauses
(b) through (f) of SECTION 2.1 hereof, along with any proposal or action which would, or could reasonably be expected to, impede, frustrate, prevent, prohibit or discourage any of the transactions contemplated by the Merger Agreement.

2.4. Notwithstanding anything in this Agreement to the contrary, Shareholder shall not be limited or restricted in any way from (a) acting in Shareholder's capacity as a director or officer of the Company, to the extent applicable, it being understood that this Agreement shall apply to Shareholder solely in Shareholder's capacity as a shareholder of the Company and that Shareholder makes no agreement or understanding herein in his capacity as a director or officer of the Company or (b) voting in Shareholder's sole discretion on any matter other than the matters referred to in SECTION 2.1 hereof.

3.   GRANT OF IRREVOCABLE PROXY COUPLED WITH AN INTEREST.

3.1. Solely in the event of a failure by Shareholder to act in accordance with his obligations as to voting or executing a written consent pursuant to
SECTION 2.1 of this Agreement, Shareholder hereby revokes any and all other proxies or powers of attorney in respect of any Subject Shares and agrees that during the period commencing on the date hereof and ending on the Expiration Date, Shareholder hereby irrevocably appoints Parent, Merger Sub or any individual designated by Parent or Merger Sub as Shareholder's agent, attorney-in-fact and proxy (with full power of substitution), for and in the name, place and stead of Shareholder, to vote (or cause to be voted) the Subject Shares held beneficially or of record by Shareholder, in the manner set forth in SECTION 2.1 hereof, at any meeting of the shareholders of the Company, however called, or in connection with any written consent of the shareholders of the Company.

3.2. Shareholder hereby affirms that the proxy set forth in this SECTION 3 is irrevocable, is coupled with an interest, and is granted in consideration of Parent and Merger Sub entering into the Merger Agreement.

3.3. The vote of the proxyholder shall control in any conflict between the vote by the proxyholder of Shareholder's Subject Shares and a vote by Shareholder of his Subject Shares.

4. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER. Shareholder hereby represents, warrants and covenants to Parent as follows:

4.1. As of the date hereof (a) Shareholder is the record or beneficial owner of the Shares; (b) the Shares set forth on the signature page hereto constitute Shareholder's entire interest in the outstanding capital stock and voting securities of the Company; (c) the Shares are, and the Shares along with any New Shares will be, at all times up until the Expiration Date, free and clear of any liens, claims, options, charges, security interests, proxies (other than the proxy contemplated in SECTION 3 hereof), voting trusts, agreements, rights, understandings or arrangements with third parties regarding the exercise of any rights of a shareholder in respect of the Subject Shares or other encumbrances; (d) Shareholder has voting power and the power of disposition with respect to all of the Shares outstanding on the date hereof, and will have voting power and power of disposition with respect to all of the Subject Shares acquired by such Shareholder after the date hereof; and (e) Shareholder's principal residence or place of business is accurately set forth on the signature page hereto.

4.2. Shareholder has full power and legal capacity to execute and deliver this Agreement and to comply with and perform Shareholder's obligations hereunder. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes the valid and binding obligation of Shareholder, enforceable against Shareholder in accordance with its terms. The execution and delivery of this Agreement by Shareholder does not, and the performance of Shareholder's obligations hereunder will not, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any right to terminate, amend, accelerate or cancel any right or obligation under, or result in the creation of any lien or encumbrance on any Subject Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Shareholder is a party or by which Shareholder or the Subject Shares are or will be bound or affected.

5. TERMINATION. This Agreement and all obligations of Shareholder hereunder shall terminate and shall have no further force or effect as of the Expiration Date.

6. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, this Agreement shall automatically be deemed to be modified so as to effect the original intent of the parties as closely as possible in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent legally permissible.

7. BINDING EFFECT AND ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any party without the prior written consent of the other party; PROVIDED, HOWEVER, Parent may, in its sole discretion, assign its rights and obligations hereunder to any direct or indirect wholly-owned subsidiary of Parent. Any assignment in violation of the preceding sentence shall be void. Subject to the two preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

8. AMENDMENT AND MODIFICATION. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

9. SPECIFIC PERFORMANCE; INJUNCTIVE RELIEF. The parties hereto acknowledge that Parent will be irreparably harmed for a violation of any of the covenants or agreements of Shareholder set forth herein. Therefore, it is agreed that, in addition to any other remedies that may be available to Parent upon any such violation, Parent shall have the right to enforce such covenants and agreements by specific performance, injunctive relief or by any other means available to Parent at law or in equity.

10. NOTICES. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, via facsimile (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):


If to Shareholder, at the address set forth below Shareholder's signature at the end hereof, with a copy (which shall not constitute notice) to:

           Dorsey & Whitney LLP
           170 South Main Street, Suite 900
           Salt Lake City, Utah  84101
           Facsimile: (801) 933-7373
           Attention:  Nolan S. Taylor
                       Samuel P. Gardiner

if to Parent or Merger Sub, to:

           c/o Sorenson Capital Partners, L.P.
           3098 W. Executive Parkway Suite 200
           Lehi, UT  84043
           Facsimile: (801) 407-8400
           Attention:  Fraser Bullock
                       Curtis Toone

with a copy (which shall not constitute notice) to:

           Kirkland & Ellis LLP
           555 California Street, 27th Floor
           San Francisco, CA  94104
           Facsimile: (415) 439-1500
           Attention:  Jeffrey C. Hammes, P.C.
                       Jeffrey B. Golden

or to such other address as any party hereto may designate for itself by notice given as herein provided.

11. EXPENSES. Whether or not the Merger is consummated, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such expense. Neither Parent nor Merger Sub will object if the Company reimburses up to $5,000 of Shareholder's legal fees and expenses incurred in connection with this Agreement.

12. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

13. NO WAIVER. The failure of any party hereto to exercise any right, power or remedy provided under this Agreement or otherwise available in respect hereof at law or in equity, or to insist upon compliance by any other party hereto with its obligations hereunder, and any custom or practice of the parties at variance with the terms hereof, shall not constitute a waiver by such party of its right to exercise any such or other right, power or remedy or to demand such compliance.

14. ENTIRE AGREEMENT; NO THIRD-PARTY BENEFICIARIES. This Agreement (a) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) is not intended to confer upon any Person other than the parties any rights or remedies.

15. NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares. Except as provided in this Agreement, all rights, ownership and economic benefits relating to the Subject Shares shall remain vested in and belong to Shareholder.

16. COUNTERPART. This Agreement may be executed by facsimile signature and in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

17. EFFECT OF HEADINGS. The section headings herein are for convenience only and shall not affect the construction or interpretation of this Agreement.


                        [Signature page follows.]



   IN WITNESS WHEREOF, the parties have caused this Voting Agreement to be executed and delivered as of the date first above written.

                                         MLE HOLDINGS, INC.



                                         By:
                                         Its:


                                         FP MERGER SUB, INC.



                                         By:
                                         Its:


                                         SHAREHOLDER

                     Signature:
                     Printed Name:
                     Street Address:
                     City, State and Zip:
                     Facsimile Number:


Subject Shares owned on the date hereof:

             shares of Common Shares

             shares of Common Shares issuable upon the exercise of outstanding options, warrants or other rights.



                                   ANNEX C
                              FAIRNESS OPINION

[D.A. DAVIDSON & CO. LOGO OMITTED]


May 2, 2007


Board of Directors
MITY Enterprises
1301 West 400 North
Orem, UT 84057

Members of the Board:

You have requested our opinion as to the fairness, from a financial point of view, to the shareholders (the "Shareholders") of MITY Enterprises, Inc. (the "Company") common stock (the "Common Stock") of the Consideration (as defined below) to be received by the Shareholders pursuant to an Agreement and Plan of Merger (the "Agreement") to be entered into by and among MITY Enterprises (the "Company"), Parent Company ("Parent"), and Merger Sub ("Merger Sub"), a wholly owned subsidiary of Parent.

Under the terms of the Agreement, Sorenson Capital, L.P. ("Sorenson") intends to acquire the Company through a merger involving Parent, Merger Sub and the Company (the "Merger"). Following the Merger, the separate corporate existence of Merger Sub shall cease, and the Company shall continue as the
surviving corporation as a wholly owned subsidiary of Parent.   Under the
terms of the Agreement, the per share cash consideration (the "Consideration") to Shareholders is $21.50 per share. As a result of the Merger, the Shareholders and option holders of the Company's Common Stock will receive an aggregate amount of approximately $75.4 million. In addition, the Company's interest-bearing debt at the time of closing, which is anticipated to be approximately $6.7 million, will be assumed as a result of the Merger.

In arriving at our opinion, we reviewed:

   (i) a draft of the Merger Agreement dated May 1, 2007, and certain related agreements;

   (ii) the letter of intent dated February 12, 2007 from Sorenson to the Company;

   (iii) certain financial statements and other historical financial and business information about the Company made available to us from published sources and/or from the internal records of the Company;

   (iv) certain internal financial analyses and forecasts of the Company prepared by and/or discussed with management of the Company regarding the Company's business, financial condition, liquidation scenarios, results of operations and prospects;

   (v) the publicly reported historical prices and trading activity for the Company's common stock, including a comparison of certain financial and stock market information for the Company with similar publicly available information for certain other companies in the same industry, the securities of which are publicly traded;

   (vi) the financial terms of certain other similar transactions recently effected, to the extent publicly available;

   (vii) the current market environment generally and the environment for the institutional multipurpose furniture and healthcare seating markets in particular;

(viii)   the marketing process completed by the Company and D.A. Davidson;
(ix) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant.

In addition, we have had discussions with the management and other representatives and advisors of the Company concerning the business, financial condition, results of operations and prospects of the Company, as well as discussions with Sorenson concerning the financial structure of the Merger.

In arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished any such evaluation or appraisal. In addition, we have not assumed any obligation to conduct, nor have we conducted any physical inspection of the properties or facilities of the Company. With respect to financial projections, we have assumed that they have been reasonably prepared on bases reflecting the best currently available estimates and judgments of management of the Company as to the future financial performance of the Company, and, for purposes of this opinion, we have assumed that the results contemplated in the projections will be realized.

We have also assumed in all respects material to our analysis that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to such agreements will perform all of the covenants required to be performed by such party under such agreements, that the conditions precedent in the Agreement are not waived. In addition, we have assumed that in the course of obtaining necessary regulatory or other consents or approvals (contractual or otherwise) for the Merger, no restrictions, including any divestiture requirements or amendment or modifications, will be imposed that will have a material adverse affect on the contemplated benefits of the Merger. We have also assumed that the Merger and the other transactions contemplated by the Agreement will be consummated as described in the Agreement, and that the definitive Agreement will not differ in any material respects from the draft thereof furnished to us.

We express no view as to, and our opinion does not address, the relative merits of the Merger as compared to any alternative business strategies that might exist for the Company or the effect of any other transaction in which the Company might engage.

Our opinion is necessarily based upon information available to us and economic, market, financial and other conditions as they exist and can be evaluated on the date of this letter. As a result, this opinion speaks only as of the date hereof, and you have not asked us to address the effect of any subsequent changes in such conditions on our opinion.

We will receive a fee for our services in connection with rendering this opinion, a portion of which is contingent upon the consummation of the Merger.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Merger and is not intended to be and does not constitute a recommendation of the Merger to the Company or the Shareholders, nor does it constitute a recommendation to any Shareholder as to how such Shareholder should vote on any matter relating to the Merger. In addition, you have not asked us to address, and this opinion does not address, the fairness to, or any other consideration of, the holders of any class of securities, creditors or other constituencies of the Company, other than the Shareholders. This letter is not to be quoted or referred to, in whole or in part, in any statement or document, nor shall this letter be used for any other purposes, without our prior written consent.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the proposed Consideration to be received by the Shareholders in the Agreement is fair, from a financial point of view, to such holders.



Very truly yours,
/s/ D.A. Davidson & Co.

D.A. Davidson & Co.


                                   ANNEX D
                         DISSENTERS' RIGHTS STATUTE


                           TITLE 16.  CORPORATIONS

              CHAPTER 10a.  REVISED BUSINESS CORPORATION ACT

                         PART 13.  DISSENTERS' RIGHTS

                  Utah Code Ann. Section  16-10a-1301  (2006)

16-10a-1301.   DEFINITIONS.

     For purposes of Part 13:

     (1) "Beneficial shareholder" means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

     (2) "Corporation" means the issuer of the shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

     (3) "Dissenter" means a shareholder who is entitled to dissent from corporate action under Section 16-10a-1302 and who exercises that right when and in the manner required by Sections 16-10a-1320 through 16-10a-1328.

     (4) "Fair value" with respect to a dissenter's shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

     (5) "Interest" means interest from the effective date of the corporate action until the date of payment, at the statutory rate set forth in Section 15-1-1, compounded annually.

     (6) "Record shareholder" means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares that are registered in the name of a nominee to the extent the beneficial owner is recognized by the corporation as the shareholder as provided in
Section 16-10a-723.

     (7) "Shareholder" means the record shareholder or the beneficial shareholder.


16-10a-1302.   RIGHT TO DISSENT.

     (1) A shareholder, whether or not entitled to vote, is entitled to dissent from, and obtain payment of the fair value of shares held by him in the event of, any of the following corporate actions:

     (a) consummation of a plan of merger to which the corporation is a party if:

        (i) shareholder approval is required for the merger by Section 16-10a-1103 or the articles of incorporation; or

        (ii) the corporation is a subsidiary that is merged with its parent under Section 16-10a-1104 ;

     (b) consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired;

     (c) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of the corporation for which a shareholder vote is required under Subsection 16-10a-1202 (1), but not including a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale; and

     (d) consummation of a sale, lease, exchange, or other disposition of all, or substantially all, of the property of an entity controlled by the corporation if the shareholders of the corporation were entitled to vote upon the consent of the corporation to the disposition pursuant to Subsection 16-10a-1202 (2).

     (2) A shareholder is entitled to dissent and obtain payment of the fair value of his shares in the event of any other corporate action to the extent the articles of incorporation, bylaws, or a resolution of the board of directors so provides.

     (3) Notwithstanding the other provisions of this part, except to the extent otherwise provided in the articles of incorporation, bylaws, or a resolution of the board of directors, and subject to the limitations set forth in Subsection (4), a shareholder is not entitled to dissent and obtain payment under Subsection (1) of the fair value of the shares of any class or series of shares which either were listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or were held of record by more than 2,000 shareholders, at the time of:

     (a) the record date fixed under Section 16-10a-707 to determine the shareholders entitled to receive notice of the shareholders' meeting at which the corporate action is submitted to a vote;

     (b) the record date fixed under Section 16-10a-704 to determine shareholders entitled to sign writings consenting to the proposed corporate action; or

     (c) the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     (4) The limitation set forth in Subsection (3) does not apply if the shareholder will receive for his shares, pursuant to the corporate action, anything except:

     (a) shares of the corporation surviving the consummation of the plan of merger or share exchange;

     (b) shares of a corporation which at the effective date of the plan of merger or share exchange either will be listed on a national securities exchange registered under the federal Securities Exchange Act of 1934, as amended, or on the National Market System of the National Association of Securities Dealers Automated Quotation System, or will be held of record by more than 2,000 shareholders;

     (c) cash in lieu of fractional shares; or

     (d) any combination of the shares described in Subsection (4), or cash in lieu of fractional shares.

     (5) A shareholder entitled to dissent and obtain payment for his shares under this part may not challenge the corporate action creating the entitlement unless the action is unlawful or fraudulent with respect to him or to the corporation.

16-10a-1303.   DISSENT BY NOMINEES AND BENEFICIAL OWNERS.

     (1) A record shareholder may assert dissenters' rights as to fewer than all the shares registered in his name only if the shareholder dissents with respect to all shares beneficially owned by any one person and causes the corporation to receive written notice which states the dissent and the name and address of each person on whose behalf dissenters' rights are being asserted. The rights of a partial dissenter under this subsection are determined as if the shares as to which the shareholder dissents and the other shares held of record by him were registered in the names of different shareholders.

     (2) A beneficial shareholder may assert dissenters' rights as to shares held on his behalf only if:

     (a) the beneficial shareholder causes the corporation to receive the record shareholder's written consent to the dissent not later than the time the beneficial shareholder asserts dissenters' rights; and

     (b) the beneficial shareholder dissents with respect to all shares of which he is the beneficial shareholder.

     (3) The corporation may require that, when a record shareholder dissents with respect to the shares held by any one or more beneficial shareholders, each beneficial shareholder must certify to the corporation that both he and the record shareholders of all shares owned beneficially by him have asserted, or will timely assert, dissenters' rights as to all the shares unlimited on the ability to exercise dissenters' rights. The certification requirement must be stated in the dissenters' notice given pursuant to Section 16-10a-1322.

16-10a-1320.   NOTICE OF DISSENTERS' RIGHTS.

     (1) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, the meeting notice must be sent to all shareholders of the corporation as of the applicable record date, whether or not they are entitled to vote at the meeting. The notice shall state that shareholders are or may be entitled to assert dissenters' rights under this part. The notice must be accompanied by a copy of this part and the materials, if any, that under this chapter are required to be given the shareholders entitled to vote on the proposed action at the meeting. Failure to give notice as required by this subsection does not affect any action taken at the shareholders' meeting for which the notice was to have been given.

     (2) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, any written or oral solicitation of a shareholder to execute a written consent to the action contemplated by Section 16-10a-704 must be accompanied or preceded by a written notice stating that shareholders are or may be entitled to assert dissenters' rights under this part, by a copy of this part, and by the materials, if any, that under this chapter would have been required to be given to shareholders entitled to vote on the proposed action if the proposed action were submitted to a vote at a shareholders' meeting. Failure to give written notice as provided by this subsection does not affect any action taken pursuant to Section 16-10a-704 for which the notice was to have been given.

16-10a-1321 DEMAND FOR PAYMENT-ELIGIBILITY AND NOTICE OF INTENT.

     (1) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is submitted to a vote at a shareholders' meeting, a shareholder who wishes to assert dissenters' rights:

     (a) must cause the corporation to receive, before the vote is taken, written notice of his intent to demand payment for shares if the proposed action is effectuated; and

     (b) may not vote any of his shares in favor of the proposed action.

     (2) If a proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized without a meeting of shareholders pursuant to Section 16-10a-704, a shareholder who wishes to assert dissenters' rights may not execute a writing consenting to the proposed corporate action.

     (3) In order to be entitled to payment for shares under this part, unless otherwise provided in the articles of incorporation, bylaws, or a resolution adopted by the board of directors, a shareholder must have been a shareholder with respect to the shares for which payment is demanded as of the date the proposed corporate action creating dissenters' rights under Section 16-10a-1302 is approved by the shareholders, if shareholder approval is required, or as of the effective date of the corporate action if the corporate action is authorized other than by a vote of shareholders.

     (4) A shareholder who does not satisfy the requirements of Subsections
(1) through (3) is not entitled to payment for shares under this part.

16-10a-1322.   DISSENTERS' NOTICE.

     (1) If proposed corporate action creating dissenters' rights under
Section 16-10a-1302 is authorized, the corporation shall give a written dissenters' notice to all shareholders who are entitled to demand payment for their shares under this part.

     (2) The dissenters' notice required by Subsection (1) must be sent no later than ten days after the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302, and shall:

     (a) state that the corporate action was authorized and the effective date or proposed effective date of the corporate action;

     (b) state an address at which the corporation will receive payment demands and an address at which certificates for certificated shares must be deposited;

     (c) inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

     (d) supply a form for demanding payment, which form requests a dissenter to state an address to which payment is to be made;

     (e) set a date by which the corporation must receive the payment demand and by which certificates for certificated shares must be deposited at the address indicated in the dissenters' notice, which dates may not be fewer than 30 nor more than 70 days after the date the dissenters' notice required by Subsection (1) is given;

     (f) state the requirement contemplated by Subsection 16-10a-1303 (3), if the requirement is imposed; and

     (g) be accompanied by a copy of this part.

16-10a-1323.   PROCEDURE TO DEMAND PAYMENT.

     (1) A shareholder who is given a dissenters' notice described in Section 16-10a-1322, who meets the requirements of Section 16-10a-1321, and wishes to assert dissenters' rights must, in accordance with the terms of the dissenters' notice:

     (a) cause the corporation to receive a payment demand, which may be the payment demand form contemplated in Subsection 16-10a-1322 (2)(d), duly completed, or may be stated in another writing;

     (b) deposit certificates for his certificated shares in accordance with the terms of the dissenters' notice; and

     (c) if required by the corporation in the dissenters' notice described in
Section 16-10a-1322, as contemplated by Section 16-10a-1327, certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302.

     (2) A shareholder who demands payment in accordance with Subsection (1) retains all rights of a shareholder except the right to transfer the shares until the effective date of the proposed corporate action giving rise to the exercise of dissenters' rights and has only the right to receive payment for the shares after the effective date of the corporate action.

     (3) A shareholder who does not demand payment and deposit share certificates as required, by the date or dates set in the dissenters' notice, is not entitled to payment for shares under this part.

16-10a-1324.   UNCERTIFICATED SHARES.

     (1) Upon receipt of a demand for payment under Section 16-10a-1323 from a shareholder holding uncertificated shares, and in lieu of the deposit of certificates representing the shares, the corporation may restrict the transfer of the shares until the proposed corporate action is taken or the restrictions are released under Section 16-10a-1326.

     (2) In all other respects, the provisions of Section 16-10a-1323 apply to shareholders who own uncertificated shares.

16-10a-1325.   PAYMENT.

     (1) Except as provided in Section 16-10a-1327, upon the later of the effective date of the corporate action creating dissenters' rights under
Section 16-10a-1302, and receipt by the corporation of each payment demand pursuant to Section 16-10a-1323, the corporation shall pay the amount the corporation estimates to be the fair value of the dissenter's shares, plus interest to each dissenter who has complied with Section 16-10a-1323, and who meets the requirements of Section 16-10a-1321, and who has not yet received payment.

     (2) Each payment made pursuant to Subsection (1) must be accompanied by:

     (a) (i) (A) the corporation's balance sheet as of the end of its most recent fiscal year, or if not available, a fiscal year ending not more than 16 months before the date of payment;

             (B) an income statement for that year;

             (C) a statement of changes in shareholders' equity for that year and a statement of cash flow for that year, if the corporation customarily provides such statements to shareholders; and

             (D) the latest available interim financial statements, if any;

         (ii) the balance sheet and statements referred to in Subsection (i) must be audited if the corporation customarily provides audited financial statements to shareholders;

     (b) a statement of the corporation's estimate of the fair value of the shares and the amount of interest payable with respect to the shares;

     (c) a statement of the dissenter's right to demand payment under Section 16-10a-1328 ; and

     (d) a copy of this part.

16-10a-1326.   FAILURE TO TAKE ACTION.

     (1) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 does not occur within 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, the corporation shall return all deposited certificates and release the transfer restrictions imposed on uncertificated shares, and all shareholders who submitted a demand for payment pursuant to Section 16-10a-1323 shall thereafter have all rights of a shareholder as if no demand for payment had been made.

     (2) If the effective date of the corporate action creating dissenters' rights under Section 16-10a-1302 occurs more than 60 days after the date set by the corporation as the date by which the corporation must receive payment demands as provided in Section 16-10a-1322, then the corporation shall send a new dissenters' notice, as provided in Section 16-10a-1322, and the provisions of Sections 16-10a-1323 through 16-10a-1328 shall again be applicable.

16-10a-1327.   SPECIAL PROVISIONS RELATING TO SHARES ACQUIRED AFTER
ANNOUNCEMENT OF PROPOSED CORPORATE ACTION.

     (1) A corporation may, with the dissenters' notice given pursuant to
Section 16-10a-1322, state the date of the first announcement to news media or to shareholders of the terms of the proposed corporate action creating dissenters' rights under Section 16-10a-1302 and state that a shareholder who asserts dissenters' rights must certify in writing, in or with the payment demand, whether or not he or the person on whose behalf he asserts dissenters' rights acquired beneficial ownership of the shares before that date. With respect to any dissenter who does not certify in writing, in or with the payment demand that he or the person on whose behalf the dissenters' rights are being asserted, acquired beneficial ownership of the shares before that date, the corporation may, in lieu of making the payment provided in Section 16-10a-1325, offer to make payment if the dissenter agrees to accept it in full satisfaction of his demand.

     (2) An offer to make payment under Subsection (1) shall include or be accompanied by the information required by Subsection 16-10a-1325 (2).


16-10a-1328 PROCEDURE FOR SHAREHOLDER DISSATISFIED WITH PAYMENT OR OFFER.

     (1) A dissenter who has not accepted an offer made by a corporation under
Section 16-10a-1327 may notify the corporation in writing of his own estimate of the fair value of his shares and demand payment of the estimated amount, plus interest, less any payment made under Section 16-10a-1325, if:

     (a) the dissenter believes that the amount paid under Section 16-10a-1325 or offered under Section 16-10a-1327 is less than the fair value of the shares;

     (b) the corporation fails to make payment under Section 16-10a-1325 within 60 days after the date set by the corporation as the date by which it must receive the payment demand; or

     (c) the corporation, having failed to take the proposed corporate action creating dissenters' rights, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares as required by Section 16-10a-1326.

     (2) A dissenter waives the right to demand payment under this section unless he causes the corporation to receive the notice required by Subsection
(1) within 30 days after the corporation made or offered payment for his shares.

16-10a-1330.   JUDICIAL APPRAISAL OF SHARES-COURT ACTRION

     (1) If a demand for payment under Section 16-10a-1328 remains unresolved, the corporation shall commence a proceeding within 60 days after receiving the payment demand contemplated by Section 16-10a-1328, and petition the court to determine the fair value of the shares and the amount of interest. If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unresolved the amount demanded.

     (2) The corporation shall commence the proceeding described in Subsection
(1) in the district court of the county in this state where the corporation's principal office, or if it has no principal office in this state, the county where its registered office is located. If the corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with, or whose shares were acquired by, the foreign corporation was located.

     (3) The corporation shall make all dissenters who have satisfied the requirements of Sections 16-10a-1321, 16-10a-1323, and 16-10a-1328, whether or not they are residents of this state whose demands remain unresolved, parties to the proceeding commenced under Subsection (2) as an action against their shares. All such dissenters who are named as parties must be served with a copy of the petition. Service on each dissenter may be by registered or certified mail to the address stated in his payment demand made pursuant to
Section 16-10a-1328. If no address is stated in the payment demand, service may be made at the address stated in the payment demand given pursuant to
Section 16-10a-1323. If no address is stated in the payment demand, service may be made at the address shown on the corporation's current record of shareholders for the record shareholder holding the dissenter's shares. Service may also be made otherwise as provided by law.

     (4) The jurisdiction of the court in which the proceeding is commenced under Subsection (2) is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value. The appraisers have the powers described in the order appointing them, or in any amendment to it. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

     (5) Each dissenter made a party to the proceeding commenced under Subsection (2) is entitled to judgment:

     (a) for the amount, if any, by which the court finds that the fair value of his shares, plus interest, exceeds the amount paid by the corporation pursuant to Section 16-10a-1325 ; or

     (b) for the fair value, plus interest, of the dissenter's after-acquired shares for which the corporation elected to withhold payment under Section 16-10a-1327.

16-10a-1331 COURT COSTS AND COUNSEL FEES.

     (1) The court in an appraisal proceeding commenced under Section 16-10a-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court. The court shall assess the costs against the corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds that the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under
Section 16-10a-1328.

     (2) The court may also assess the fees and expenses of counsel and experts for the respective parties, in amounts the court finds equitable:

     (a) against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Sections 16-10a-1320 through 16-10a-1328 ; or

     (b) against either the corporation or one or more dissenters, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this part.

     (3) If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

Enacted by Chapter 277, 1992 General Session



                                   FORM OF PROXY:


                               MITY ENTERPRISES, INC.

                    PROXY FOR SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF MITY ENTERPRISES, INC. FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [ ], 2007.

The undersigned common shareholder of MITY Enterprises, Inc., a Utah corporation, hereby acknowledges receipt of the Notice of Special Meeting of Shareholders, to be held on [ ], 2007, [__:__ _.m.] local time at MITY's headquarters, 1301 West 400 North, Orem, Utah, and hereby appoints Bradley T Nielson and Gregory D. Dye, or either of them, each with the full power of substitution, as proxies to act and to vote, as designated herein, at said Special Meeting of Shareholders and at all adjournments thereof, all shares of common stock which the undersigned would be entitled to vote on the matters set forth below, if personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment(s) thereof.

A.  Issues - The Board of Directors recommends a vote FOR Proposals 1 & 2.

1. The approval and adoption of the merger (the "Merger") pursuant to the Agreement and Plan of Merger, dated as of May 2, 2007 (the "Merger Agreement") pursuant to which FP Merger Sub, Inc. will be merged with and into MITY, with MITY surviving as a wholly owned subsidiary of MLE Holdings, Inc.

FOR                AGAINST                 ABSTAIN
[    ]             [    ]                  [    ]

2. An adjournment or postponement of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve and adopt the Merger and the Merger Agreement, if proposed by the Board of Directors.

FOR                AGAINST                 ABSTAIN
[    ]             [    ]                  [    ]

B. AUTHORIZED SIGNATURES - SIGN HERE - This section must be completed for your instructions to be executed.

(This proxy should be marked, dated, signed by each shareholder exactly as such shareholder's name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign. If a corporation, please sign in full corporation name by the President or by an authorized corporate officer. If a partnership, please sign in partnership name by an authorized person).

Signature 1 - Please keep signature within the box

[                                                          ]

Signature 2 - Please keep signature within the box

[                                                          ]

Date (mm/dd/yyyy)

[                      ]